As filed with the Securities and Exchange Commission on October 4, 1996.

                                           Registration No. 333-12269

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                              Amendment No. 1
                                   to
                                FORM SB-2
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933


                            TGC INDUSTRIES, INC.
           (Exact name of Registrant as specified in its charter)


        Texas                             1382                 74-2095844
(State or other jurisdiction  (Primary Standard Industrial   Identification
of incorporation organization) Industrial Classification         Number
                                     Code Number)



          1304 Summit, Suite 2, Plano, Texas  75074 (972) 881-1099
       (Address and telephone number of principal executive offices)

                 1304 Summit, Suite 2, Plano, Texas  75074
                 (Address of principal place of business or
                    intended principal place of business)

                             RICE M. TILLEY, JR.
                           Law, Snakard & Gambill
                             3200 Bank One Tower
                          Fort Worth, Texas  76102
                               (817) 878-6350
           (Name, address and telephone number of agent for service)

                                 Copies to:
                             VERNON E. REW, JR.
                           Law, Snakard & Gambill
                             3200 Bank One Tower
                          Fort Worth, Texas  76102

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

The Exhibit Index is located at Page 80 of the sequentially numbered pages of the manually signed registration statement.

                       CALCULATION OF REGISTRATION FEE

Title of Each Class   Maximum Amount   Proposed Maximum   Proposed Maximum      Amount of
of Securities to be  to be Registered   Offering Price   Aggregate Offering  Registration Fee
    Registered                            Per Share            Price

Warrant (1)               737,174            (1)                 (1)               (2)

Common Stock, $.10
par value (3)             737,174        $ .375 (4) (a)       $276,440.25        $  95.32
                          150,000        $ .80  (4) (b)       $120,000.00        $  41.38
Series C 8%
Convertible
Exchangeable
Preferred Stock (5)     1,150,350            (5)                 (5)               (5)

Common Stock, $.10
par value (6)           7,669,000          $ .75             $  5,751,750       $1,983.36

Common Stock, $.10
par value (7)             900,506         $1.00 (8)          $  900,506 (8)     $  310.52

                                                                      Page ii
(1) This Registration Statement relates to a total of 737,174 Warrants to be offered for sale by certain selling security holders. These
     Warrants were issued as a component of equity units issued by the Company in a private placement that closed in September, 1995. Each Warrant is exercisable to purchase one share of Common Stock at $.375 per share. A market currently does not exist for any of the Warrants.

(2) No registration fee is due for the Warrants under Rule 457(g) because this Registration Statement also relates to the Common Stock underlying the Warrants.

(3) This Registration Statement relates to the 887,174 shares of Common Stock issuable upon the exercise of all of the following outstanding Warrants of the Company: (1) 737,174 Warrants, which are exercisable to purchase one share of Common Stock at $.375 per share, issued as a component of equity units issued by the Company in the private placement that closed in September, 1995 and (2) 150,000 Warrants, which are exercisable to purchase one share of Common Stock at $.80 per share, issued, together with notes, to certain officers and directors of the Company in connection with loans to the Company.

(4) (a) These shares are issuable upon the exercise of Warrants at $.375 per share.

     (b) These shares are issuable upon the exercise of Warrants at $.80 per share.

(5) These shares of Preferred Stock were issued by the Company in a private placement that closed in July, 1996. This Registration Statement relates to the shares of Preferred Stock to be offered for sale by certain selling security holders. No market currently exists for the Preferred Stock. A registration fee is not due for the Preferred Stock because this Registration Statement also relates to the Common Stock underlying the Preferred Stock.

(6) The Preferred Stock is convertible into shares of Common Stock at the following conversion rates (subject to adjustment): (1) prior to the

                                                                  Page iii
     close of business on July 1, 1998 at the conversion price per share of Common Stock of Seventy-Five Cents ($0.75); (2) after July 1, 1998 and prior to the close of business on July 1, 1999 at the conversion price per share of Common Stock of One Dollar and Twenty-Five Cents ($1.25); and (3) thereafter, at the conversion price per share of Common Stock of Two Dollars ($2.00). This Registration Statement relates to the 7,669,000 shares of Common Stock issuable upon the conversion of the Preferred Stock, assuming full conversion at the initial conversion price.

(7) This Registration Statement relates to the Common Stock to be offered for sale by certain selling security holders. 757,174 of these shares relate to shares previously issued as a component of equity units issued by the Company in a private placement that closed in September, 1995 and shares issued by the Company upon the exercise by a holder of warrants issued in that private placement. 131,332 of these shares relate to shares previously issued by the Company upon the exercise of certain options granted by the Company to certain officers and directors and 12,000 of these shares relate to shares issued in lieu of a sales bonus to a former employee of Chase Packaging Corporation, formerly a wholly-owned subsidiary of the Company.

(8) Estimated solely for calculating the registration fee under Rule 457(c). The average high and low prices as reported on the consolidating reporting system as of September 9, 1996, was $1.00.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS


                                                                  Page iv
                            TGC INDUSTRIES, INC.
             737,174 Warrants, 1,150,350 Shares of Series C 8%
                 Convertible Exchangeable Preferred Stock,
            and 9,456,680 Shares of Common Stock, $.10 par value

This Prospectus relates to the offer for sale by certain selling security holders of 737,174 Warrants and 1,150,350 shares of Series C 8% Convertible Exchangeable Preferred Stock (referred to herein as "Preferred Stock") of
TGC Industries, Inc. (referred to herein as "TGC" or "the Company"), a
Texas corporation. The Company will not receive any proceeds from the sale of the Warrants or Preferred Stock. The 737,174 Warrants to which this Prospectus relates were issued in a private placement of the Company that closed in September, 1995. Each such Warrant is exercisable for the purchase of one share of Common Stock for a period of three years at $.375 per share of Common Stock. The 1,150,350 shares of Preferred Stock of TGC to which this Prospectus relates were issued at $5.00 per share in a private placement of TGC that closed in July, 1996 and are convertible into shares of Common Stock at the following conversion rates: (1) prior to the close of business on July 1, 1998 at the conversion price per share of Common Stock of $.75 cents; (2) after July 1, 1998, and prior to the close of business on July 1, 1999, at the conversion price per share of Common Stock of $1.25 per share; and (3) thereafter, at the conversion price per share of Common Stock of $2.00. This Prospectus also relates to the offer for sale by selling security holders of 887,174 shares of Common Stock, $0.10 par value, of TGC issuable upon the exercise of the following Warrants:
(1) the 737,174 warrants referred to above and (2) 150,000 Warrants issued, together with notes, to certain officers and directors of the Company in connection with loans to the Company and are exercisable for the purchase price of one share of Common Stock at $.80 per share. This Prospectus also relates to the offer for sale by selling security holders of 7,669,000 shares of Common Stock, $.10 par value, of TGC issuable upon the conversion of the Preferred Stock. In addition, this Prospectus relates to the offer for sale by certain selling security holders of 747,174 shares of Common Stock issued in the private placement of the Company that closed in September, 1995 and the offer for sale by a certain selling security holder of 10,000 shares obtained by exercising warrants issued in the 1995 private placement. Furthermore, this Prospectus relates to 131,332 shares of Common Stock obtained through exercising certain options granted by the

                                                                  Page v
Company to certain officers and directors, and the offer for sale by a former employee of Chase Packaging Corporation ("Chase"), formerly a wholly-owned subsidiary of TGC, of 12,000 shares of Common Stock of TGC received in lieu of a bonus for past services rendered.

PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER
"RISK FACTORS" (PAGES 6 THROUGH 13).

No market currently exists for the Warrants or Preferred Stock. The Company anticipates that the Warrants and Preferred Stock will be listed on the NASDAQ SmallCap Market; however, no assurance can be given that such listing will be effected or that a market will develop. The Common Stock is traded on the NASDAQ SmallCap Market under the symbol "TGCI." On September 9, 1996, the average of the high and low prices reported in the consolidated reporting system for the Common Stock was $1.00. The Company has been advised that sales by the Selling Security Holders of Warrants and shares of Preferred Stock and Common Stock may be made from time to time by or for the account of the Selling Security Holders in the over-the-counter market, in private transactions, or, otherwise, through broker dealers. These sales will be made either at market prices prevailing at the time of the sale or at negotiated prices. The broker dealers may act as agents for the Selling Security Holders or may purchase any of the securities as principal and thereafter sell such securities from time to time in the over-the-counter market or otherwise at prices prevailing at the time of sale or at negotiated prices. Broker dealers used by the Selling Security Holders may be deemed to be "underwriters" as defined in the Securities Act of 1933. In addition, the Selling Security Holders may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to the securities offered thereby.

No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Security Holder. This Prospectus does not constitute any offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This

                                                                  Page vi
Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. This Prospectus shall not constitute an offer to sell or a solicitation of an offer to purchase any securities in any jurisdiction in which such transactions would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Price            Underwriting               Proceeds
                      to             Discounts and                 to
                    Public           Commissions                Company

Per Warrant (1)      (1)                 (2)                      (3)

Per Share of
Preferred
Stock (1)            (1)                 (2)                      (3)

Per Share of
Common
Stock (1)            (1)                 (2)                      (4)

(1) The Warrants and shares of Preferred Stock offered hereby by Selling Security Holders and the shares of Common Stock offered hereby by Selling Securities Holders will be offered at either prevailing market prices or at negotiated prices; therefore, the price to the public cannot be determined at this time.


                                                                  Page vii
(2) There is no underwriter. It is anticipated, however, that the broker-dealers engaged by the Selling Security Holders will receive commissions or discounts from Selling Security Holders in amounts negotiated immediately prior to the sale. The amount of any such commissions, which will be paid by the Selling Security Holders, cannot be determined at this time.

(3) These securities are offered on behalf of Selling Security Holders of TGC, and, therefore, no proceeds from the offering of such securities will be paid to TGC.

(4) Of the 9,456,680 shares of Common Stock to which this Prospectus relates, 737,174 shares are issuable upon the exercise of outstanding Warrants issued in the 1995 private placement. Each Warrant is exercisable to purchase one share of Common Stock at $.375 per share. Assuming all outstanding Warrants are exercised, the Company will receive $276,440.25. An additional 150,000 shares of Common Stock are issuable upon the exercise of Warrants issued, together with notes, by the Company to certain officers and directors of the Company. Each Warrant is exercisable to purchase one share of Common Stock at $.80 per share. Assuming all such warrants are exercised, the Company will receive $120,000.00. Of the remaining 8,569,506 shares of Common Stock to which this prospectus relates, the Company will not receive proceeds from the 7,669,000 shares issued upon conversion of all the Preferred Stock nor will the Company receive proceeds from the 900,506 shares offered hereby by certain selling security holders.


             The date of this Prospectus is ____________, 1996.


                              TABLE OF CONTENTS



AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . 1


                                                                  Page viii
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . .  2

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . . 14

BUSINESS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . 14

PROPERTY OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . 23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . 23

MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER
MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . . 29

MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

TRANSACTIONS WITH MANAGEMENT. . . . . . . . . . . . . . . . . . . . . 45

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . 45

SELLING SECURITY HOLDERS. . . . . . . . . . . . . . . . . . . . . . . 59

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . 69

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS . . . . . . . 70

LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . 71

INTEREST OF NAMED EXPERTS AND COUNSEL . . . . . . . . . . . . . . . . 71

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . F-1

                                                                  Page ix
EXHIBIT "A" - Statement of Resolution Establishing
Series C 8% Convertible Exchangeable Preferred Stock. . . . . . . . . A-1

EXHIBIT "B" - Form of Debenture Agreement and Debenture for
8% Subordinated Convertible Debentures, Series A  . . . . . . . . . . B-1


                            AVAILABLE INFORMATION

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). The Company is a "small business issuer" as defined under Regulation S-B promulgated by the SEC and has elected to make its filings with the SEC in accordance with such regulation. Such reports, proxy statements, and other information can be inspected and copied at the public reference room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at Everett McKinley Dirksen Building, 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604, and 75 Park Place, Room 1228, New York, New York 10007. Copies of such material can be obtained from the public reference section of the SEC at its Washington address at prescribed rates.

The Company has filed with the SEC a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Warrants offered for sale by certain selling security holders, the shares of Preferred Stock offered for sale by certain selling security holders, the shares of Common Stock that may be issued upon the exercise of the Warrants and the conversion of the Preferred Stock, and the Common Stock offered for sale by certain selling security holders. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the SEC at the addresses set forth above.

                                                                  Page 1


                             PROSPECTUS SUMMARY

The following is a brief summary of certain information contained elsewhere herein. This summary does not contain a complete statement of such information and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information and financial statements incorporated by reference herein and in the exhibits hereto.

The Company

In April, 1980, Supreme Industries, Inc., formerly ESI Industries, Inc., ("Supreme") formed a wholly-owned subsidiary which acquired certain equipment, instruments, and related supplies of Tidelands Geophysical Co., Inc. ("Tidelands"), a Houston-based corporation which was organized in 1967 and was engaged in the business of conducting seismic, gravity, and magnetic surveys under contracts to companies in the exploration for oil and gas. In July, 1986, Tidelands' name was changed to TGC Industries, Inc. ("TGC"). On June 30, 1986, the Board of Directors of Supreme and TGC approved a spin-off whereby substantially all of the shares of TGC owned by Supreme were distributed as a stock dividend to Supreme security holders.

On July 30, 1993, TGC acquired, through a wholly-owned subsidiary, Chase Packaging Corporation ("Chase"), a specialty packaging business, principally supplying products to the agricultural industry, through the purchase of certain assets of the Chase Packaging division of Union Camp Corporation. On June 24, 1996, the Board of Directors approved the spin-off of Chase whereby all of the shares of Chase owned by TGC will be distributed as a stock dividend to the shareholders of the TGC Common Stock and, on an as if converted basis, the TGC Preferred Stock, effective July 31, 1996. The record date for the spin-off was July 15, 1996; however, the TGC Common Stock has traded with "due bills" since the record date and will continue to do so through the distribution date of the Chase Common Stock, which date will be the first business day after the Registration Statement filed with the Securities Exchange Commission with respect to the Chase Common Stock has been declared effective. The distribution date is currently anticipated to occur in October, 1996.

                                                                  Page 2

Since its formation, TGC has engaged in the domestic geophysical services business principally through conducting seismic surveys and to a lesser extent through sales of gravity information from the Company's Data Bank to companies engaged in the exploration for oil and gas in the United States. Geophysics is the study of the structure and composition of the earth's interior and involves the measuring and interpretation of the earth's properties with appropriate instruments. Such studies are generally conducted by means of surveys performed by field crews employing seismic, gravity, or magnetic instruments to acquire data which is then interpreted by various means to obtain useful information for oil and gas companies. The two survey techniques used by the Company in acquiring geophysical data are seismic and gravity. Land seismic surveys are the Company's principal method of data acquisition and are by far the most widely used geophysical technique. TGC's seismic crews use dynamite as the primary energy source for such surveys.

Industry Overview

Seismic data is the principal source of information used by geoscientists to map potential oil and gas bearing formations and the geologic structures that surround them. Seismic data is acquired over a wide area by directing sound waves into the earth and measuring the response as these sound waves reflect off subsurface geologic formations. In the past, the 2-D seismic survey was the standard data acquisition technique used to describe geologic formations over a broad area. 2-D seismic data can be visualized as a single vertical plane of subsurface information, and 2-D seismic surveys typically require 120 recording channels. Data gathered from a 3-D seismic survey is best visualized as a cube of information that can be sliced into numerous planes, providing different views of a geologic structure with much higher resolution than is available with traditional 2-D seismic survey techniques. Unlike 2-D seismic surveys, 3-D seismic surveys require much larger acquisition systems with at least 480 recording channels. Moreover, large 3-D surveys increasingly requested by customers may require 1,500 or more recording channels. As a result of the more subtle and complex geologic structures now being explored, 3-D seismic surveys utilizing state-of-the-art data acquisition systems increasingly are conducted in the exploration stage to provide more extensive

                                                                  Page 3
information regarding subsurface geology. In addition, 3-D surveys are increasingly used to delineate locations for drilling development wells in producing basins, as well as for reservoir management activities.

The Company believes that the growth in the use of 3-D seismic surveys will continue, and that this trend is primarily attributable to: (i) the availability of improved technology capable of providing higher quality data at a lower cost; (ii) the increased acceptance and interest by the domestic energy industry of 3-D seismic techniques as a viable risk management tool; and (iii) the success and increased use of 3-D seismic surveys for field development and reservoir management applications in addition to exploration activities. As reported by World Geophysical News on January 15, 1996, approximately 70% of the land-based seismic crews working in the United States and Mexico were conducting 3-D seismic surveys.


The Offering

Securities Offered. . . . . . . . . (1) 737,174 Warrants issued in a private placement that closed in
                                    September, 1995 and offered for
                                    sale by certain selling security
                                    holders; (2) 1,150,350 shares of
                                    Preferred Stock, $1.00 par value,
                                    issued in a private placement that
                                    closed in July, 1996 and offered
                                    for sale by certain selling
                                    security holders; (3) 8,556,174
                                    shares of Common Stock, $.10 par
                                    value, issuable upon the exercise
                                    of all outstanding Warrants of the
                                    Company and upon the conversion of
                                    the Preferred Stock and offered for
                                    sale by the holders thereof; and (4)
                                    900,506 shares of Common Stock,
                                    $0.10 par value, offered by certain
                                    selling security holders.  See


                                                                  Page 4
                                    "Description of Securities."

Proceeds of the Offering. . . . . . With the exception of the receipt of the exercise price of the Warrants in
                                    the event such Warrants are exercised,
                                    which the Company intends to use for
                                    working capital, and the conversion of
                                    the Preferred Stock, for which the
                                    Company will not receive any proceeds,
                                    this offering is being conducted solely
                                    on behalf of selling security holders,
                                    and thus the Company will not receive
                                    any proceeds with respect to such
                                    securities.  See "Proceeds of the
                                    Offering."

Plan of Distribution. . . . . . . . The securities offered hereby by selling security holders will be
                                    offered to the public for selling
                                    security holders through broker dealers
                                    selected by the Selling Security
                                    holders.  See "Plan of Distribution".

Offering Price. . . . . . . . . . . Sales of the securities offered hereby by selling security holders will be
                                    made either at prevailing market prices
                                    of the securities at the time of sale
                                    or at negotiated prices.  See
                                    "Determination of Offering Price."

Market for Securities . . . . . .   No market currently exists for the
                                    Warrants or the Preferred Stock.  The
                                    Company anticipates that the Warrants
                                    and the Preferred Stock will be listed
                                    on the NASDAQ SmallCap Market; however,
                                    no assurance can be given that this
                                    will occur or that a market will

                                                                  Page 5
                                    develop.  The Common Stock of the
                                    Company is listed on the NASDAQ
                                    SmallCap Market under the symbol
                                    "TGCI".  See "Description of
                                    Securities" and "Risk Factors".


                                RISK FACTORS

In addition to the other information set forth in this Prospectus, the following factors should be carefully reviewed and considered in evaluating the Company and this offering.

Dependence Upon Energy Industry Spending

Demand for the Company's services depends upon the level of capital expenditures by oil and gas companies for exploration, production, development, and field management activities. These activities depend in part on oil and gas prices, expectations about future prices, the cost of exploring for, producing, and delivering oil and gas, the sale and expiration dates of leases in the United States, the discovery rate of new oil and gas reserves in land areas, local and international political, regulatory, and economic conditions, and the ability of oil and gas companies to obtain capital. In addition, a decrease in oil and gas expenditures could result from such factors as unfavorable tax and other legislation or uncertainty concerning national energy policies. The oil and gas energy has been a cyclical business. The outlook for domestic 3-D data acquisition services remains positive at this time due to the capability of this technology to provide higher quality data at a lower cost, the increased acceptance of 3-D seismic techniques as a viable risk management tool, and the increased success rates using 3-D surveys for exploration and development activities. The improved cost effectiveness gained from the data acquisition and processing of 3-D surveys has resulted in increased profits for the U.S. operations of the major and independent oil and gas companies. With these cost advantages and the uncertainty of foreign operators, many of the major U.S. energy companies are increasing participation in the domestic oil and gas industry. No assurance can be

                                                                  Page 6
given that current levels of oil and gas activities will be maintained or that demand for the Company's services will reflect the level of such activities. Decreases in oil and gas activities could have a significant adverse effect upon the demand for the Company's services and the Company's results of operations.

Risks of Operations

TGC's geophysical division had a small profit before interest and taxes in 1995 and was below expectations. The 29% increase in revenues for 1995 when compared to 1994 can be attributed to a full year's operation of a second seismic crew which commenced operations in the 1994 third quarter when the Company's Sercel 368/348 data acquisition system was placed into service. In spite of this revenue increase, profit margins in 1995 decreased substantially due to unusually poor summer weather in the Mid-Continent region and because several large contracts were canceled by clients due to lease problems on their 3-D areas of interest, resulting in interruption of the Company's planned data acquisition schedule. In addition, financial results were negatively impacted by a significant increase in non-cash charges for depreciation ($800,796 for 1995 as compared to $393,579 for 1994) as a result of the Company's capital expansion program in the 1994 third quarter. For the first six months of 1996 as compared to 1995, revenues from continuing operations have increased $727,475 and operating profit has increased $96,719 over the same period of 1995. Earnings per common share, from continuing operations, were $.04 in the first six months of 1996 as compared to $.03 for the same period in 1995. Earnings before interest, taxes, depreciation, and amortization (EBITDA) was $.11 per common share for 1996 and 1995 for the time period mentioned above. Historically, the Company has been geographically concentrated in the Mid-Continent region of the United States. Currently, the Company services the Mid-Continent and West Coast regions.

With the recent purchase and delivery of the Opseis 24-Bit Eagle Recording System, the Company anticipates the demand for its services will increase. The geophysical operation has an improved backlog into the second half of 1996 and management anticipates a continuation of favorable revenue trends.

                                                                  Page 7
The additional backlog in the second half of 1996 is due to the purchase and delivery of the 24-Bit Eagle System. The Eagle crew began production the first part of August, 1996. As a result of the expanded recording capabilities and current backlog for the Company, management anticipates a continuation of improved revenues and profit margins for the remainder of 1996. If such financial results are realized, management anticipates an additional upgrading of the existing equipment through the purchase of a second Eagle System or other equipment during the next twelve months. A degree of risk is inherent in the Company's operations, however, due to possible downtime from adverse weather conditions and the nature of the Company's turnkey contracts which are subject to the risk of delay or cancellation. With the unpredictable nature of forecasting weather and with the potential for contract delay or cancellations, no assurance can be given that management's expectations can be achieved.

Public Market for Securities

Warrants

No public market currently exists for the Warrants offered hereby. The Company anticipates that the Warrants will trade on the NASDAQ SmallCap Market. However, no assurance can be given that this will occur. If the Warrants are not listed on the NASDAQ SmallCap Market, the Company anticipates that the Warrants will trade in the over-the-counter market and will be quoted on the OTC Bulletin Board. No assurance can be given that an active and liquid market will develop in the Company's Warrants.

Preferred Stock

No public market currently exists for the Preferred Stock offered hereby. The Company anticipates that the Preferred Stock will trade on the NASDAQ SmallCap Market. However, no assurance can be given that this will occur. If the Preferred Stock is not listed on the NASDAQ SmallCap Market, the Company anticipates that the Preferred Stock will trade in the over-the-counter market and will be quoted on the OTC Bulletin Board. No assurance can be given that an active and liquid market will develop in the Company's Preferred Stock.

                                                                  Page 8

Common Stock

The Company's Common Stock has been traded under the symbol "TGCI" since October 31, 1986. From October 31, 1986 to September 22, 1994, the stock traded in the over-the-counter market with quotations available in the National Daily Quotation Source's "Pink Sheets" or on the "OTC Bulletin Board" of the National Association of Securities Dealers. Effective September 25, 1994, TGC's Common Stock began trading on the NASDAQ SmallCap Market under the same symbol "TGCI". The number of shareholders of record of TGC's Common Stock as of July 31, 1996 was 444. The Company believes that there is a significantly greater number of beneficial owners of its Common Stock. Although the Company has two market makers for its Common Stock, trading in shares of the Common Stock is extremely light. As a result, no assurance can be given as to the ability of a holder to readily liquidate such holder's shares of Common Stock in the Company. The Company has never paid dividends on its Common Stock and has no plans to do so in the future.

Competition

The land-based seismic data acquisition business is highly competitive.
The Company believes that it has approximately 20 competitors in the United States. Competitive factors include price, crew experience, equipment availability, technological expertise, and reputation for dependability. Certain of the Company's major competitors operate more data acquisition crews than the Company, provide integrated data acquisition, processing and interpretation services, have substantially greater revenues than the Company, and are subsidiaries or divisions of major industrial enterprises having far greater financial and other resources than the Company and more extensive relationships with major integrated and multinational oil and gas companies. Such resources enable these competitors to maintain state-of-the-art technology and certain other advantages relating to costs that may provide them with an advantage over the Company in bidding for contracts. In addition, certain competitors of the Company take an economic interest in oil and gas exploration and development projects for which they perform services for their customers. There can be no assurance that the Company will be able to compete successfully against its

                                                                  Page 9
competitors for contracts to conduct seismic surveys. See "Business of the Company."

Capital Intensive Business; Rapid Obsolescence of Technology

The Company competes in a capital intensive industry. The development of seismic data acquisition equipment has been characterized by rapid technological advancements in recent years and the company expects this trend to continue. There can be no assurance that manufacturers of seismic equipment will not develop new systems that have competitive advantages over systems now in use that could either render the Company's current equipment obsolete or require the Company to make significant capital expenditures to maintain its competitive position. The Company's strategy is to upgrade its data acquisition systems as often as necessary to maintain its competitive position. However, to do so may require large expenditures of capital which the Company may be unable to accomplish. See "Business of the Company."

Operating Risks; Weather

The Company's crews often conduct operations in extreme weather, in difficult terrain that is not easily accessible, and under other hazardous conditions. Accordingly, its operations are subject to risks of injury to personnel and loss of equipment. As a result, low productivity resulting from weather interruptions, equipment failures, or other causes, such as fires and accidental explosions resulting from the handling of equipment and supplies, can result in significant operating losses. In addition, while the Company has insurance policies that protect it against liabilities that may be incurred in the ordinary course of its business, the Company is unable to insure fully against all possible loss or liability. See "Business of the Company -- Operating Conditions."

Hazardous Operations

The Company's geophysical services business is subject to certain hazards, including damage to equipment and injury to persons from explosives used in land seismic operations. The Company carries insurance on its equipment

                                                                  Page 10
and personnel in amounts which it considers adequate.

Classification of the Board of Directors

The Company's Articles of Incorporation and Bylaws provide authorization for dividing the Board of Directors into three separate classes having staggered terms so that only one-third of the total number of Directors is up for election at each annual meeting of the shareholders of the Company. The Company's Articles of Incorporation also provide that the provision authorizing such a classification of the Board of Directors may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of eighty percent (80%) or more of the issued and outstanding shares at a meeting called for such purpose. At the present time, the Company does not anticipate that a classification of the Board of Directors into three separate classes with each class having a staggered term, as provided above, will be placed into effect. See "Description of Securities."

Reliance on Key Personnel

The Company's operations are dependent on the efforts of its Vice-Chairman and Chief Executive Officer, Robert Campbell and its President, Wayne Whitener. If any of these key persons becomes unable to continue in his present role, or if the Company is unable to attract and retain other skilled employees, the Company's business could be adversely affected.

Dependence on Major Customers

During the fiscal year ended December 31, 1995, the two largest customers of TGC's geophysical operations accounted for approximately 21% and 12%, respectively, of the sales of the geophysical operations. The loss or significant reduction of business from either of these customers may have a material adverse effect on the Company. See "Business of the Company."

Environmental Regulations

Many of the Company's operations are affected by federal, state, and local

                                                                  Page 11
environmental regulations that could potentially be interrupted or terminated on the basis of environmental or other considerations.
Moreover, the Company is potentially subject to significant financial penalties if it violates such regulations. Attempt at compliance with such regulations may affect the Company's operations and may necessitate significant capital outlays. See "Business of the Company."

Potential Increase In Shares of Common Stock Outstanding

As of July 31, 1996, there were 6,188,018 shares of the Company's Common Stock outstanding. Certain Warrants of TGC are exercisable for the purchase of one share of Common Stock at $.375 per share of Common Stock. An additional 737,174 shares of the Company's Common Stock are issuable upon the exercise of the Warrants, assuming all outstanding Warrants are exercised. Additional warrants of TGC are exercisable at $.80 per share of Common Stock. An additional 150,000 shares of Common Stock are issuable upon the exercise of such warrants.

The Series C 8% Convertible Exchangeable Preferred Stock at $5.00 per share is convertible into Common Stock of the Company at the initial conversion price per share of Common Stock of $.75, until July 1, 1998. An additional 7,669,000 shares of the Company's Common Stock are issuable upon the conversion of the Preferred Stock offered hereby, or, if exchanged by the Company, the 8% Subordinated Convertible Debentures, Series A, assuming conversion at the lowest conversion price per share of $0.75 per share of Common Stock.

In addition, shares of the Company's Common Stock are reserved for issuance upon exercise of outstanding stock options under the Company's Incentive and Nonqualified Stock Option Plan. An additional 51,668 shares are reserved for issuance upon exercise of outstanding stock options under the Company's 1986 Stock Option Plan and an additional 625,000 shares are reserved for issuance upon exercise of outstanding stock options under the Company's 1993 Stock Option Plan. Such shares may, in the future, be issued and become available for sale in the public market. See "Market for the Company's Common Stock and Related Stockholder Matters."

                                                                  Page 12

Future Sales of Outstanding Shares of Common Stock

Future sales of shares of Common Stock could adversely affect the prevailing market price of the Company's Common Stock. As of July 31, 1996, there were 6,188,018 shares of the Company's Common Stock outstanding. Of such shares, 3,068,750 shares of Common Stock were issued in private placements in July and August, 1993, and an additional 1,530,000 shares of Common Stock were issued pursuant to conversions of the Company's Series A and B Preferred Stock in July, 1994 and may be sold into the public market under Rule 144.

No prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Securities."


                               USE OF PROCEEDS

Certain warrants of the Company are exercisable for $.375 per share. The Company will receive up to $276,440.25 if all of the holders of such warrants exercise the warrants. Certain other warrants are exercisable at $.80 per share. The Company will receive $120,000.00 if the holders of such warrants exercise such warrants. The Company intends to use any proceeds received from the exercise of the warrants for working capital. The issuance of shares of Common Stock offered hereby upon conversion of the outstanding shares of Preferred Stock will not result in any proceeds being received by the Company. In addition, the exchange, if any, of Debentures for Preferred Stock will not result in any proceeds being received by the Company. Because the remainder of the offering to which this Prospectus relates is being effected on behalf of selling security holders of the Company, no proceeds from such offering will be received by the Company. The amount of net proceeds to be received by the selling security holders from the sale of the securities offered by such holders is not determinable at this time.
                                                                  Page 13

                       DETERMINATION OF OFFERING PRICE

Sales of securities offered hereby by selling security holders will be made either at prevailing market prices of the securities as quoted on the NASDAQ SmallCap Market as it may exist from day to day during the offering period or at negotiated prices.

                           BUSINESS OF THE COMPANY

TGC Industries, Inc., a Texas corporation (the "Company" or "TGC"), was formed in April, 1980, as a wholly-owned subsidiary of Supreme Industries, Inc., formerly ESI Industries, Inc., ("Supreme"), which acquired certain equipment, instruments and related supplies of Tidelands Geophysical Co., Inc. ("Tidelands"), a Houston-based corporation which had been organized in 1967 and was engaged in the business of conducting seismic, gravity, and magnetic surveys under contracts to companies in the exploration for oil and gas. In July, 1986, Tidelands' name was changed to TGC Industries, Inc. On June 30, 1986, the Board of Directors of Supreme and TGC approved a spin-off whereby substantially all of the shares of TGC owned by Supreme were distributed as a stock dividend to Supreme security holders. On July 30, 1993, TGC acquired, through a wholly-owned subsidiary, Chase Packaging Corporation ("Chase"), a specialty packaging business, principally supplying products to the agricultural industry, through the purchase of certain assets of the Chase Packaging division of Union Camp Corporation. On June 24, 1996, the Board of Directors of TGC approved the spin-off of Chase whereby all of the shares of Chase owned by TGC will be distributed as a stock dividend to the shareholders of TGC Common Stock and, on an as if converted basis, TGC Preferred Stock, effective July 31, 1996. The record date for the spin-off was July 15, 1996; however, the TGC Common Stock has traded with "due bills" since the record date and will continue to do so through the distribution date of the Chase Common Stock, which date will be the first business day after the effectiveness of the Registration Statement that the Company intends to file with the Securities & Exchange Commission. The distribution date is currently anticipated to occur in October, 1996.

Since its formation TGC has engaged in the domestic geophysical services

                                                                  Page 14
business, principally through conducting seismic surveys and to a lesser extent through sales of gravity information from the Company's Data Bank to companies engaged in the exploration for oil and gas in the United States. Geophysics is the study of the structure and composition of the earth's interior and involves the measuring and interpretation of the earth's properties with appropriate instruments. Such studies are generally conducted by means of surveys performed by field crews employing seismic, gravity, or magnetic instruments to acquire data which is then interpreted by various means to obtain useful information for oil and gas companies. The two survey techniques used by the Company in acquiring geophysical data are seismic and gravity. Land seismic surveys are the Company's principal method of data acquisition and are by far the most widely used geophysical technique. The Company's seismic crew uses dynamite as the primary energy source for such surveys. The Company has also developed three-dimensional ("3-D") recording capabilities that give the Company's crews the ability to acquire a very dense grid of seismic data over a precisely defined area. The greater precision and improved subsurface resolution obtainable from 3-D seismic data have enabled energy companies in the U.S. to better evaluate important subsurface features.

Business Strategy

The Company's objective is to become one of the leading providers of land-based 3-D seismic acquisition services to the oil and gas industry in the United States. The Company intends to reach this objective through the implementation of business strategies which include:

Upgrading its operation to state-of-the-art data acquisition systems -- The Company intends to further upgrade its equipment for performing 3-D seismic surveys on land. The Company recently acquired one Opseis Eagle recording system, with a capacity of approximately 1,500 channels, by using a portion of the proceeds from the private placement that closed in July, 1996, together with bank financing. The Company intends to acquire a second system to be operational in approximately twelve months if market conditions in the industry permit and funds for such acquisition are available for the addition of the second system.

Optimizing equipment utilization -- The Company will seek to optimize equipment utilization by relocating data acquisition systems among regions to respond to regional and seasonal demand patterns.

Capitalizing on the strong reputation of the Company and its key executives -- TGC is an old-line, well respected seismic survey company with a reputation for providing high quality seismic services to a broad range of domestic exploration companies. The Company plans to aggressively capitalize on these factors.

Expanding operations through strategic acquisitions -- The Company will seek to acquire other land-based seismic data acquisition businesses that complement the Company's geographic market coverage and further the Company's strategy for growth. TGC periodically evaluates opportunities to acquire businesses and assets; however, the Company does not have any current understanding, arrangement, or agreement to acquire any such businesses or assets.

No assurance can be given that the Company's strategy will be successful. See "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Seismic Technology

Seismic data is acquired with the use of an energy source such as dynamite. The energy sources are discharged at or below the earth's surface, producing acoustic waves which travel toward the center of the earth and are reflected back to the surface depending upon the variations in the underlying rock layers. The reflected acoustic waves are detected by sound-sensitive devices called "geophones," which are situated at intervals along specified paths at varying distances from the energy source. Specialized seismic processing systems enhance recorded signals by reducing distortion and improving resolution. Seismic data, once recorded, is processed using sophisticated computer software programs and arranged to produce an image of the earth's substructure. By interpreting seismic data, geophysicists are able to create detailed maps of either prospective drilling areas or of known oil and gas reservoirs.

Seismic Data Acquisition Services

TGC is engaged in land-based seismic data acquisition on a contract basis for its customers and not for its own account. When the Company is asked to formulate a proposal to acquire seismic data on a customer's behalf, the Company's geophysicists work with the customer in designing the specifications of the proposed survey and, once the specifications are agreed upon, the survey is taken to the field where one or more of the Company's crews commence the process of acquiring data.

A seismic crew typically consists of permitting agents who secure permission to enter a landowner's property, surveyors who mark the locations for the placement of geophones and other equipment, general laborers who place and move the geophones and other equipment, a drill crew to drill holes and shooters to detonate the dynamite, and an observer who operates the central electronics unit and controls the recording of the seismic data. A fully staffed 3-D seismic crew in the United States typically has from 20 to 50 personnel conducting 3-D seismic surveys, depending upon the size and nature of the survey required by the customer. Vehicles assigned to each crew consist of a recording truck, two or more cable and geophone trucks, a dynamite truck and several personnel vehicles with off-road capability.

The Company's crews are equipped with a minimum of 1,200 channel seismic recording instruments, geophones and a variety of other seismic equipment. The Company believes that its customers will increasingly demand 3-D seismic surveys.

The Company will seek to optimize equipment utilization by relocating data acquisition systems among regions to respond to regional and seasonal demand patterns. The following is a summary of the Company's current technological seismic equipment:

                  Existing Capabilities and Crew Locations


                                  Crew 310

   This crew was recently equipped with an OPSEIS 24-BIT EAGLE Recording System capable of recording 1500 channels of seismic data at a 2MS sample rate. This crew is State-of-the-Art and allows for diverse and cost effective 3-D operation. Most of this crew's work has been in the Gulf Coast and Mid-Continent areas. The primary clients for this crew are major and large to mid-sized independent companies.

                                  Crew 330

   This crew is equipped with an Opseis 5586 radio telemetry system capable of recording 1200 channels of seismic data at a 2MS sample rate. The flexibility of this crew to overcome logistical problems in difficult areas is a major plus in the acquisition of 3-D programs. This crew has been working mainly in the state of California for independent oil companies.


Seismic Data Processing

The processing of seismic data involves the conversion of such data, by means of sophisticated computer software designed for this purpose, into graphic representations of cross-sections of the earth's subsurface. Because of the specialized computer technology required, the digital seismic tapes acquired by the Company from its digital seismic surveys are transmitted by the Company to data processing centers (not owned or operated by the Company) designated by the customers for processing.

The Company's Data Bank contains gravity data and, to a lesser extent, magnetic data from many of the major oil and gas producing areas located within the United States. The Company does not have a seismic data bank. Data Bank information has been amassed through participatory surveys as well as speculative surveys funded by the Company alone. All data and interpretations may be licensed to customers at a fraction of the cost of newly-acquired data. At the present time, the company is experiencing low sales in this area.

Operating Conditions

The Company's seismic data acquisition operations historically have been subject to seasonal fluctuations, with the greatest volume of data acquisition occurring during the summer and fall in the northern hemisphere. The Company may conduct operations year round with fewer days of down-time caused by inclement weather by working during the favorable operating seasons of different regions. The Company believes that by increasing the geographical scope of its operations, the impact on the Company of seasonal fluctuations may be reduced.


Marketing and Customers

I. Marketing -- The Company's services traditionally have been marketed by the principal executive officers and marketing representatives.

II. Contracts -- The Company provides its services to customers pursuant to contracts the terms of which are occasionally varied or modified by mutual consent. In many instances, such contracts are cancelable by the customer on short notice without penalty. Contracts are obtained by the Company either through competitive bidding, in response to invitations for bids, or by direct negotiation with a prospective customer.

Most frequently, customers invite bidders to provide quotations on the cost to gather seismic data over a specified region within a specified period of time. Some customers, primarily large oil companies, require at least three bids in order to award a contract. Contracts are awarded primarily on the basis of price, crew experience and equipment technology and reputation for dependability.

Contract terms, whether bid or negotiated, generally provide for payment by the customer on either a "turnkey" or a "term" basis or on a combination of both methods. Under the turnkey method, payments for data acquisition services are based upon a fixed fee for each unit of data collected, and the Company bears substantially all of the risk of business interruption due to inclement weather and other hazards. Term contracts, on the other hand, provide for payment based on agreed rates per unit of time, which

                                                                  Page 19
may be expressed in periods ranging from days to months, and most of the risk of business interruption (except for interruptions caused by failure of the Company's equipment) is borne by the customer. When a combination of turnkey and term methods is used, the risk of business interruption is shared in an agreed percentage by the Company and the customer. In each case, progress payments are usually required unless it is anticipated that the job will be completed in less than 30 days. The majority of the Company's recent contracts for data acquisition have been on a turnkey basis.

The Company's contracts specify that the seismic data acquired by the Company belongs to the Company's customer, and the Company does not acquire any seismic data for its own account. All of the customer's information is maintained in confidence.

III. Customers -- The Company's customers include and have included a number of major oil companies including Marathon Oil Company and Texaco, as well as many smaller, independent oil and gas operators.

 A large portion of the net sales of the Company in any period may be attributable to a limited number of customers, even though the mix of customers changes over time as contracts are awarded and completed. The Company has a number of customers for which, over the years, services have been repeatedly provided.

IV. Safety Program -- Certain of the Company's customers require, as a condition of awarding contracts, that a safety program designed to reduce the hazards associated with the seismic data acquisition business be in place.

V. Backlog -- At March 1, 1996, the Company's backlog of commitments for data acquisition services was approximately $4.3 million, increasing to approximately $7.1 million at August 1, 1996. The increase in backlog is primarily attributable to taking delivery in late July of the OPSEIS EAGLE System. The majority of such backlog consisted of written contracts or commitments; however, contracts for services are occasionally varied or modified by mutual consent and, in many

                                                                  Page 20
     instances, are cancelable by the customer on short notice without penalty. Consequently, the Company's backlog as of any particular date may not be indicative of the Company's actual operating results for any succeeding fiscal period. Subject to the foregoing, the Company anticipates that substantially all the contracts and commitments included in backlog at August 1, 1996 will be completed prior to the end of 1996.

As a service business, the Company's domestic geophysical services business is not dependent upon the supply of raw materials or any other products, and, therefore, the Company does not have arrangements with any raw material suppliers, other than dynamite, which the Geophysical operations obtains from several different suppliers.

The Company utilizes two seismic crews to perform its geophysical services and, in any given period, these crews may generate a significant portion of their respective revenues from one or more customers. The present client base consists of major oil companies and mid-size to small independent oil and gas producers. With the recent addition of the EAGLE System, TGC, with this new equipment and technology, should be able to expand its current markets and clients. For the year end December 31, 1995, the Company generated twenty-one (21%) of its revenues from contracts with Marathon Oil Company and twelve percent (12%) of its revenues from Slawson Exploration Company. Management does not believe that the Company has any other material customers at the present time. The Company enters into a general or master agreement with each of its customers for the provision of geophysical services and a supplementary agreement (which becomes a part of the general agreement) with respect to each particular job that the Company performs for a customer. Under the terms of such agreements, the Company generally contracts to supply all personnel, transportation, and equipment to perform seismic surveys for a given prospect for a fixed price plus reimbursement for certain third party charges. The Company generally bills its customers on a progressive basis over the term of the contract. The Company is generally obligated to maintain insurance against injury or damage to persons or equipment arising from the performance of its services and to indemnify its customers against all claims and liability arising therefrom.

                                                                  Page 21

Activity in the U.S. Geophysical Industry has increased with the success and acceptance of 3-D surveys. The improved cost effectiveness gained from the data acquisition and processing of 3-D surveys has resulted in increased profits for the U.S. operations of the major and independent oil companies. With these cost advantages and the uncertainty of foreign operations, many of the major U.S. oil companies are increasing participation in the domestic oil industry.

Due to the Company's marketing efforts, it has been able to establish a new West Coast market for one of its geophysical crews. The other crew is working in the Mid-Continent and the Gulf Coast regions. With the addition of this new market area, the Company should see an increase in revenues and operating profits. However, due to uncertainties related to weather, permits, and oil and gas prices, there can be no assurance that such improvement in revenues and operating profits can be achieved.

Regulation

Seismic data acquisition operations are subject to various laws and regulations. Such laws and regulations govern various aspects of operations, including the discharge of explosive materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment, access to private and governmental land to conduct seismic surveys and use of local employees and suppliers by foreign contractors. The Company believes that it has conducted its operations in substantial compliance with applicable environmental laws and regulations governing its activities.

Employees

As of July 31, 1996, the geophysical operation of TGC employed approximately 66 people of whom 3 performed management and marketing functions, 3 performed administrative services or clerical functions, 4 were geophysicists or rendered engineering or other technical services and approximately 56 were members of the Company's seismic crews or performed other operations. None of the Company's employees is represented by a

                                                                  Page 22
labor union or a direct or indirect party to a collective bargaining agreement. The Company believes it has good relations with its employees.


                           PROPERTY OF THE COMPANY

The Company's headquarters are in leased facilities located in Plano, Texas from which it conducts all its current operations. These facilities include 8,000 square feet of office/warehouse space and an outdoor storage area of approximately 10,000 square feet. The monthly rent is $3,860.
This facility is used to house corporate offices and serves as the headquarters for the geophysical business. The Company is not responsible for insuring the facilities.

In July, 1996 the Company acquired the Portland, Oregon facility from the liquidation of the Company's wholly owned subsidiary, Chase Packaging Corporation. The facility is 88,000 square feet of office and manufacturing space with outdoor resin silos and a parking lot. Chase had previously acquired the facility when Chase purchased certain assets of Union Camp Corporation's packaging division in July, 1993. The Company is currently holding the facility for sale, and the proceeds from the sale of the Portland, Oregon facility will be contributed to Chase to be applied against the mortgage indebtedness currently encumbering such facility.


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

Results of Continuing Operations

Three Months and Six Months Ended June 30, 1996 Compared To
The Three Months and Six Months Ended June 30, 1995

Revenue increased to $2,225,255 for the three months ended June 30, 1996 compared to revenue of $1,782,067 for the same period of 1995. Revenue for the first six months of 1996 was $4,459,927, a 19% increase from revenue of $3,732,452 for the first six months of 1995. The increase in revenue was

                                                                  Page 23
the result of a diversified backlog which included seismic surveys with higher contract prices in 1996 when compared to the Company's 1995 program. Operating profit before interest and taxes was $64,430 for the 1996 second quarter as compared to operating profit before interest and taxes of $84,193 for the second quarter of 1995. Operating profit before interest and taxes for the six months ended June 30, 1996 was $285,940 as compared to operating profit before interest and taxes of $184,494 for the same period of 1995. Although profit margins for the 1996 second quarter were down due to start-up costs on a seismic contract, timely preparation of seismic program improved the crew's recording efficiencies, resulting in increased operating margins for the first six months of 1996 when compared to the same period of 1995.

One of TGC's seismic crews worked in the Gulf Coast during the 1996 second quarter. TGC's second seismic crew continued work in California (a new market for the Company) during this same period. With minimal interruption of the Company's planned data - acquisition schedules, both crews were able to record sufficient quantities of seismic data in the allotted time periods. The increased efficiencies achieved by both recording crews during the first half of 1996 resulted in improved operating margins and increased profitability for the geophysical operation when compared to the first half of 1995.

The outlook for domestic 3-D data acquisition services remains positive at this time due to the capability of this technology to provide higher quality data at a lower cost, the increased acceptance of 3-D seismic techniques as a viable risk management tool and the increased success rates using 3-D surveys for exploration and development activities. The improved cost effectiveness gained from the data acquisition and processing of 3-D surveys has resulted in increased profits for the U.S. operations of major and independent oil and gas companies. With these cost advantages and the uncertainty of foreign operations, many of the major U.S. energy companies are increasing participation in the domestic oil and gas industry. The Company currently has a backlog that extends into the 1996 fourth quarter and includes programs in the Gulf Coast and Mid-Continent regions and on the West Coast. The backlog includes small and large surveys for major and independent oil and gas companies.

                                                                  Page 24

In July of 1996, TGC purchased a 24-Bit Opseis Eagle recording system with 1,500 channels and also acquired support equipment (cables and geophones) for this system. The purchase of these assets will improve recording capacity and marketability of TGC's seismic services, enabling the Company to take advantage of the current favorable environment for domestic exploration. TGC used $2,000,000 in proceeds from the July 1996 private placement of Series C 8% Convertible Exchangeable Preferred Stock ("Preferred Stock"), together with some bank financing, to purchase this system and support equipment. As a result of the expanded recording capabilities and current backlog for the Company, management anticipates a continuation of improved revenues and profit margins for the remainder of 1996. However, a degree of risk is inherent in the Company's operations, due to possible downtime from adverse weather conditions and the nature of the Company's turnkey contracts which are subject to the risk of delay or cancellation. With the unpredictable nature of forecasting weather and the potential for contract delay or cancellation, no assurance can be given that management's expectations can be achieved.


Fiscal Year Ended December 31, 1995 Compared to Fiscal Year Ended December 31, 1994

Revenues for the twelve months ended December 31, 1995 increased 29% to $7,543,240 from the 1994 annual revenues of $5,867,351. Operating income (before interest expense and taxes) was $28,562 for the year ended December 31, 1995 compared to operating income before interest and taxes of $717,068 for the twelve months ended December 31, 1994. Interest expense for the twelve months ended December 31, 1995 was $52,648 which was attributable to the financing of equipment additions for seismic operations.

The 29% increase in revenues for 1995 when compared to 1994 can be attributed to a full year's operation of a second seismic crew which commenced operations in the 1994 third quarter when the Company's Sercel 368/348 data acquisition system was placed into service. In spite of this revenue increase, profit margins in 1995 decreased substantially when compared to 1994 due to unusually poor summer weather in Texas and Oklahoma. Also, several contracts were canceled by clients due to lease

                                                                  Page 25
problems on their 3-D areas of interest, resulting in interruption of the Company's planned data acquisition schedule. The ability of TGC's two crews to record large quantities of data in a short period of time, which is essential for profitability, was limited by these various problems and resulted in lower operating margins. In addition, financial results were negatively impacted by a significant increase in non-cash charges for depreciation ($800,796 for 1995 as compared to $393,579 for 1994) as a result of the Company's capital expansion program in the 1994 third quarter.

The trend in oil and gas exploration for a number of years has been to focus on the larger potential of oil and gas fields outside the United States. In the past two years more of the Company's clients became familiar with 3-D surveys and have had discoveries of oil and gas in the United States using 3-D data. The result was an increase in domestic exploration activity from which the Company benefitted in 1994 as one of the few remaining domestic geophysical contractors. In 1995, however, the increased activity has attracted additional geophysical contractors, primarily from Canada, to the U.S. market. These additional contractors created a competitive bidding environment, but with an increased number of contracts available during 1995, the Company was able to maintain its revenue base. However, profit margins were depressed due to TGC's geographic concentration in the Mid-Continent region which resulted in crew operations being hampered by unusually poor weather in such region during 1995. In addition, work slow downs due to contract cancellations (as previously discussed) in the third quarter contributed to TGC's 1995 profit margin decline.

The domestic demand for 3-D data acquisition services remains positive at this time. A number of major oil and gas companies have experienced a variety of problems overseas and are increasing their U.S. exploration budgets. The Company currently has a backlog for both crews that extends into the 1996 third quarter and includes program in the Mid-Continent region and on the West Coast. The backlog includes small and large surveys for major and independent oil and gas companies. The Company generally works under turnkey contracts which have more profit potential than fixed term contracts; however, turnkey contracts involve more risk because of the

                                                                  Page 26
potential downtime from unfavorable weather and other types of delay. With improvements in existing contracts and advance preparatory work, geographic diversification into other regions, and with the improved efficiency now being achieved by the second crew's Sercel 368/348 data gathering system, management anticipates an increase in revenues and profit margins in 1996. Due to competitive forces and the unpredictable nature of forecasting weather, however, no assurance can be given that management's expectations can be achieved.

Financial Condition

Cash of $861,649 was provided by continuing operations for the first six months of 1996 compared to cash provided by continuing operations of $836,011 for the first six months of 1995. The funds generated in the first half of 1996 were primarily attributable to net earnings before non-cash depreciation charges for the Company's geophysical operation and to funds received from advance billings on geophysical contracts. Cash used in investing activities for the first six months of 1996 was primarily for additions to machinery and equipment for geophysical field operations. Cash provided by financing activities for the first six months of 1996 consisted of $150,000 advance on proceeds from the private placement of TGC Preferred Stock, $125,813 in proceeds from subordinated notes issued to an executive officer of the Company and $3,750 from the issuance of stock, partially offset by $96,715 in debt principal payments.

The pro forma balance sheet at June 30, 1996 assumes the closing of the private placement of 8% Convertible Exchangeable Preferred Stock and the spin-off of Chase Packaging Corporation, formerly New Chase Corporation, ("Chase") was consummated on June 30, 1996. As a result, stockholder's equity increased $1,342,213 from the December 31, 1995 balance of $1,643,127 to $2,985,340. This increase was primarily due to the closing of the private placement which resulted in net proceeds of approximately $4,700,000. The Company contributed approximately $2,700,000 of the proceeds as a capital contribution to Chase. The balance of $2,000,000, together with bank financing, was used by the Company to purchase a state-of-the-art geophysical recording system. The Company placed this system into service in early August, 1996. In addition, subordinated debt

                                                                  Page 27
in the amount of $365,813 was converted into 73,162 shares of preferred stock. The liquidation of Old Chase resulted in a liability of $1,331,834 to Chase for the net book value of the Portland, Oregon facility which is expected to be sold. The sale proceeds will be contributed to Chase to be applied against the mortgage indebtedness currently encumbering such facility. The payable to Chase will not be paid until the facility has been sold and the proceeds received by the Company. The spin-off of Chase by a dividend distribution resulted in a charge to paid-in capital of approximately $29,000.

The expanded recording capabilities provided by the new system should increase revenue and profit margins thereby improving the Company's operating cash flow for the remainder of 1996. Due to the potential for downtime from contract delays and the uncertainty of weather, however, no assurance can be given that the Company's liquidity will improve to levels anticipated by management.

   MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

The Company's Common Stock has traded on the NASDAQ SmallCap Market under the symbol "TGCI" since September 25, 1994.

The number of shareholders of record of TGC's Common Stock as of July 31, 1996 was 444. Due to the number of shares held in nominee or street name, the Company believes that there is a significantly greater number of beneficial owners of its Common Stock. As of such date, CEDE & Co. held 836,028 shares in street name. On September 9, 1996, TGC's Common Stock was quoted at a closing bid price of $1.00. High and low bid prices of TGC's Common Stock for the period of January 1, 1994 to June 30, 1996, were as follows:

                        Bid Price of TGC Common Stock

April 1 - June 30, 1996            1                3/8
January 1 - March 31, 1996           3/8            3/8
October 1 - December 31, 1995      1 3/4            3/8
July 1 - September 30,1995         2 1/2          1 1/4

                                                                  Page 28
April 1 - June 30, 1995            3 1/4          2 1/2
January 1 - March 31, 1995         3 3/4          2 1/2
October 1 - December 31, 1994      4 3/4          3
July 1 - September 30,1994         3 3/4          1 1/2
April 1 - June 30, 1994            2 1/2          1 1/4
January 1 - March 31, 1994         1 3/8          1 1/4

The above bid quotations were furnished to TGC by the National Quotation
Bureau.

Dividends are payable on the Company's Common Stock at the discretion of the Board of Directors. In light of the working capital needs of the Company, it is unlikely that cash dividends will be declared and paid on the Company's Common Stock in the foreseeable future.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tabulation sets forth the names of those persons who are known to Management to be the beneficial owners as of July 31, 1996, of more than five percent of the Company's Common Stock or Preferred Stock. Such tabulation also sets forth the number of shares of the Company's Common Stock or Preferred Stock beneficially owned as of July 31, 1996, by all of the Company's directors (naming them), executive officers, and all directors and officers of the Company as a group (without naming them). Persons having direct beneficial ownership of the Company's Common Stock or Preferred Stock possess the sole voting and dispositive power in regard to such stock. The Preferred Stock is freely convertible into shares of Common Stock at the conversion price per share of Common Stock of $0.75 if converted prior to close of business on July 1, 1998, at the conversion price per share of Common Stock of $1.25 if converted after July 1, 1998 but prior to close of business on July 1, 1999, and at the conversion price per share of Common Stock of $2.00 thereafter. Ownership of Preferred Stock is deemed to be beneficial ownership of Common Stock at the conversion price per share of $0.75 under Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. As of July 31, 1996, there were 6,188,018 shares of Common Stock and 1,150,350 shares of Preferred Stock outstanding.

                                                           Page 29

Name and Address of         Title of Class        Amount & Nature          Approximate %
  Beneficial Owner                                 of Beneficial            of Class (1)
                                                     Ownership

Allen T. McInnes            Common Stock         1,671,926 (2) (3)             24.67%
Tetra Technologies          Preferred Stock         63,162                      5.49%
25025 Interstate 45 N.
The Woodlands, TX 77380

Robert J. Campbell          Common Stock           202,971 (2) (3) (4)          3.24%
TGC Industries, Inc.        Preferred Stock          3,000 (4)                    *
1304 Summit Ave., Ste. 2
Plano, TX 75074

Wayne A. Whitener           Common Stock            77,226 (2) (3)              1.23%
TGC Industries, Inc.        Preferred Stock          3,000                        *
1304 Summit Ave., Ste. 2
Plano, TX 75074

Herbert M. Gardner          Common Stock           801,290 (2) (3) (5)         12.20%
26 Broadway                 Preferred Stock         40,000 (5)                  3.48%
New York, NY 10004

William J. Barrett          Common Stock         1,072,912 (2) (3) (6)         16.17%
26 Broadway                 Preferred Stock         50,000 (6)                  4.35%
New York, NY  10004

Ken Uselton                 Common Stock            17,173 (3)                    *
TGC Industries, Inc.
1304 Summit Ave., Ste. 2
Plano, TX 75074

Gerlach & Co.               Common Stock           933,333 (2)                 13.89%
111 Wall Street, 8th Fl.    Preferred Stock         80,000                      6.95%
New York, NY  10005

Special Situations          Common Stock           333,333 (2)                  5.11%
Cayman Fund L.P.            Preferred Stock         50,000                        *
                                                                                        Page 30
Special Situation Fund      Common Stock         1,000,000 (2)                 13.78%
III L.P.                    Preferred Stock        150,000                     13.00%

All directors and           Common Stock         3,843,498                     50.13%
officers as a group:        Preferred Stock        159,162                     13.83%
     (6 persons)

* Denotes less than 1% beneficial ownership

 (1) The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, shares beneficially owned by a person as a result of the ownership of Preferred Stock and certain options and warrants were deemed to be currently outstanding solely with respect to the holders of such Preferred Stock, options, and warrants.

 (2) Includes the number of shares of Common Stock which are deemed to be beneficially owned as a result of ownership of shares of Preferred Stock, which Preferred shares ($5.00 per share) are freely convertible into shares of Common Stock at the conversion price per share of Common Stock of $.75 through July 1, 1998.

 (3) Includes the number of shares of Common Stock set forth opposite the person's name in the following table, which shares are beneficially owned as a result of the ownership of Stock Options and Stock Purchase Warrants.

                         Incentive Stock
                             Options               Warrants

Allen T. McInnes                -0-                168,674

Robert J. Campbell           40,583                 12,500

Wayne A. Whitener            39,918                    -0-

                                                                  Page 31

Herbert M. Gardner              -0-                111,850

William J. Barrett              -0-                111,850*

Ken Uselton                   1,500                    -0-

All directors and officers
as a group (6 persons)       82,001                404,874

* Excludes 7,500 Warrants owned by Mr. Barrett's wife. Mr. Barrett disclaims beneficial ownership of such Warrants.

(4) Excludes 28,625 shares of Common Stock owned by Robert J. Campbell's wife and also excludes 13,333 shares purchasable upon the conversion of Preferred Stock owned by Mr. Campbell's wife. Mr. Campbell has disclaimed beneficial ownership of these shares.

(5) Excludes 83,848 shares of Common Stock owned by Herbert M. Gardner's wife and also excludes 13,333 shares purchasable upon the conversion of Preferred Stock owned by Mr. Gardner's wife. Mr. Gardner has disclaimed beneficial ownership of these shares.

(6) Excludes 71,775 shares of Common Stock owned by William J. Barrett's wife and also excludes 66,666 shares purchasable upon the conversion of Preferred Stock owned by Mr. Barrett's wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

Depositories such as The Depository Trust Company (Cede & Company) as of July 31, 1996, held, in the aggregate, more than 5% of the Company's then outstanding Common Stock voting shares. The Company understands that such depositories hold such shares for the benefit of various participating brokers, banks, and other institutions which are entitled to vote such shares according to the instructions of the beneficial owners thereof. The Company has no reason to believe that any of such beneficial owners hold more than 5% of the Company's outstanding voting securities.


                                                                  Page 32

                                 MANAGEMENT

Directors and Executive Officers

Name & Age     Position & Office    Date Since     Business Experience &
                 with Company      Continuously          and Other
                                    a Director         Directorships

Allen T.       Chairman of the         1993       Chairman of the Board of
McInnes, 58    Board                              TGC; Chief Executive
                                                  Officer of the Company
                                                  from August, 1993 to
                                                  March 31, 1996; Executive
                                                  Vice President and
                                                  Director of Tenneco, Inc.
                                                  1960-1992; Director of
                                                  Tetra Technologies,
                                                  President and CEO since
                                                  April 1, 1996; Director
                                                  of NationsBank Texas
                                                  1990-1993.

Robert J.      Vice-Chairman of         1986      Vice-Chairman of the
Campbell, 64   the Board & Chief                  Board of Directors and
               Executive Officer                  Chief Executive Officer
                                                  of the Company; Vice
                                                 -Chairman of the Board of
                                                  TGC since August, 1993;
                                                  Chairman of the Board and
                                                  Chief Executive Officer
                                                  of TGC, July, 1986 to
                                                  July, 1993; from 1979 to
                                                  1986 served as President
                                                  and Chief Executive
                                                  Officer of Supreme
                                                  Industries, Inc.'s
                                                  predecessor, which

                                                                  Page 33
                                                  company is presently a
                                                  manufacturer of
                                                  specialized truck bodies
                                                  and shuttle buses;
                                                  Director of Supreme
                                                  Industries, Inc.

Wayne A.       Director &              1986       President and Director of
Whitener, 44    President                         the Company; President of
                                                  the Geophysical Division
                                                  of TGC since 1984; served
                                                  as Vice President of TGC
                                                  from 1983 to 1984; Area
                                                  Manager for Grant
                                                  Geophysical Co. from
                                                  December, 1978 until
                                                  July, 1983.

Herbert M.      Director                1986      Director of the Company;
Gardner, 56                                       Senior Vice President of
                                                  Janney Montgomery Scott
                                                  Inc., investment bankers,
                                                  since 1978; Chairman of
                                                  the Board and a Director
                                                  of Supreme Industries,
                                                  Inc., a manufacturer of
                                                  specialized truck bodies
                                                  and shuttle buses, since
                                                  1979, and President since
                                                  1992; Chairman of the
                                                  Board and a Director of
                                                  Contempri Homes, Inc., a
                                                  modular housing
                                                  manufacturing company,
                                                  since 1987; a Director of
                                                  Shelter Components
                                                  Corporation, a supplier

                                                                  Page 34
                                                  to the manufactured
                                                  housing and recreational
                                                  vehicle industries;
                                                  Director of Nu Horizons
                                                  Electronics Corp., an
                                                  electronic component
                                                  distributor; Director of
                                                  Transmedia Network, Inc.,
                                                  a specialized restaurant
                                                  savings charge card
                                                  company; Director of
                                                  Hirsch International
                                                  Corp., an importer of
                                                  computerized embroidery
                                                  machines and supplies,
                                                  and developer of
                                                  embroidery machine
                                                  application software;
                                                  Director of The Western
                                                  Transmedia Company, Inc.,
                                                  a franchisee of
                                                  Transmedia Network, Inc.
                                                  principally for the State
                                                  of California.

William J.      Director                 1986     Director of Company;
Barrett, 57                                       Senior Vice President of
                                                  Janney Montgomery Scott
                                                  Inc., investment bankers,
                                                  since 1966; Secretary of
                                                  TGC since 1986;
                                                  Supreme Industries, Inc.,
                                                  a manufacturer of
                                                  specialized truck bodies
                                                  and shuttle buses, since
                                                  1979; Secretary,
                                                  Assistant Treasurer, and


                                                                  Page 35
                                                  a Director of Contempri
                                                  Homes, Inc., a modular
                                                  housing manufacturer,
                                                  since 1987; Director of
                                                  Frederick's of Hollywood,
                                                  Inc., an apparel
                                                  marketing company;
                                                  Director of Shelter
                                                  Components Corporation, a
                                                  supplier to the
                                                  manufactured housing and
                                                  recreational vehicle
                                                  industries; Secretary and
                                                  a Director of The Western
                                                  Transmedia Company, Inc.,
                                                  a franchisee of
                                                  Transmedia Network, Inc.,
                                                  principally for the State
                                                  of  California, a
                                                  specialized finance
                                                  charge card company.

Kenneth        Treasurer &                        Treasurer and Chief
Uselton, 53    Chief Financial                    Financial Officer of the
               Officer                            Company; Division
                                                  Controller of the
                                                  Geophysical Division of
                                                  TGC from November, 1995;
                                                  served as Vice President
                                                  and CFO of Texstar, Inc.,
                                                  a plastics manufacturer
                                                  from May, 1990 to August,
                                                  1995.

Executive Compensation

The table below sets forth on an accrual basis all cash and cash equivalent

                                                                  Page 36
remuneration paid by the Company during the year ended December 31, 1995 to the Chief Executive Officer and any other executives whose salary and bonus exceeded $100,000, if any.

                                   Summary Compensation Table
                       Annual Compensation                   Long-Term Compensation

Name & Principal   Year    Salary    Other Annual     Restricted     Options       All Other
    Position                         Compensation    Stock Awards     / SAR's     Compensation

Allen T. McInnes   1995    $99,539    $5,260 (2)         -0-           -0-        $4,384 (3)
(1) Chairman       1994    $99,339       575 (2)         -0-           -0-        $4,919 (4)
                   1993    $49,662        -0-            -0-           -0-           375 (5)

R. J. Campbell     1995    $93,600    $20,654 (6)        -0-           -0-        $5,328 (7)
Vice Chairman      1994    $92,892    $17,764 (8)        -0-           -0-        $5,166 (9)
and CEO            1993    $78,687    $17,368(10)        -0-           -0-        $3,018(11)

(1) Mr. McInnes resigned as CEO effective March 31, 1996 (succeeded by Mr. Campbell) but continues as Chairman and as a member of the Board of Directors.
(2)  Represents personal use of company vehicle.
(3) Life insurance premiums ($900) and Company's contribution to 401(k) program ($3,484).
(4) Life insurance premiums ($900) and Company's contribution to 401(K) program ($4,019).
(5)  Life insurance premium.
(6) Represents personal use of company vehicle, Company's payment for personal income tax preparation in 1995, and 1994 Bonus of $18,500 paid in 1995.
(7) Represents Company's contribution to 401(k) program ($3,924) and life insurance premiums ($1,404) in 1995.
(8) Represents personal use or Company vehicle, Company's payment for personal income tax preparation in 1994, and 1993 bonus of $15,000 paid in 1994.

                                                                  Page 37
(9) Represents Company's contribution to 401(K) program ($3,762) and life insurance premiums ($1,404) in 1994.
(10) Represents personal use of company vehicle, Company's payment for personal income tax preparation in 1993, and 1993 bonus of $15,000 earned and accrued in 1993.
(11) Represents Company's contribution to 401(K) program ($1,729) and life insurance premiums ($1,289) in 1993.

The Company maintains Club memberships for certain of its executive officers. Although these memberships may be utilized from time-to-time for non-business purposes, the costs attributable to non-business purposes were not material. The Company believes that the aggregate amounts of such personal benefits do not exceed 10% of cash compensation paid to any individual in the table or, with respect to the group of all executive officers, ten percent(10%) of the aggregate cash compensation paid to the members of such group.

401(k) Plan

In 1987, the Company implemented a 401(k) salary deferral plan (the
Plan) which covers all employees who have reached the age of 20-1/2 years and have been employed by the Company for at least one year. The covered employees may elect to have an amount deducted from their wages for investment in a retirement plan. The Company has the option, at its discretion, to make contributions to the Plan. Effective January 1, 1990, the Company determined in its discretion to make a matching contribution to the Plan equal to 10% of the employees' contributions up to 6% of those employees' compensation. On July 24, 1991, to be effective August 5, 1991, the Board of Directors increased the Company's matching contribution to the Plan to fifty cents ($.50) for every one dollar ($1.00) of compensation a participant defers under the Plan up to 6% of those employees' compensation. Beginning January 4, 1993, the Board of Directors discontinued the matching contribution to the Plan. Concurrently with the acquisition of Chase Packaging, the Board of Directors reinstated contributions to the 401(k) salary deferral plan. The Company makes a matching contribution to the Plan equal to the sum of seventy-five percent (75%) of each Participant's salary reduction contributions to the Plan for

                                                                  Page 38
such Plan year which are not in excess of three percent (3%) of the Participant's compensation for such Plan year, and fifty percent (50%) of each Participant's salary reduction contributions to the Plan for such Plan Year which are in excess of three percent (3%) of the Participant's compensation but not in excess of eight percent (8%) of the Participant's compensation for such Plan Year. The total amount of the Company's contribution during 1995 for the four (4) executive officers of the Company participating in the 401(k) Plan was as follows: Allen T. McInnes - $3,483.85; Robert J. Campbell -$3,923.50; Wayne A. Whitener -$2,877.40;
and Doug Kirkpatrick - $2,548.58.


Stock Option Plans

1986 Incentive and Nonqualified Stock Option Plan

TGC's 1986 Incentive and Nonqualified Stock Option Plan is administered by a Stock Option Committee consisting of three members of the Board of Directors. The Stock Option Committee recommends, and the Board grants, options covering TGC's Common Stock to TGC's officers and/or employees based upon the value or potential value of services rendered by such persons. The exercise price for options granted under the Nonqualified Plan will be determined by the Stock Option committee on the date of grant; the exercise price for options granted under the Incentive Plan will not be less than the market value of the Common Stock on the date of grant. All options must be exercised within five years from the date of grant. No options may be exercised during the first 12 months following grant.
During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to

                                                                  Page 39
less than one-hundred shares at one time. The right to exercise is contingent upon continued employment with the Company; provided, however, that if any optionee becomes permanently disabled, then such optionee may exercise his option at any time within ninety (90) days after the termination of such employment due to disability. Notwithstanding the provisions discussed above, upon a Change of Control (as defined in the Incentive and Nonqualified Stock Option Plan) all options outstanding at such time will become immediately exercisable in full. During 1995, no options were granted under the Plan. In May 1996, 25,000 stock options were granted under the Plan. Granted options covering a total of 51,668 shares are outstanding under the Plan. The Plan terminated on July 24, 1996. Any stock option outstanding at the termination date will remain outstanding until it has been exercised, terminated, or has expired.

1993 Stock Option Plan

On June 3, 1993, the Company's Board of Directors approved and adopted the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan"). At the 1994 Annual Meeting, shareholders approved the 1993 Stock Option Plan. The following paragraphs summarize certain provisions of the 1993 Stock Option Plan and are qualified in their entirety by reference thereto.

The 1993 Stock Option Plan provides for the granting of options (collectively, the "Options") to purchase shares of the Company's Common Stock to certain key employees of the Company (and/or any of its affiliates), and certain individuals who are not employees of the Company but who from time-to-time provide substantial advice or other assistance or services to the Company (and/or any of its affiliates). The 1993 Stock Option Plan authorizes the granting of options (both statutory and non-statutory) to acquire up to 750,000 shares of Common Stock, subject to certain adjustments described below, to be outstanding at any time.
Subject to the foregoing, there is no limit on the absolute number of awards that may be granted during the life of the 1993 Stock Option Plan. At the present time, there are approximately 66 employees of the Company, including four officers of the Company (three of whom are also directors), who, in management's opinion, would be considered eligible to receive grants under the 1993 Stock Option Plan, although fewer employees may

                                                                  Page 40
actually receive grants.

Authority to administer the 1993 Stock Option Plan has been delegated to a committee (the "Committee") of the Board of Directors. Except as expressly provided by the 1993 Stock Option Plan, the Committee has the authority, in its discretion, to award Options and to determine the terms and conditions (which need not be identical) of such Options, including the person to whom, and the time or times at which, Options will be awarded, the number of Options to be awarded to each such person, the exercise price of any such Options, and the form, terms, and provisions of any agreement pursuant to which such Options are awarded. The 1993 Stock Option Plan also provides that the Committee may be authorized by the Board of Directors to make cash awards as specified by the Board of Directors to the holder of an Option in connection with the exercise thereof.

Subject to the limitations set forth below, the exercise price of the shares of stock covered by each 1993 Option will be determined by the Committee on the date of award.

Unless a holder's option agreement provides otherwise, the following provisions will apply to exercise by the holder of his or her option: No options may be exercised during the first twelve months following grant. During the second year following the date of grant, options covering up to one-third of the shares covered thereby may be exercised, and during the third year following the date of grant, options covering up to two-thirds of such shares may be exercised. Thereafter, and until the options expire, the optionee may exercise options covering all of the shares. With regard to approximately one-half of the options which have been granted, the Grantee can exercise up to one-half of the number of shares covered by an option during the first twelve months following the date of grant, and the balance thereafter (with the latter being limited in some cases to individual performance). Persons over sixty-five on the date of grant may exercise options covering up to one-half of the shares during the first year and thereafter may exercise all optioned shares. Subject to the limitations just described, options may be exercised as to all or any part of the shares covered thereby on one or more occasions, but, as a general rule, options cannot be exercised as to less than one-hundred shares at any

                                                                  Page 41
one time.

The exercise price of the shares of stock covered by each incentive stock option ("ISO"), within the meaning of Sec. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the fair market value of stock on the date of award of such ISO except that an ISO may not be awarded to any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price is at least one hundred ten percent (110%) of the fair market value of the stock at the time the ISO is awarded and the ISO is not exercisable after the expiration of five years from the date it is awarded. The exercise price of the shares of Common Stock covered by each Option that is not an ISO will not be less than fifty percent (50%) of the fair market value of the stock on the date of award.

Payment for Common Stock issued upon the exercise of an Option may be made in cash or with the consent of the Committee, in whole shares of Common Stock owned by the holder of the Option for at least six months prior to the date of exercise or, with the consent of the Committee, partly in cash and partly in such shares of Common Stock. If payment is made, in whole or in part, with previously-owned shares of Common Stock, the Committee may issue to such holder a new Option for a number of shares equal to the number of shares delivered by such holder to pay the exercise price of the previous Option having an exercise price equal to at least one-hundred percent (100%) of the fair market value per share of the Common Stock on the date of the exercise of the previous Option.

The duration of each Option will be for such period as the Committee determines at the time of award, but not for more than ten years from the date of award in the case of an ISO.

In the event of any change in the number of shares of Common Stock effected without receipt of consideration therefor by the Company by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving Corporation, the aggregate number and class of reserved shares, the number and class of shares subject to each outstanding Option, and the

                                                                   Page 42
exercise price of each outstanding Option will be automatically adjusted to reflect the effect thereon of such change. Unless a holder's option agreement provides otherwise, a dissolution or liquidation of the Company, certain sales of all or substantially all of the assets of the Company, certain mergers or consolidations in which the Company is not the surviving corporation, or certain transactions in which another corporation becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, will cause such holder's Options then outstanding to terminate, but such holder may, immediately prior to such transaction, exercise such options without regard to the period and installments of exerciseability applicable pursuant to such holder's option agreement.

The 1993 Stock Option Plan will terminate on June 3, 2003, or such earlier date as the Board of Directors may determine. Any stock option outstanding at the termination date will remain outstanding until it has been exercised, terminated, or has expired. The 1993 Stock Option Plan may be terminated, modified, or amended by the Board of Directors at any time without further shareholder approval, except that shareholder approval is required for any amendment which: (a) changes the number of shares of Common Stock subject to the 1993 Stock Option Plan other than by adjustment provisions provided therein, (b) changes the designation of the class of employees eligible to receive Options, (c) decreases the price at which ISO's may be granted, (d) removes the administration of the 1993 Stock Option Plan from the Committee, or (e) without the consent of the affected holder, causes the ISO's granted under the 1993 Stock Option Plan and outstanding at such time that satisfied the requirements of Sec. 422 of the Code no longer to satisfy such requirements.

During 1995 no stock options were granted under the Company's 1993 Stock Option Plan to officers and employees of the Company. A total of 590,000 stock options were granted in January, April, and June, 1996. Granted options covering a total of 625,000 shares are outstanding under the 1993 Stock Option Plan.

ISO's Exercised in 1995 by Officers of Company


                                                                  Page 43
On January 9, 1995, options for 4,000 shares and 2,332 shares of Common Stock at an exercise price of $.875 and $1.00, respectively, per share were exercised by Mr. Wayne Whitener, President of the Company. The Company received 1,458 shares of its Common Stock at a market value of $4.00 per share as payment for the exercise of the options.

On February 1, 1995, Mr. Allen T. McInnes, Chairman and CEO of the Company, exercised stock options to purchase 125,000 shares of Common Stock. The Company received $100,000 representing payment in full of the exercise price of the option.

The following table shows certain information with respect to options to acquire TGC's Common Stock held by the Company's Chairman and CEO and the Company's Vice Chairman.

              Aggregated Options Exercised in Last Fiscal Year
                         and FY-End Options Values

                                                     Number of            Value of
                                                     Unexercised          Unexercised
                                                     Options at           In-the-Money
                                                     FY-End (#)           Options at
                                                                          FY-End ($)

Name and           Shares               Value        Exercisable/         Exercisable/
Principal          Acquired on          Realized     Unexercisable        Unexercisable
Position           Exercise (#)          ($)

Allen T.          -0-                    -0-         250,000/ (2)         $81,250.00/
McInnes                                              125,000  (1)             -0-
Chairman
& CEO

Robert J.         -0-                    -0-          14,333/             $ 1,333.50
Campbell                                              15,667              $   291.75
Vice Chairman


                                                                  Page 44
(1) Mr. McInnes transferred 125,000 options to the Company's general pool on March 5, 1996.

(2) Mr. McInnes transferred 250,000 options to the Company's general pool on April 12, 1996.


                        TRANSACTIONS WITH MANAGEMENT

On May 31, 1994 the holder of the 9% Convertible Subordinated Preferred Stock elected to convert the Preferred Stock into 26,666 shares of TGC Common Stock. On July 2, 1994, 500,000 shares of Convertible Preferred Stock held by certain affiliates of the Company were converted into 1,530,000 shares of the Company's Common Stock. Pursuant to the terms governing the Preferred Stock and based upon the Company having achieved a trading price for its Common Stock of $1.60 per share for thirty consecutive trading days, all holders of the Convertible Preferred Stock elected to exercise their conversion privilege as of this date.

On July 28, 1995, 64,676 shares of Common Stock were contributed to the Company by a Director of TGC Industries, Inc. The Company included these shares in its treasury stock account at $2.50 per share which represents the fair market value of the Company's Common Stock on the date of the transaction.

On July 31, 1995, certain executive officers and directors of the Company exchanged $200,000 in short-term debt for Private Placement Units. On August 1, 1995, 4,874 Units were issued as payment of accrued interest on this debt.

In the fourth quarter of 1995, certain executive officers and directors of the Company made loans to the Company in the amount of $240,000 due to the cash requirements of the Company at the time. Interest expense of $3,538.35 was accrued on these loans for this period.

Certain directors and officers of the Company exchanged $365,812 of debt for Series C 8% Convertible Exchangeable Preferred Stock in connection with

                                                                  Page 45
the private placement of such Preferred Stock in July, 1996.

                          DESCRIPTION OF SECURITIES

The Company's Articles of Incorporation authorize 25,000,000 shares of Common Stock with a par value of $.10 per share. Each holder of Common Stock is entitled to one vote per share held of record at each meeting of the stockholders. As of July 31, 1996, there were 6,188,018 shares of the Company's Common Stock outstanding. The Company is also authorized to issue 4,000,000 shares of Preferred Stock with a par value of $1.00 per share. The Board of Directors authorized the issuance of 1,250,000 shares of Series C 8% Convertible Exchangeable Preferred Stock. Each holder of Preferred Stock is entitled to one vote per share held of record at each meeting of the stockholders. As of July 31, 1996, there were 1,150,350 shares of the Company's Preferred Stock outstanding. The Preferred Stock is convertible into shares of the Company's Common Stock and is convertible at the conversion price per share in years one and two at $.75, year three at $1.25, and thereafter at $2.00. Dividends at the rate of 8% per annum will accrue from the closing date and are payable, upon declaration by the Board of Directors, semi-annually, commencing January 1, 1997. The Preferred Stock is exchangeable in whole by the Company, at its sole option, into 8% Subordinated Convertible Debentures, Series A; provided that the Company may not exercise such exchange option prior to January 1, 1998.

Warrants

The Company issued Warrants as a component of Units offered in a private placement that closed in September, 1995. As of July 31, 1996, there were 737,174 Warrants issued in connection with that private placement outstanding. Each Warrant is exercisable for the purchase of one share of Common Stock for a period of 3 years from September 8, 1995 at $.375 per share. The Warrants are not callable or redeemable by the Company prior to the end of the 3 year term. If not exercised at the end of the 3 year term, each Warrant certificate or certificates representing, immediately before the end of their term, the right to purchase one share of Common Stock will automatically convert into one-tenth of one share of Common

                                                                  Page 46
Stock of the Company. Fractional shares will not be issued upon the exercise of the Warrants. In lieu thereof, a cash adjustment based on the fair market value of the Common Stock on the date of exercise will be made.

 The Company entered into a Warrant agreement with American Stock Transfer and Trust Company, as the Warrant agent in favor of the Warrant holders, which provides that the number of shares of Common Stock to be obtained upon exercise of a warrant, and the exercise price, are subject to adjustment (a) in the event of a stock dividend, split-up, sub-division, combination, or reclassification of the Company's Common Stock, and (b) for any capital reorganization or reclassification of the Common Stock of the Company, any mergers or consolidations of the Company with another entity, or the sale of substantially all of the assets of the Company.

Series C 8% Convertible Exchangeable Preferred Stock

The following summaries of certain provisions of the Series C 8%
Convertible Exchangeable Preferred Stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to all provisions of the Statement of Resolution Establishing Series C 8% Convertible Exchangeable Preferred Stock attached as Exhibit "A" hereto, including the definitions therein of certain terms.

General

The Company is authorized to issue shares of preferred stock in series, and in connection with such issuance, the Board of Directors of the Company is authorized without a further vote of the shareholders to fix the rights and qualifications, limitations or restrictions of any series of preferred stock, including the number of shares constituting any such series and the designation thereof, the voting rights, rights and terms of redemption, dividend rights, liquidation preferences and the rights and terms of conversion into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company. The Board of Directors has resolved that 1,250,000 shares of the Company's undesignated shares be designated as Series C 8% Convertible Exchangeable Preferred Stock (the "Preferred Stock"). Prior to the offering of the

                                                                  Page 47

designation of the Series C Preferred Stock, no series of preferred stock was outstanding. To the extent that all shares of the Preferred Stock are not issued, the Board of Directors of the Company would have the authority, without shareholder approval, to issue the remaining undesignated shares with voting, conversion, liquidation, dividend and other rights which could be on a parity with the Preferred Stock. In addition, future issuances of additional shares of preferred stock could make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company and accordingly may be used as an anti-takeover device.

The Company issued 1,150,350 shares of Series C 8% Convertible Exchangeable Preferred Stock in connection with a private placement that closed in July, 1996. The following is a description of the Preferred Stock which does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Company's Articles of Incorporation, and the Statement of Resolution Establishing Series C 8% Convertible Exchangeable Preferred Stock (the "Statement of Resolution") filed with the Secretary of State of Texas, which is attached as Exhibit "A" hereto.

Dividends

Holders of shares of the Preferred Stock will receive, when, as and if declared by the Board of Directors of the Company, dividends at a rate of eight percent (8%) per annum, payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1997. Dividends will be cumulative, will accumulate from the date of original issuance and will be payable to holders of record of the Preferred Stock as they appear on the books of the Company on such respective dates, not exceeding 60 days preceding such dividend payment date, as may be fixed by the Board of Directors of the Company in advance of the payment of each particular dividend.

The Preferred Stock ranks senior to the Common Stock as to dividends and upon liquidation. Before any dividends (other than dividends payable in Common Stock) on any class or series of stock of the Company ranking junior to the Preferred Stock as to dividends or upon liquidation shall be declared or paid or set apart for payment, the holders of shares of the

                                                                  Page 48
Preferred Stock are entitled to receive cumulative cash dividends, but only when and as declared by the Board of Directors, at the rate set forth above. No dividends can be declared on any class or series of stock ranking on a parity with the Preferred Stock as to dividends in respect of any dividend period unless there shall likewise be or have been declared on the Preferred Stock like dividends for all semi-annual periods coinciding with or ending before such semi-annual period ratably in proportion to the respective annual dividend rates fixed therefor. If the Company is in default with respect to any dividends payable on its Preferred Stock, the Company may not declare or pay or set apart for payment any dividends or make any distribution in cash or other property on, or redeem, purchase or otherwise acquire, any other class or series of stock ranking junior to the Preferred Stock either as to dividends or upon liquidation. Accruals of dividends will not bear interest.

The amount of dividends payable per share for each dividend period shall be computed by dividing the annual rate by two (2). The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of 12 30-day months.

Conversion

The holders of Preferred Stock are entitled at any time to convert their shares of Preferred Stock into shares of Common Stock at the following conversion rates (subject to adjustment as described below):

(a) prior to the close of business on July 1, 1998, at the conversion price per share of Common Stock of Seventy-Five Cents ($0.75);

(b) after July 1, 1998, and prior to the close of business on July 1, 1999, at the conversion price per share of Common Stock of One Dollar and Twenty-Five Cents ($1.25); and

(c) thereafter, at the conversion price per share of Common Stock of Two Dollars ($2.00).


                                                                  Page 49

Shares of Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends on such Preferred Stock to the opening of business on the corresponding dividend payment date (except shares called for redemption during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof or the Company's default in payment of the dividend due on such dividend payment date. A holder of Preferred Stock on a dividend payment date will receive the dividend payable on such Preferred Stock by the Company on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock for conversion.

No fractional shares will be issued upon conversion and, in lieu thereof, an adjustment in cash will be made based upon the last reported sale price of the Common Stock (or if not available, the average of the closing bid and asked prices) on the NASDAQ National Market System or SmallCap Market, on the principal national securities exchange, or the over-the-counter system where the Common Stock may then be traded, on the last business day prior to the date of such conversion.

The conversion rate is subject to adjustment in certain events, including
(i) the issuance of capital stock of the Company as a dividend or a distribution, (ii) subdivisions, combinations and reclassifications of the Common Stock, and (iii) the distribution to all holders of Common Stock of evidences of indebtedness of the Company or of assets (other than cash dividends from retained earnings) or subscription rights to securities of the Company. Except in these cases, the conversion rate will not be adjusted for the issuance of Common Stock. The Company reserves the right to make such increases in the conversion rate in addition to those required by the foregoing provisions as the Company in its discretion shall determine to be advisable in order that certain stock related distributions hereafter made by the Company to its shareholders shall not be taxable.

Except as discussed above, no adjustment upon conversion will be made for dividends on either the Preferred Stock or the Common Stock.


                                                                  Page 50
In case of any consolidation or merger of the Company with or into another corporation or entity other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of or change in outstanding shares of Common Stock, or any sale or transfer of all or substantially all the assets of the Company, the holder of each share of Preferred Stock shall after such consolidation, merger, sale or transfer have the right to convert such share of Preferred Stock into the kind and amount of securities, cash and other property which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of such share of Preferred Stock immediately prior to such consolidation, merger, sale or transfer.

Redemption at Option of the Company

Except for any redemption which the Company would be prohibited from effecting under applicable law, and provided the shares of Preferred Stock of a holder have not earlier been converted or exchanged in accordance with the provisions of the Preferred Stock, the shares of Preferred Stock may be redeemed by the Company, in whole or in part, at the option of the Company upon written notice by the Company to the holders of Preferred Stock at any time after July 1, 2000, in the event that the Preferred Stock of one or more holders has not been converted or exchanged pursuant to the terms hereof on or before such date. The Company shall redeem each share of Preferred Stock of such holders within thirty (30) days of the Company's delivery of the above notice to such holders and such holders shall surrender the certificate(s) representing such shares of Preferred Stock. For any partial redemptions the Company shall redeem shares in proportion to the number of shares held by each holder. The redemption amount shall be $5.00 per share, plus in each case accrued and unpaid dividends thereon to the date of payment of such amount (the total sum so payable on any such redemption being herein referred to as the "redemption price"); provided, however, that for any such redemption which is effected (i) on or after July 1, 2001 but prior to July 1, 2002, a premium of ten percent (10%) of the per share amount of such Preferred Stock shall be paid per share (i.e. $0.50 per share of Preferred Stock), (ii) on or after July 1, 2002 but prior to July 1, 2003, a premium of 20% per share (i.e. $1.00 per share);

                                                                  Page 51
(iii) on or after July 1, 2003 but prior to July 1, 2004, a premium of 30% per share (i.e. $1.50 per share); (iv) on or after July 1, 2004 but prior to July 1, 2005, a premium of 40% per share (i.e. $2.00 per share); and on or after July 1, 2005 a premium of 50% per share (i.e. $2.50 per share).

Upon payment of such redemption price, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends and distributions shall cease to accrue on and after such date, and all rights of the holder of the Preferred Stock as a shareholder of the Company shall cease and terminate.

Exchange into Subordinated Convertible Debentures

The Preferred Stock is exchangeable in whole, but not in part, at the sole option of the Company into the Company's 8% Subordinated Convertible Debentures, Series A at an exchange rate of $5.00 principal amount of Subordinated Debentures for each share of Preferred Stock; provided that the Company may not exchange any shares of Preferred Stock unless all cumulative dividends have been paid to the date of exchange. The Company's exchange option is further restricted by the terms of the Preferred Stock which provide the Company may not exercise such exchange option prior to January 1, 1998. Furthermore, under the terms of the Preferred Stock: (1) the maturity date of the Convertible Debentures will be equal to the later of July 1, 2000 or two years from the date of exchange of such Preferred Stock, and (2) in the event of an exchange of Preferred Stock for Convertible Debentures on or after July 1, 2001, the principal amount of Debentures exchanged for each share of Preferred Stock shall include a premium identical to the premium described above with respect to the Company's exercise of its redemption option or after such date (e.g. for an exchange on or after July 1, 2001 but prior to July 1, 2002, a premium of ten percent (10%) of the principal amount of the Debentures per share (i.e. a premium of $0.50 per share of Preferred Stock or a Convertible Debenture in the principal amount of $5.50 per share of Preferred Stock.))

Under the terms of the Convertible Debentures, the Debentures will have a maturity date equal to the later of July 1, 2000 or two years from the date of exchange. The Company shall send to each holder of Preferred Stock

                                                                  Page 52
notice of the exchange not less than 30 days nor more than 60 days prior to the exchange date at the address shown on the books of the Company. On and after the date of exchange of Preferred Stock for Subordinated Debentures, the Preferred Stock shall cease to accrue dividends, shall no longer be deemed to be outstanding and shall represent only the right to receive the Subordinated Debentures.

Voting Rights

The holders of the shares of Preferred Stock are entitled to one vote per share of Preferred Stock held by them, to vote upon all matters which the holders of shares of the Company's Common Stock shall have the right to vote. In all cases, as a matter of law, where the holders of shares of Preferred Stock shall have the right to vote separately as a class, such holders will also be entitled to one vote per share of Preferred Stock held by them.

The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting as a class, will be required to (i) authorize, create or issue, or increase the authorized or issued amount of, shares of any class or series of stock ranking senior to the Preferred Stock, either as to dividends or upon liquidation, or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any provisions of the Company's Articles of Incorporation or of the Statement of Resolution establishing this series of Preferred Stock so as to materially and adversely affect the preferences, special rights or powers of the Preferred Stock; provided, however, that any increase in the authorized preferred stock or the creation and issuance of any other series of preferred stock ranking on a parity with or junior to the Preferred Stock shall not be deemed to materially and adversely affect such preferences, special rights or powers.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company, or proceeds thereof (whether capital or surplus),

                                                                  Page 53
shall be made to or set apart for the holders of any class of stock of the Company ranking junior to the Preferred Stock upon liquidation, the holders of the Preferred Stock shall be entitled to receive $5.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid to the date of final distribution, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares of the Preferred Stock and any other class or series of preferred stock ranking on a parity with the Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company to, or a consolidation or merger of the Company with, one or more other corporations (whether or not the Company is the corporation surviving such consolidation or merger) will not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

8% Subordinated Convertible Debentures, Series A

If the Company elects to exchange the Preferred Stock for the Company's 8% Subordinated Convertible Debentures, Series A ("Subordinated Debentures"),the Company will issue the Subordinated Debentures to all holders of Preferred Stock. The following summaries of certain provisions of the Subordinated Debentures, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Form of Debenture Agreement and the Debenture attached as Exhibit "B" hereto, including the definitions therein of certain terms.

General

The Subordinated Debentures will be unsecured, subordinated obligations of the Company, limited to an aggregate principal amount equal to the

                                                                  Page 54
aggregate stated value of the Preferred Stock for which the Subordinated Debentures are exchanged, and will mature on the later of July 1, 2000 or two years from the date of exchange of Preferred Stock for Subordinated Debentures. The Company will pay interest on the Subordinated Debentures semi-annually at 8% per annum, the same rate as paid on the Preferred Stock. Interest will be paid on the Subordinated Debentures to the persons who are registered holders at the close of business on the 15th day of the month next preceding the interest payment date. Interest will be computed on the basis of a 360-day year of 12 30-day months. Principal and interest will be payable and the Subordinated Debentures may be presented for conversion, exchange or transfer at the principal office of the Company.

Conversion Rights

The holders of Subordinated Debentures will be entitled at any time on or before the maturity thereof to convert the Subordinated Debentures into Common Stock of the Company. The initial conversion price of the Debentures will be at the same conversion price in effect for the Preferred Stock at the date of exchange of the Preferred Stock for Subordinated Debentures. Following the date of exchange, the terms of the Debentures with respect to the conversion price and the adjustments to the conversion price are identical, in all material respects, to such terms contained in the Preferred Stock as described above.

Subordination

The payment of principal (and premium, if any) and interest on, the Subordinated Debentures is subordinated in right of payment to the payment of all Superior Indebtedness of the Company. "Superior Indebtedness" is defined as (a) Funded Debt, being all indebtedness of the Company having a final maturity of more than one year, and all guarantees of indebtedness extending more than one year, from its "date of origin" or which is renewable or extendable at the option of the obligor for a period or periods of more than one year from its date of origin, and all amounts due under capitalized leases reflected on the balance sheets; and (b) Current Debt, being all unsecured indebtedness for money borrowed, payable on demand or having a maturity or not more than one year from the date of

                                                                  Page 55
determination (other than current maturities of Funded Debt) and not extendable or renewable at the option of obligor.

The Company is not limited in the amount of Superior Indebtedness that may be incurred and the Company may from time to time incur additional Superior Indebtedness. In addition, any subsidiary of the Company may incur liabilities and have obligations to third parties. The claims of such third parties to the assets of such subsidiaries will be superior to those of the Company as a shareholder and therefore the Subordinated Debentures may be deemed to be effectively subordinated to the claims of such third parties.

In the event of any payment or distribution of assets or securities of the Company upon any liquidation, dissolution, winding-up or reorganization of or similar proceeding relating to the Company, the payment of the principal (and premium, if any) and interest on the Subordinated Debentures is to be subordinated in right of payment to the prior payment in full of all Superior Indebtedness. No payment on account of principal (and premium, if any) or interest on the Subordinated Debentures may be made if, at the time of such payment, or immediately after giving effect thereto, there exists a default with respect to any Superior Indebtedness provided that no such event of default will prevent payment on the Subordinated Debentures for more than 180 days unless the holder of such Superior Indebtedness has commenced judicial proceedings with respect to such default within such period. Upon payment or distribution of assets or securities of the Company upon any liquidation, dissolution, winding-up or reorganization of or similar proceedings relating to the Company, the holders of Superior Indebtedness will be entitled to receive payment in full before the holders of Subordinated Debentures are entitled to receive any payment.

By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Superior Indebtedness may recover more, ratably, than the holders of the Subordinated Debentures.

Prepayment of Debentures

The Company may, at any time after March 31, 1997, prepay the Notes in

                                                                  Page 56
whole or in part (in amounts of not less than $50,000) by payment of one hundred ten percent (110%) of the principal amount of the Notes, or portion thereof to be prepaid, and payment of the accrued interest thereon to the date of prepayment. The Company shall give written notice of any such prepayment of the Debentures to each holder thereof not less than thirty
(30) days nor more than sixty (60) days before the date fixed for such optional prepayment. Such notice shall specify (i) such date, and (ii) the principal amount of the holder's Debentures to be prepaid and the aggregate principal amount of all Debentures to be prepaid.

Upon the occurrence of either of the following events, and upon the written request of any holder of the Debentures, the Company shall prepay such holder's Debentures in whole by payment of one hundred percent (100%) of the principal amount of the Debentures and payment of the accrued interest thereon to the date of prepayment, within thirty (30) days of the Company's receipt of such written request: (a) in the event that a person, who as of May 15, 1996 owned no more than five percent (5%) of the issued and outstanding shares of Common Stock of the Company (no preferred stocks being issued and outstanding at such date), shall acquire ownership of that portion of the issued and outstanding Common Stock and/or preferred stock of the Company which in the aggregate possesses thirty-five percent (35%) or more of the voting rights of all issued and outstanding shares of Common Stock and preferred stock of the Company, or (b) in the event of the consolidation with or merger of the Company with or into another corporation or entity, or in the event of the sale, lease or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety.

Defaults and Remedies

An Event of Default under the Debenture Agreement is defined as: default for 15 days in payment of interest on the Subordinated Debentures; default in payment of principal of the Subordinated Debentures at maturity; failure by the Company for 30 days after notice to it to comply with any of its other covenants in the Debenture Agreement; the sale by the Company of all or substantially all of its assets; and certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is

                                                                  Page 57
continuing, the holder of a Subordinated Debenture may, upon 10 days prior written notice, declare his Subordinated Debenture to be due and payable immediately, provided that the holders of 51% of the aggregate principal amount of the Debentures may waive any such Event of Default.

Modification and Amendment

Modification and amendment of the Debenture Agreement may be effected by the Company with the consent of the holders of 66 2/3% of the aggregate principal amount of the Subordinated Debentures, provided that no such modification or amendment may, without the consent of each holder affected thereby: reduce the amount of Subordinated Debentures whose holders must consent to an amendment; reduce the rate or change the time and place for payment of interest on any Subordinated Debenture; reduce the principal of or change the fixed maturity of any Subordinated Debenture; or make any Debenture convertible into any securities other than as described in the Debenture Agreement.

Common Stock

The Company's Articles of Incorporation authorize 25,000,000 shares of Common Stock with a par value of $.10 per share. Each holder of Common Stock is entitled to one vote per share held of record at each meeting of the stockholders. As of July 31, 1996, there were 6,188,018 shares of the Company's Common Stock outstanding. Subject to the rights of the holders of shares of Preferred Stock which are issued and outstanding from time to time, holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor and to participate pro-rata in dividends and, upon liquidation, any distribution to stockholders. The Common Stock carries no preemptive, subscription, or cumulative voting rights or redemption or sinking fund provisions.

The Articles of Incorporation and Bylaws of the Company provide authorization for dividing the Board of Directors into three separate classes having staggered terms so that only one-third of the total number of directors is up for election at each annual meeting of the shareholders

                                                                  Page 58
of the Company. The Articles of Incorporation also provide that the provision authorizing such a classification of the Board of Directors may not be amended, altered, changed or repealed in any respect without an affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding shares of capital stock of the Company at a meeting called for such purpose. At the present time, the Company does not anticipate that a division of the Board of Directors into three separate classes with each class having a staggered term, as provided above, will be placed into effect.

For a description of the Company's stock option plans, see "Management - Executive Compensation."

                          SELLING SECURITY HOLDERS

Selling Security Holders of Preferred Stock

The following table shows for the Selling Security Holders as of July 31, 1996, certain information with regard to beneficial ownership of Preferred Stock, $1.00 par value as follows: the amount of Preferred Stock beneficially owned prior to the offering, the number of shares of Preferred Stock offered hereby, and the amount and percentage of shares to be owned after the offering, assuming all of the shares offered hereby are sold by the Selling Security Holders.


                                                         Amount and
                                                         Percent of
                         Amount of                       Beneficial
                         Beneficial                      Ownership of
                         Ownership of     Amount of      Preferred
                         Preferred        Preferred      Stock After
                         Stock Prior to   Stock Hereby   Offering
Name                     Offering (1)     Offered        (1)     (2)

Anne H. Angers           1,250            1,250          -0-     -0-
John W. Angers           2,500            2,500          -0-     -0-
Barbara R. Barkley         500              500          -0-     -0-

                                                                  Page 59

Peter D. Barrett         4,000            4,000          -0-     -0-
Sara Barrett            10,000           10,000          -0-     -0-
William J. Barrett (3)  50,000           50,000          -0-     -0-
Christopher H. Barrett   2,000            2,000          -0-     -0-
Edna L. Beals &
Robert P. Beals          3,000            3,000          -0-     -0-
Robert P. Beals          9,000            9,000          -0-     -0-
Birchfam Holdings Ltd.
Partnership             20,000           20,000          -0-     -0-
William F. Bloom         5,000            5,000          -0-     -0-
Arthur M. Borden         3,000            3,000          -0-     -0-
James A. Brickley        5,000            5,000          -0-     -0-
Douglas J. Brickley      1,000            1,000          -0-     -0-
Bridgewater Partners,
L.P.                    15,000           15,000          -0-     -0-
Billie J. Campbell       2,000            2,000          -0-     -0-
Robert J. Campbell (4)   3,000            3,000          -0-     -0-
Angela R. Cappelli       4,000            4,000          -0-     -0-
John J. Cassese         30,000           30,000          -0-     -0-
William R. Cast         10,000           10,000          -0-     -0-
Barbara B. Chafkin      10,000           10,000          -0-     -0-
Joseph D. Cooper &
Robert J. Cooper        10,000           10,000          -0-     -0-
Cooperative Holding
Corporation             10,000           10,000          -0-     -0-
Ira M. Cotler            2,500            2,500          -0-     -0-
Richard J. Cranmer      10,000           10,000          -0-     -0-
C.S.L. Associates, L.P. 25,000           25,000          -0-     -0-
Donald E. Cutler        10,000           10,000          -0-     -0-
Craig M. Drake           5,000            5,000          -0-     -0-
William J. Dunne         5,000            5,000          -0-     -0-
The Edgewood
Organization, Inc.       5,000            5,000          -0-     -0-
Jason M. Elsas          40,000           40,000          -0-     -0-
Roger D. Elsas           3,000            3,000          -0-     -0-
Carol L. Fenton          5,000            5,000          -0-     -0-
Joseph P. Fenton         5,000            5,000          -0-     -0-

                                                                  Page 60
Edward L. Flynn         10,000           10,000          -0-     -0-
Neal Forman &
Patricia Forman JT-TEN   5,000            5,000          -0-     -0-
Fort Wayne Otolaryn-
gology, L.L.C. Profit
Sharing Plan FBO
William R. Cast         10,000           10,000          -0-     -0-
Fort Wayne Otolaryn-
gology, L.L.C. Money
Purchase Plan FBO
William R. Cast         10,000           10,000          -0-     -0-
Robert B. Friedman       3,000            3,000          -0-     -0-
Catherine H. Gaffey      6,000            6,000          -0-     -0-
David S. Gardner         2,000            2,000          -0-     -0-
Elizabeth R. Gardner     2,000            2,000          -0-     -0-
Herbert M. Gardner (5)  40,000           40,000          -0-     -0-
Mary K. Gardner          2,000            2,000          -0-     -0-
Peter H. Gardner         2,000            2,000          -0-     -0-
Gerlach & Co.           80,000           80,000          -0-     -0-
Stuart M. Gerson &
Pamela Somers JT-TEN    10,000           10,000          -0-     -0-
Ann C. W. Green          8,607            8,607          -0-     -0-
Arthur Greenberg         2,500            2,500          -0-     -0-
Marcy Greenberg          2,500            2,500          -0-     -0-
Craig W. Hamilton        4,000            4,000          -0-     -0-
Eugene A. Harcsar        5,250            5,250          -0-     -0-
Lyle B. Himebaugh        5,000            5,000          -0-     -0-
Esther Horn             10,000           10,000          -0-     -0-
Genia Horn              10,000           10,000          -0-     -0-
Shimmie Horn             5,000            5,000          -0-     -0-
Janney Montgomery
Scott, Inc.             14,831           14,831          -0-     -0-
Donald R. Janower
Rev. Living Trust       10,000           10,000          -0-     -0-
Kristof Janowski         5,000            5,000          -0-     -0-
Karfunkel Family
Foundation              40,000           40,000          -0-     -0-

                                                                  Page 61
Nina Marache King        5,000            5,000          -0-     -0-
Francis G. Lauro, Jr.    5,000            5,000          -0-     -0-
Carol Leibner           10,000           10,000          -0-     -0-
Richard A. Leibner &
Carole Leibner JT-TEN   10,000           10,000          -0-     -0-
Herbert Marache, III    11,350           11,350          -0-     -0-
Herbert Marache, Jr.     1,650            1,650          -0-     -0-
Mark Marache             5,000            5,000          -0-     -0-
Marathon Agents Inc.
Profit Sharing Plan
& Tr.                    5,000            5,000          -0-     -0-
Phyllis D. Martins       5,000            5,000          -0-     -0-
Allen McInnes (6)       63,162           63,162          -0-     -0-
Alfred D. Morgan         5,000            5,000          -0-     -0-
Robert C. O'Mara         5,250            5,250          -0-     -0-
Anup Patel               5,000            5,000          -0-     -0-
Rams Head Ltd. Pension
Plan dtd John Ramsey,
Trustee                  4,000            4,000          -0-     -0-
John White Ramsey        6,000            6,000          -0-     -0-
Redemptorist Fathers
of Brazil               20,000           20,000          -0-     -0-
David Roth Rev. Living
Trust                   10,000           10,000          -0-     -0-
Robert T. Ryan           5,000            5,000          -0-     -0-
Robert G. Sampson        5,000            5,000          -0-     -0-
Stuart F. Sayre          5,000            5,000          -0-     -0-
Douglas Schenendorf      5,000            5,000          -0-     -0-
Carol Seiden             7,000            7,000          -0-     -0-
Henry Seiden &
Helen R. Seiden JT-TEN   6,000            6,000          -0-     -0-
Matthew Seiden           5,000            5,000          -0-     -0-
Michael Sitzer           2,500            2,500          -0-     -0-
James Conner Smith       5,000            5,000          -0-     -0-
Special Situations
Cayman Fund L.P.        50,000           50,000          -0-     -0-
Special Situations

                                                                  Page 62
Fund III L.P.          150,000          150,000          -0-     -0-
Aaron Speisman Rev. Tr. 10,000           10,000          -0-     -0-
Gavin Spencer           10,000           10,000          -0-     -0-
Richard C. Stafford     10,000           10,000          -0-     -0-
Judith H. Stanley       20,000           20,000          -0-     -0-
Leslie D. Sternberg
Rev. Liv. Tr.           10,000           10,000          -0-     -0-
Sidney Todres Profit
Sharing Plan            30,000           30,000          -0-     -0-
Wayne A. Whitener (7)    3,000            3,000          -0-     -0-
Allen Wolkow             2,500            2,500          -0-     -0-
Allen and Sheila Wolkow  2,500            2,500          -0-     -0-

(1) The amounts of securities owned have been calculated in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, shares beneficially owned by a person as a result of the right to acquire beneficial ownership of such security within a period of sixty days, if any, were deemed to be currently outstanding solely with respect to the holder of such right.

(2) Based on 1,150,350 shares outstanding at July 31, 1996; assumes all of the shares offered hereby are sold by the Selling Security Holder.

(3) Does not include 10,000 shares of Preferred Stock owned by Mr. Barrett's wife. Mr. Barrett disclaims beneficial ownership of such shares. Mr. Barrett is Secretary and a Director of the Company.

(4) Does not include 2,000 shares of Preferred Stock owned by Mr. Campbell's wife. Mr. Campbell disclaims beneficial ownership of such shares. Mr. Campbell is Vice-Chairman of the Board and Chief Executive Officer of the Company.

(5) Does not include 2,000 shares of Preferred Stock owned by Mr. Gardner's wife. Mr. Gardner disclaims beneficial ownership of such shares. Mr. Gardner is a Director of the Company.

(6)  Mr. McInnes is Chairman of the Board of the Company.

                                                                  Page 63

(7)  Mr. Whitener is President and a Director of the Company.

Selling Security Holders of Warrants

The following table shows for the Selling Security Holders as of July 31, 1996, certain information with regard to beneficial ownership of Warrants as follows: the amount of Warrants beneficially owned prior to the offering, the number of shares of Warrants offered hereby, and the amount and percentage of Warrants to be owned after the offering, assuming all of the Warrants offered hereby are sold by the Selling Security Holders.


                                                                        Amount and
                                         Amount of                      Percent of
                                         Beneficial                     Beneficial
                                         Ownership of    Amount of      Ownership
                                         Warrants        Warrants       of Warrants
                                         Prior to        Hereby         After Offering
                                         Offering (1)    Offered        (1) (2)

Name

American Stock Transfer & Tr. Co.        50,000          50,000         -0-    -0-
Henry Nathaniel Arnberg and Lynda S.
Arnberg JT-TEN                           10,000          10,000         -0-    -0-
Sara Barrett                              7,500           7,500         -0-    -0-
William J. Barrett (3)                   80,600 (3)      80,600         -0-    -0-
Ronald Berardino                         15,000          15,000         -0-    -0-
Robert J. Campbell(4)                    12,500          12,500         -0-    -0-
Angela R. Cappelli                       20,000          20,000         -0-    -0-
William R. Cast                          10,000          10,000         -0-    -0-
Cristina Corsini                          9,800           9,800         -0-    -0-
Robert J. Deputy                         15,000          15,000         -0-    -0-
John Eisenberger                         25,000          25,000         -0-    -0-
Roger D. Elsas                           10,000          10,000         -0-    -0-
John H. Fallon                           20,000          20,000         -0-    -0-
Joe Fenton                               20,000          20,000         -0-    -0-
Robert B. Friedman                       15,000          15,000         -0-    -0-

                                                                                 Page 64
Herbert M. Gardner(5)                    80,600          80,600         -0-    -0-
John R. Gildea                           10,000          10,000         -0-    -0-
Carole Leibner (6)                       12,500          12,500         -0-    -0-
Richard A. Leibner & Carole Leibner
JT-TEN (7)                               12,500          12,500         -0-    -0-
Paul Michael Levine                      10,000          10,000         -0-    -0-
William D. Marohn & Elaine A.
Marohn JT-TEN                            10,000          10,000         -0-    -0-
Peter Mayer                              10,000          10,000         -0-    -0-
Mayfield Corporation                     10,000          10,000         -0-    -0-
Allen T. McInnes (8)                     81,174          81,174         -0-    -0-
Albert T. Robinson                       50,000          50,000         -0-    -0-
Henry Seiden & Helen R. Seiden JT-TEN    10,000          10,000         -0-    -0-
Michael Sitzer & Paula Sitzer JT-TEN     10,000          10,000         -0-    -0-
Gavin Spencer                            50,000          50,000         -0-    -0-
Judith H. Stanley                        25,000          25,000         -0-    -0-
Sidney Todres                            10,000          10,000         -0-    -0-
Stanton F. Weissenborn                   25,000          25,000         -0-    -0-

(1) The amounts of securities owned have been calculated in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, Warrants beneficially owned by a person as a result of the right to acquire beneficial ownership of such security within a period of sixty days, if any, were deemed to be currently outstanding solely with respect to the holder of such right.

(2) Based on 737,174 Warrants outstanding at July 31, 1996; assumes all of the shares offered hereby are sold by the Selling Security Holder.

(3) Does not include 7,500 Warrants owned by Mr. Barrett's wife. Mr. Barrett disclaims beneficial ownership of such Warrants. Mr. Barrett is Secretary and a Director of the Company.

(4) Mr. Campbell is CEO and Vice-Chairman of the Board of Directors of the Company.

(5)  Mr. Gardner is a Director of the Company.

                                                                  Page 65
(6) Does not include 12,500 Warrants owned by Ms. Leibner jointly with Mr. Leibner.

(7)  Does not include 12,500 Warrants owned by Ms. Leibner individually.

(8)  Mr. McInnes is Chairman of the Board of the Company.

Selling Security Holders of Common Stock

The following table shows for the Selling Security Holders as of July 31, 1996, certain information with regard to beneficial ownership of Common Stock, $.10 par value as follows: the amount of Common Stock beneficially owned prior to the offering, the number of shares of Common Stock offered hereby, and the amount and percentage of shares to be owned after the offering, assuming all of the shares offered hereby are sold by the Selling Security Holders.

                                         Amount of                      Amount and
                                         Beneficial                     Percent of
                                         Ownership                      Beneficial
                                         of Common       Amount of      Ownership of
                                         Stock           Common         Common Stock
                                         Prior to        Stock          After
                                         Offering        Hereby         Offering
                                         (1)             Offered        (1) (2)

American Stock Transfer & Tr. Co.        100,000         50,000         50,000 *
Henry Nathaniel Arnberg and Lynda S.
Arnberg JT-TEN                            20,000         10,000         10,000 *
Sara Barrett                             145,941          7,500        138,441 /2.21%
William J. Barrett (3)                 1,072,912         80,600        992,312 /14.96%
Ronald Berardino                         136,250         15,000        121,250 /1.99%
Robert J. Campbell (4)                   202,971         12,500        190,471 /3.04%
Angela R. Cappelli                        66,666         20,000         46,666 *
Shirley G. Carpenter                      30,500         20,000         10,500 *
William R. Cast                          263,750         10,000        253,750 /4.09%

                                                                                    Page 66
Cristina Corsini                          19,600          9,800          9,800 *
Robert J. Deputy                          30,000         15,000         15,000 *
John Eisenberger                          50,000         25,000         25,000 *
Roger D. Elsas                            69,250         10,000         59,250 *
John H. Fallon                            40,000         20,000         20,000 *
Joe Fenton                                73,333         20,000         53,333 *
Robert B. Friedman                        50,000         15,000         35,000 *
David S. Gardner                          62,833         12,000         50,833 *
Herbert M. Gardner (5)                   801,290         80,600        720,690 /10.97%
John R. Gildea                            20,000         10,000         10,000 *
Carole Leibner (6)                       289,583         12,500        277,083 /4.33%
Richard A. Leibner & Carole
Leibner JT-TEN (7)                       210,416         12,500        197,916 /3.13%
Paul Michael Levine                       20,000         10,000         10,000 *
William D. Marohn & Elaine A.
Marohn JT-TEN                             20,000         10,000         10,000 *
Peter Mayer                               20,000         10,000         10,000 *
Mayfield Corporation                      20,000         10,000         10,000 *
Allen T. McInnes (8)                   1,671,926        206,174      1,465,752 /21.62%
Albert T. Robinson                       100,000         50,000         50,000 *
Henry Seiden & Helen R. Seiden JT-TEN     91,250         10,000         81,250 /1.31%
Michael Sitzer & Paula Sitzer JT-TEN (9)  20,000         10,000         10,000 *
Gavin Spencer                            166,666         50,000        116,666 /1.88%
Judith H. Stanley                        245,833         25,000        220,833 /3.55%
Sidney Todres                            240,625         10,000        230,625 /3.72%
Stanton F. Weissenborn                   112,500         25,000         87,500 /1.41%
Wayne Whitener (10)                       77,226          6,332         70,894 / 1.13%

*Denotes less than 1%

(1) The amounts of securities owned have been calculated in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In making these calculations, shares beneficially owned by a person as a result of the right to acquire beneficial ownership of such security within a period of sixty days, if any, were deemed to be currently outstanding solely with respect to the holder of such right.

                                                                  Page 67
(2) Based on 6,188,018 shares of Common Stock outstanding at July 31, 1996; assumes all of the shares offered hereby are sold by the Selling Security Holder.

(3) Does not include 71,775 shares of Common Stock owned by Mr. Barrett's wife and does not include 66,666 shares purchasable upon the conversion of Preferred Stock owned by Mr. Barrett's wife. Mr. Barrett disclaims beneficial ownership of these shares. Mr. Barrett is Secretary and a Director of the Company.

(4) Does not include 28,625 shares of Common Stock owned by Mr. Campbell's wife and does not include 13,333 shares purchasable upon the conversion of Preferred Stock owned by Mr. Campbell's wife. Mr. Campbell disclaims beneficial ownership of these shares. Mr. Campbell is Vice-Chairman of the Board and CEO of the Company.

(5) Does not include 83,848 shares of Common Stock owned by Mr. Gardner's wife and does not include 13,333 shares purchasable upon the conversion of Preferred Stock owned by Mr. Gardner's wife. Mr. Gardner disclaims beneficial ownership of these shares. Mr. Gardner is a Director of the Company.

(6) Includes 210,416 shares of Common Stock beneficially owned by Ms. Leibner jointly with her husband, Richard Leibner.

(7) Does not include 10,000 shares of Preferred Stock, which is convertible into 66,666 shares of Common Stock at the initial conversion price of $.75 per share of Common Stock, owned individually by Ms. Leibner.

(8)  Mr. McInnes is Chairman of the Board of the Company.

(9) Does not include 2,500 shares of Preferred Stock, which is convertible into 16,666 shares of Common Stock at the initial conversion price of $.75 per share of Common Stock, individually owned by Michael Sitzer.

(10) Mr. Whitener is President and a Director of the Company.

                                                                  Page 68
                            PLAN OF DISTRIBUTION

Certain Selling Security Holders are offering for sale pursuant to this Prospectus a total of 1,150,350 shares of Preferred Stock and a total of 737,174 Warrants of the Company. Additionally, Certain Selling Security Holders are offering for sale pursuant to this Prospectus a total of 900,506 shares of Common Stock of the Company. In addition, 887,174 shares of Common Stock are issuable by the Company upon the exercise of 887,174 Warrants and up to 7,669,000 shares of Common Stock are issuable by the Company upon the conversion of 1,150,350 shares of Preferred Stock. Such Common Stock will be offered for sale by the holders thereof in the event such Warrants are exercised or such Preferred Stock is converted by the holders or any subsequent holder of such Warrants or Preferred Stock. No commissions will be paid in connection with such exercise or conversion. The Warrants and shares ofPreferred Stock and Common Stock offered for sale by the Selling Security Holders will be offered for sale to the public (if at all) only in such amounts as determined in each such holder's sole discretion.

It is anticipated that the Warrants and the shares of Preferred Stock and Common Stock will be offered in the NASDAQ SmallCap Market (or, if not available for the Warrants or the Preferred Stock, the over-the-counter market) or in negotiated transactions or block trades, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Warrants and the shares of Preferred Stock and Common Stock offered hereby may be sold from time to time on a best efforts basis through registered broker-dealers, to be selected by the Selling Security Holders, who may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or the purchaser of shares for whom such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer may be in excess of customary commissions). It is anticipated that the offering will continue until all of the securities offered hereby are sold or until the Company determines, in its sole discretion, that such offering should cease.

There is no underwriter or coordinating broker acting in connection with this offering. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Security Holders in amounts negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the

                                                                  Page 69
Securities Act of 1933 (the "Securities Act") in connection with such sales. In addition, each Selling Security Holder may be deemed to be an "underwriter" within the meaning of the Securities Act with respect to the securities offered by him. Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

In order to comply with certain states' securities laws, if applicable, the Warrants and shares of Preferred Stock and Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Warrants and shares of Preferred Stock and Common Stock may not be sold unless the Warrants, Preferred Stock, and Common Stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.


           LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

As permitted by the provisions of the Texas Business Corporation Act, the Articles of Incorporation of the Company eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the corporation; (ii) for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derives an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) for an act or omission for which the liability of a director is expressly provided by statute; or (v) for an act related to an unlawful corporate distribution. In addition, these provisions do not limit the rights of the Company or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

The Company's Articles of Incorporation and Bylaws provide that the Company

                                                                  Page 70
shall indemnify all directors and officers of the Company to the full extent permitted by the Texas Business Corporation Act. Under such provisions any director or officer who, in his capacity as such, is made or threatened to be made a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. The Articles of Incorporation, Bylaws, and the Texas Business Corporation Act further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Articles of Incorporation and the Bylaws or any other agreement, vote of stockholders or disinterested directors, or otherwise.


                              LEGAL PROCEEDINGS

The Company is a defendant in various legal actions that arose out of the normal course of business. It is management's opinion, based on evaluation and discussion with counsel, that the ultimate outcome of those matters will not have a material adverse effect on the Company's financial position or its results of operations.


                    INTEREST OF NAMED EXPERTS AND COUNSEL

Mr. Rice M. Tilley, Jr. is a shareholder in the law firm of Law, Snakard & Gambill, P.C. and is an Assistant Secretary of the Company.



                        INDEX TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants. . . . . . . . . . F-2

Consolidated Balance Sheets as of December 31, 1995
  and June 30, 1996 (unaudited) . . . . . . . . . . . . . . . . . . . F-3

Consolidated Statements of Operations for the Years Ended

                                                                  Page 71
 December 31, 1995 and 1994 and the six months ended
 June 30, 1996 and 1995 (unaudited) . . . . . . . . . . . . . . . . . F-4

Consolidated Statement of Stockholders' Equity. . . . . . . . . . . . F-5

Consolidated Statements of Cash Flows for the Years Ended
 December 31, 1995 and 1994 and the six months ended
 June 30, 1996 and 1995 (unaudited) . . . . . . . . . . . . . . . . . F-6

Notes to Consolidated Financial Statements. . . . . . . . . . . . . . F-8


            Report of Independent Certified Public Accountants


Board of Directors and Stockholders
TGC Industries, Inc.


We have audited the accompanying consolidated balance sheet of TGC Industries, Inc. and Subsidiary as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


                                                                  Page 72
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TGC Industries, Inc. and Subsidiary as of December 31, 1995, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP

Dallas, Texas
February 7, 1996 (except for Note B, as to which the date is July 31, 1996)

                                              F-2

                              TGC INDUSTRIES, INC. AND SUBSIDIARY
                                  CONSOLIDATED BALANCE SHEETS

                                       December 31,          June 30,           June 30,
            ASSETS                         1995               1996
                                                           (unaudited)         (unaudited
                                                                               pro forma)
CURRENT ASSETS
   Cash and cash equivalents           $  114,868          $  129,609        $  2,129,609
   Accounts receivable                  1,035,335             993,587             993,587
   Prepaid expenses                       450,746             777,752             777,752
       Total current assets             1,600,949           1,900,948           3,900,948

PROPERTY AND EQUIPMENT - at cost
   Machinery and equipment              3,230,782           3,361,725           3,361,725
   Automobiles and trucks                 560,116             529,505             529,505
   Furniture and fixtures                 277,072             294,822             294,822
                                        4,067,970           4,186,052           4,186,052
      Less accumulated depreciation    (2,644,963)         (2,956,986)         (2,956,986)
                                        1,423,007           1,229,066           1,229,066
   Property held for sale               1,348,832           1,331,834           1,331,834
                                        2,771,839           2,560,900           2,560,900


OTHER ASSETS                                1,198               2,217               2,217

                                       $4,373,986          $4,464,065          $6,464,065

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Trade accounts payable             $   856,105          $  866,372         $   866,372
   Accrued liabilities                    471,753             500,667             500,667
   Advance billings                       236,220             711,013             711,013
   Current maturities of
    long-term obligations                 165,554              68,839              68,839
   Advance of private placement proceeds     -                150,000                 -
       Total current liabilities        1,729,632           2,296,891           2,146,891


LONG-TERM OBLIGATIONS,
 less current maturities                  240,000             365,813                -

PAYABLE TO CHASE PACKAGING                   -                   -              1,331,834

NET LIABILITIES OF DISCONTINUED
 OPERATIONS                               761,227           1,303,202                -

COMMITMENTS                                  -                   -                   -

STOCKHOLDERS' EQUITY
   Preferred stock, $1.00 par value;
     4,000,000 shares authorized             -                   -              1,150,350
   Common stock, $.10 par value;
     25,000,000 shares authorized;
     6,232,152 shares and
     6,254,152 issued in 1995 and
     1996, respectively                   623,215             625,415             625,415
   Additional paid-in capital           4,697,774           4,702,924           6,039,755
   Accumulated deficit                 (3,510,340)         (4,662,658)         (4,662,658)
   Treasury stock, at cost
     (66,134 shares)                     (167,522)           (167,522)           (167,522)
                                        1,643,127             498,159           2,985,340

                                     $  4,373,986        $  4,464,065        $  6,464,065

               The accompanying notes are an integral part of these statements.

                                              F-3


                              TGC INDUSTRIES, INC. AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS OF OPERATIONS


                                     Years ended December 31,   Six months ended June 30,
                                        1994          1995         1995          1996
                                                                (unaudited)   (unaudited)

Revenue                               $5,867,351    $7,543,240   $3,732,452    $4,459,927

Cost and expenses
  Cost of services                     4,419,883     6,758,716    3,164,856     3,774,410
  Selling, general and administrative    730,400       755,962      383,102       399,577
  Interest expense                        27,967        52,648       28,416        33,143
                                       5,178,250     7,567,326    3,576,374     4,207,130

     Income (loss) from continuing
       operations before income taxes    689,101       (24,086)     156,078       252,797

Income tax benefit
  Current                                (28,179)         -            -             -

     Income (loss) from continuing
       operations                        717,280       (24,086)     156,078       252,797

Discontinued operations
  Loss from operations                  (668,022)   (2,628,355)    (509,454)   (1,405,115)

     NET EARNINGS (LOSS)              $   49,258   $(2,652,441)  $ (353,376)  $(1,152,318)

Earnings (loss) per common and common
  equivalent share
    Continuing operations                 $  .12        $    -        $ .03         $ .04
    Discontinued operations                 (.11)         (.46)        (.09)         (.23)

     Earnings (loss) per common
       and common equivalent share         $ .01        $ (.46)      $( .06)       $( .19)

Weighted average number of common
  and common equivalent shares         5,740,285     5,740,067    5,461,205     6,171,359

               The accompanying notes are an integral part of these statements.

                                              F-4

                              TGC INDUSTRIES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                     (Information pertaining to June 30, 1996 is unaudited)



             Preferred stock      Common stock   Additional
                                                   paid-in    Accumulated   Treasury
             Shares    Amount    Shares   Amount   capital      deficit       stock     Total

Balances at
 January 1,
 1994        500,000  $500,000  3,796,980 $379,699 $3,489,037   $(907,157)   $  -    $3,461,579

Conversion of
 subordinated
 debentures     -         -        26,666    2,666     17,334        -          -        20,000

Conversion of
 preferred
 stock      (500,000) (500,000) 1,530,000  153,000    347,000        -          -          -

Net earnings
 for the year   -         -          -        -          -         49,258       -        49,258

Balances at
 December 31,
 1994           -         -     5,353,646  535,365  3,853,371    (857,899)      -     3,530,837

Exercise of
 stock options  -         -       131,332   13,133     92,699        -        (5,832)   100,000

Private
 placement      -         -       747,174   74,717    590,014        -          -       664,731

Capital
 contribution-
 64,676 shares
 of common
 stock          -         -          -        -       161,690        -      (161,690)      -

Net loss for
 the year       -         -          -        -          -     (2,652,441)      -    (2,652,441)

Balances at
 December 31,
 1995           -         -     6,232,152  623,215  4,697,774  (3,510,340)  (167,522) 1,643,127

Exercise of
 warrants       -         -        10,000    1,000      2,750        -          -         3,750

Compensation
 paid in common
 stock          -         -        12,000    1,200      2,400        -          -         3,600

Net loss for
 the period     -         -          -        -          -     (1,152,318)      -    (1,152,318)

Balances at
 June 30,
 1996           -     $   -     6,254,152 $625,415 $4,702,924 $(4,662,658) $(167,522) $ 498,159

                The accompanying notes are an integral part of this statement.

                                              F-5

                              TGC INDUSTRIES, INC. AND SUBSIDIARY
                             CONSOLIDATED STATEMENTS OF CASH FLOWS

                               Years ended               Six months
                               December 31,            ended June 30,
                             1994       1995         1995         1996
                                                  (unaudited)  (unaudited)
Cash flows from
 operating activities
   Net earnings (loss)    $  49,258  $(2,652,441)  $(353,376)  $(1,152,318)
   Adjustments to
     reconcile net
     earnings (loss) to
     net cash provided by
     (used in) operating
     activities
        Loss from
          discontinued
          operations        668,022    2,628,355     509,454     1,405,115
        Depreciation        393,579      800,796     391,570       388,721
        Noncash interest
          expense              -           4,874        -             -
        Gain on disposal
          of property and
          equipment         (38,861)    (308,640)    (34,032)       (8,585)
   Changes in operating
     assets and liabilities
        Accounts
          receivable        (74,853)      (8,464)    215,359        41,748
        Prepaid expenses   (272,531)     (50,608)    (96,181)     (327,006)
        Refundable
          income taxes      (28,055)      74,876      46,626          -
        Accounts payable    131,109      418,341     (39,015)       10,267
        Accrued
          liabilities       196,502        5,879      35,591        28,914
        Advance billings   (273,629)     236,220     160,015       474,793

          Net cash provided
            by continuing
            operations      750,541    1,149,188     836,011       861,649
          Net cash provided
            by (used in)
            discontinued
            operations      561,200     (961,427) (1,176,125)      150,682
          Net cash provided
            by (used in)
            operating
            activities    1,311,741      187,761    (340,114)    1,012,331

Cash flows from
 investing activities
   Capital
     expenditures        (1,726,210)    (411,010)   (260,238)     (197,695)
   Proceeds from sale
     of property and
     equipment               38,861      209,680      54,067        11,500
   Other assets                -            (778)       -           (1,019)
   Investing activities
     of discontinued
     operations          (1,921,692)    (692,972)   (188,054)      (88,063)

          Net cash used
            in investing
            activities   (3,609,041)    (895,080)   (394,225)     (275,277)

Cash flows from
 financing activities
   Advance of private
     placement proceeds        -            -           -          150,000
   Proceeds from
     issuance of debt          -         440,000     200,000       125,813
   Proceeds from
     issuance of stock         -         559,857     100,000         3,750
   Principal payments
     of debt obligations    (17,799)     (29,835)       -          (96,715)
   Financing activities
     of discontinued
     operations           1,930,499     (378,373)    450,834      (905,161)

          Net cash
            provided by
            (used in)
            financing
            activities    1,912,700      591,649     750,834      (722,313)
          Net increase
            (decrease)
            in cash and
            cash
            equivalents    (384,600)    (115,670)     16,495        14,741
Cash and cash equivalents
  at beginning of period    615,138      230,538     230,538       114,868

Cash and cash equivalents
  at end of period        $ 230,538   $  114,868   $ 247,033    $  129,609

         The accompanying notes are an integral part of these statements.

                                              F-6

                              TGC INDUSTRIES, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                     Years ended           Six months
                                     December 31,          ended June 30,

                                    1994      1995        1995      1996
                                     (unaudited)           (unaudited)

Supplemental cash flow information
  Cash paid during the period
    Interest                         $ 28,117   $ 50,987   $  -     $  -
    Income taxes                       32,500       -         -        -

Noncash investing and financing activities

During 1994, the Company acquired assets with a fair value of $1,770,000 for purchase money debt and bank debt financing.

During 1994, $20,000 of 9% convertible subordinated debentures and 500,000 shares of convertible preferred stock were converted into 26,666 and 1,530,000 shares, respectively, of common stock.

During 1995, 64,676 shares of common stock were contributed to the Company. Also, 1,458 shares of common stock were received by the Company as payment for the exercise of options. The Company included these shares as treasury stock at $2.50 per share and $4.00 per share, respectively, the fair market value of the Company's common stock on the dates of the transactions.

During 1995, 4,874 units were issued to certain executive officers and directors of the Company as payment for accrued interest on $200,000 in short-term debt that was exchanged for private placement units on July 31, 1995.

During 1995, the Company financed the acquisition of equipment through a note payable and a capital lease in the amounts of $186,750 and $8,639, respectively.


     The accompanying notes are an integral part of these statements.

                                    F-7


                   TGC INDUSTRIES, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Information pertaining to the periods ended
                   June 30, 1995 and 1996 is unaudited)

NOTE A -  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES

          A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

          Nature of Operations

          TGC Industries, Inc. (TGC or the Company) is engaged in the domestic geophysical services business and primarily conducts seismic surveys and sells gravity data to companies engaged in exploration in the oil and gas industry. The operations of its wholly-owned subsidiary, Chase Packaging Corporation (Chase), which manufactures woven paper mesh and polypropylene mesh fabric bags for agricultural and industrial use, are reflected as discontinued in the accompanying consolidated financial statements. (See Note B).

          Principles of Consolidation

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts have been eliminated in consolidation.

          Cash Equivalents

          The Company considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents.

          Property and Equipment

          Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the individual assets.

          Income Taxes

          Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

          Advance Billings

          Certain charges related to specific geophysical projects are billed in advance. Also, certain customers of Chase pay in advance. The related revenue is included in advance billings and recognized as income when earned.

          Interim Statements

          In the opinion of management, the unaudited interim financial statements as of June 30, 1996 and for the six-month periods ended June 30, 1995 and 1996 include all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of June 30, 1996 and the results of its operations and cash flows for the six-month periods ended June 30, 1995 and 1996. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

                                    F-8


                    TGC INDUSTRIES, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (Information pertaining to the periods
                ended June 30, 1995 and 1996 is unaudited)

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES - Continued

         Stock Options

         Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation" is effective for 1996. SFAS 123 defines a fair value based method of accounting for an employee stock option to determine compensation cost at date of grant. However, SFAS 123 allows a company to continue measuring compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." The Company elected to continue measuring compensation cost for stock options based on APB 25 and will provide the required pro forma disclosures prescribed in SFAS 123.

         Earnings (Loss) Per Share

         Earnings (loss) per common share is based upon the weighted average number of shares of common stock outstanding. When dilutive, stock options are included as common stock equivalents using the treasury stock method.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - REORGANIZATION PLAN

         In May 1996, a formal plan was adopted to reorganize TGC and Chase. Pursuant to the plan, the following actions have been taken:

         (a) During July 1996, the Company issued 1,150,350 shares of Series C 8% convertible exchangeable preferred stock in a private placement offering with gross proceeds of approximately $5,800,000. The preferred stock is, at the option of the Company, exchangeable into 8% subordinated convertible debentures. The preferred stock and debentures are convertible into shares of the Company's common stock for a period of four years and are convertible in years one and two at $.75 per share, year three at $1.25 and thereafter at $2.00.

         (b) Upon closing of the private placement, the Company contributed approximately $2,700,000 as a capital contribution to Chase.

                                    F-9

                    TGC INDUSTRIES, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (Information pertaining to the periods ended
                   June 30, 1995 and 1996 is unaudited)

NOTE B - REORGANIZATION PLAN - Continued

         (c) TGC liquidated its wholly-owned subsidiary, Chase Packaging Corporation (Old Chase), with TGC receiving all of Old Chase's properties and liabilities in cancellation of the Old Chase stock held by TGC. TGC formed a new wholly-owned subsidiary, New Chase Corporation (New Chase), and subsequently changed the name to Chase Packaging Corporation. TGC transferred all of the properties and liabilities received in the liquidation of Old Chase to New Chase, except TGC will retain the manufacturing facility of Old Chase located in Portland, Oregon. TGC intends to sell the facility, and the sales proceeds will be contributed to New Chase to be applied against the mortgage indebtedness currently encumbering such facility.

         (d) During June 1996, the Board of Directors approved the spin-off of New Chase whereby all of the Shares of New Chase will be distributed as a stock dividend to the shareholders of TGC common stock and, on an as if converted basis, TGC preferred stock, effective July 31, 1996. The distribution date of the New Chase common stock is currently anticipated to occur in October, 1996.

Accordingly, the operations of Chase have been classified as discontinued in the accompanying consolidated financial statements. The net assets and liabilities relating to the discontinued operations have been segregated on the consolidated balance sheets as of December 31, 1995 and June 30, 1996, and are as follows:

                                                  December 31,   June 30,
                                                      1995         1996
                                                               (unaudited)

    Cash                                           $   25,123   $    1,473
    Accounts receivable, net                        1,358,902    1,334,522
    Inventories                                     3,516,344    2,378,718
    Prepaid expenses                                   73,772       41,382
    Property and equipment,
      net of accumulated depreciation               3,421,179    3,207,995
    Other assets                                       29,311       18,232

       Total assets                                 8,424,631    6,982,322

    Trade accounts payable                          1,846,910    1,640,480
    Accrued liabilities                               504,175      789,708
    Advance billings                                  108,753       34,476
    Long-term obligations                           6,726,020    5,820,860

       Total liabilities                            9,185,858    8,285,524

       Net liabilities                             $  761,227   $1,303,202

                                   F-10


                    TGC INDUSTRIES, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (Information pertaining to the periods
                ended June 30, 1995 and 1996 is unaudited)

NOTE B - REORGANIZATION PLAN - Continued

    The accompanying pro forma balance sheet as of June 30, 1996, reflects the pro forma adjustments related to the following:

    (a) The closing of the private placement resulted in net proceeds of approximately $4,700,000. TGC contributed approximately
         $2,700,000 of the proceeds as a capital contribution to Chase.

    (b) Subordinated debt in the amount of $365,813 was converted into 73,162 shares of preferred stock.

    (c) The liquidation of Old Chase resulted in a liability of $1,331,834 to New Chase for the net book value of the Portland, Oregon facility expected to be sold.

    (d) The spin-off of New Chase by a dividend distribution resulted in a charge to paid-in capital of approximately $29,000.


NOTE C - ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                   December 31,  June 30,
                                                       1995        1996
                                                               (unaudited)

      Compensation and payroll taxes                 $102,259    $  75,906
      Explosives, surveying and drilling expenses     114,015         -
      Insurance                                        88,112      245,763
      Damaged equipment replacement                    57,865         -
      Other                                           109,502      178,998

                                                     $471,753     $500,667

                                   F-11


                    TGC INDUSTRIES, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (Information pertaining to the periods
                ended June 30, 1995 and 1996 is unaudited)

NOTE D - LONG-TERM OBLIGATIONS

Long-term obligations consist of the following:

                                                  December 31,   June 30,
                                                      1995         1996
                                                                (unaudited)

      Subordinated notes payable to related
        parties, interest at 11.25% payable
        quarterly and principal payments of
        $90,000 on November 15, 1997; $50,000
        on December 13, 1997; and $100,000
        on December 26, 1997                        $240,000      $240,000

      Subordinated note payable to related
        party, interest at 10% payable quarterly;
        principal payments of $30,000 due
        March 1998, $62,813 due April 1998,
        and $32,985 due May 1998                        -          125,813

      Note payable, interest at 10%, due in
        monthly installments of $16,422
        including interest                           156,915        64,339

      Capital lease obligation                         8,639         4,500
                                                     405,554       434,652
          Less current maturities                    165,554        68,839

                                                    $240,000      $365,813

   Aggregate maturities of long-term obligations at December 31, 1995 are as follows:

      1996                                          $165,554
      1997                                           240,000

                                                    $405,554

                                   F-12


                    TGC INDUSTRIES, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Information pertaining to the periods ended
                   June 30, 1995 and 1996 is unaudited)

NOTE E - STOCKHOLDERS' EQUITY

   Stock Option Plan

   Under the Company's 1986 Incentive Stock Option Plan (the "1986 Plan"), 51,668 shares of the Company's common stock are subject to outstanding options which have been granted under the Plan.

   The Company currently has in effect a 1993 Stock Option Plan (the "1993 Plan") covering a total of 750,000 shares of the Company's common stock. Stock options granted under the 1993 Plan must be at prices not less than the market price at the date of grant. Options granted under the 1993 Plan must be exercised within five years from the date of grant. Options cover-ing 350,000 shares are exercisable as follows: (i) one-third of the shares after the first twelve-month period following the date of grant, (ii) up to two-thirds of the shares after the first twenty-four month period following the date of grant, and (iii) all of the shares of stock subject to the option at any time after the first thirty-six month period following the date of grant. Options covering 275,000 shares are exercisable as follows: (i) 130,000 shares at date of grant, (ii) 125,000 shares after nine months following the date of grant, and (iii) the remaining
   20,000 shares based on individual performance. At June 30, 1996, outstanding options for 153,333 were exercisable, and no options were available for future grant.

   The following table summarizes activity under the Plans:

                                 Shares under                    Payable on
                                    option       Exercise Price   exercise

   Balance at January 1, 1994        568,000     $ .80 -$1.00    $ 464,625
     Granted                          50,000             1.375      68,750
     Exercised                          -              -              -
     Canceled                           -              -              -

   Balance at December 31, 1994      618,000       .80 - 1.375     533,375
     Granted                            -              -              -
     Exercised                      (131,332)      .80 - 1.00     (106,332)
     Canceled                        (28,000)     1.00 - 1.375     (33,000)

   Balance at December 31, 1995      458,668       .80 - 1.375     394,043
     Granted                         615,000       .375- 1.00      410,375
     Exercised                          -              -              -
     Canceled                       (397,000)      .80 -  .875    (319,250)

   Balance at June 30, 1996          676,668    $  .375- 1.375   $ 485,168

                                   F-13


                    TGC INDUSTRIES, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Information pertaining to the periods ended
                   June 30, 1995 and 1996 is unaudited)

NOTE E - STOCKHOLDERS' EQUITY - Continued

    Private Placement

    During 1995, the Company sold 542,300 units at $1.00 per unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock for $.375 per share. In addition, the Company converted $200,000 of short-term debt payable to officers and directors into 200,000 additional units. The Company incurred approximately $78,000 of expenses associated with the private placement.

NOTE F - INCOME TAXES

    The income tax provision reconciled to the tax computed at the statutory Federal rate is as follows:

                                                           December 31,
                                                          1994       1995

  Federal tax (expense) benefit at statutory rate      $(234,294)  $ 8,189
  State tax (expense) benefit
    net of federal tax effect                            (20,466)      715
  Permanent differences                                   (2,695)   (3,752)
  Utilization of net operating loss carryforwards        257,455      -
  Other                                                     -      (33,570)
  Prior year over accrual                                 28,179      -
  Change in valuation allowance                             -       28,418

                                                       $  28,179   $  -

  Deferred tax assets and liabilities consist of the following:

                                                           December 31,
                                                          1994       1995

     Deferred tax asset
        Net operating loss carryforward                $ 214,463  $260,286
     Deferred tax liability
        Depreciation of property and equipment            (1,689)  (19,094)
                                                         212,774   241,192

        Less valuation allowance                        (212,774) (241,192)

                                                       $    -     $   -

At December 31, 1995, the Company had net operating loss carryforwards of approximately $766,000 available to offset future taxable income, which expire at various dates through 2010.

                                   F-14


                    TGC INDUSTRIES, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Information pertaining to the periods ended
                   June 30, 1995 and 1996 is unaudited)

NOTE G - 401(k) PLAN

   The Company has a 401(k) salary deferral plan which covers all salaried and certain nonsalaried employees who have reached the age of 20.5 years and have been employed by the Company for at least one year. The covered employees may elect to have an amount deducted from their wages for investment in a retirement plan. The Company matches contributions to the plan at the following rates: (1) 75% of each participant's salary reduction contributions to the plan up to a maximum of 3% of the participant's compensation; and (2) 50% of each participant's salary reduction contributions to the plan which are in excess of 3% of the participant's compensation but not in excess of 8% of the participant's compensation. The Company's matching contribution to the plan was approximately $29,000 and $28,000 for the years ended December 31, 1995 and 1994, respectively.


NOTE H - CONCENTRATION OF CREDIT RISK

   The Company sells its geophysical services to large oil and gas companies operating in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. At December 31, 1995, six customers accounted for approximately 96% of accounts receivable. Four customers accounted for approximately 97% of accounts receivable at December 31, 1994.

   A significant portion of the Company's sales have been derived from major customers during 1995 and 1994. During 1995, two customers accounted for 21% and 12% of the sales of the Company, respectively. During 1994, six customers accounted for 27%, 21%, and 10% of the sales of the Company, respectively.


NOTE I - FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of financial instruments:

   Cash

   The carrying amount of cash approximates fair value due to the short term nature of the account.

   Long-term Obligations

   Fair value for long-term debt was estimated using current rates offered to the Company for debt with similar maturities.

   The estimated fair values of the Company's financial instruments at December 31, 1995 are as follows:

                                               Carrying amount  Fair value

   Cash                                          $  114,868     $  114,868
   Long-term obligations                           (405,554)      (412,296)

                                   F-15


                                 EXHIBIT "A"

                    STATEMENT OF RESOLUTION ESTABLISHING
           SERIES C 8% CONVERTIBLE EXCHANGEABLE PREFERRED STOCK OF

                            TGC INDUSTRIES, INC.

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, TGC, Industries, Inc., a Texas corporation (the "Corporation" or the "Company"), has adopted the following resolution by all necessary action on the part of the Corporation at special meetings of the Board of Directors on May 10, 1996, and June 24, 1996, authorizing the creation and issuance of a series of preferred stock designated as Series C 8% Convertible Exchangeable Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article 4.b of the Corporation's Certificate of Restated Articles of Incorporation, as amended, a series of preferred stock of the Corporation be, and it is hereby, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series C 8% Convertible Exchangeable Preferred Stock (the "Preferred Stock"), to consist of 1,250,000 shares, to be offered in a private placement at $5.00 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation, as amended) as follows:

     1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

     Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any

                                                                      A-1
class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 3(e) below.

     Conversion Ratio. The term "Conversion Ratio" shall mean the ratio used to determine the number of shares of Common Stock deliverable upon conversion of the Preferred Stock, subject to adjustment in accordance with the provisions of paragraph 3 below.

     Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

     Market Price. The term "Market Price" shall have the meaning set forth in subparagraph 3(h) below.

     Private Placement Memorandum. The term "Private Placement Memorandum" shall mean the Confidential Private Placement Memorandum dated May 15, 1996, as amended, and related documents, pursuant to which the Corporation is offering the Preferred Stock.

     Subsidiary. The term "Subsidiary" shall mean any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the times as of which any determination is being made, owned by the Corporation, whether directly or indirectly through one or more Subsidiaries.

     2. Dividends. The Preferred Stock shall have the following dividend rights:

          (a) Declaration of Dividends. The holders of shares of Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of eight percent (8%) per annum and no more ($0.40 per share per annum based on a price per share of $5.00), before any

                                                                      A-2
dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) on any class or series of stock of the Corporation ranking junior to the Preferred Stock as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

          (b) Payment of Dividends. Dividends on the Preferred Stock shall be payable, when and as declared by the Board of Directors on January 1 and July 1 of each year, commencing January 1, 1997 (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Corporation on such respective dates, not exceeding sixty days preceding such Dividend Payment Date, as may be determined by the Board of Directors in advance of the payment of each particular dividend. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Corporation. Dividends declared and paid in arrears shall be applied first to the earliest dividend period or periods for which any dividends remain outstanding. The amount of dividends payable per share of this Series for each dividend period shall be computed by dividing the annual rate of eight percent (8%) by two (2). Dividends payable on this Series for the initial period and for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months.

          (c) Dividends Cumulative. Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accrued dividends shall not bear interest.

          (d) Dividend Restriction. No cash dividend may be declared on any other class or series of stock ranking on a parity with the Preferred Stock as to dividends in respect of any dividend period unless there shall

                                                                      A-3
also be or have been declared on the Preferred Stock like dividends for all quarterly periods coinciding with or ending before such semi-annual period, ratably in proportion to the respective annual dividend rates fixed therefor.

     3. Conversion Rights. The Preferred Stock shall be convertible into Shares of Common Stock as follows:

          (a) Conversion Right. The holder of any shares of Preferred Stock shall have the right, at such holder's option, at any time to convert any of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio provided for in subparagraph 3(d) below by surrendering shares of Preferred Stock for conversion in accordance with subparagraph 3(e) below.

          (b) Continuance of Conversion Right. The Conversion Right set forth above will continue so long as such Preferred Stock is outstanding with respect to any stock not (i) redeemed in accordance with the terms of paragraph 7, or (ii) exchanged pursuant to the terms of paragraph 9, prior to the exercise of such conversion right.

          (c) Surrender of Shares on Exercise of Conversion Right. In the event that any holder of shares of Preferred Stock surrenders such shares for conversion, such holder will be issued the number of shares of Common Stock to which such holder is entitled pursuant to the provisions of subparagraph 3(d) in the manner provided for in subparagraph 3(e). The shares of Preferred Stock deemed to have been surrendered will have the status described in paragraph 11 below.

          (d) Conversion Ratio. Each share of Preferred Stock may, at the discretion of the holder thereof, be converted into shares of Common Stock of the Corporation at the conversion price per share of (i) prior to the close of business on July 1, 1998, the conversion price per share of Common Stock of Seventy-Five Cents ($0.75), (ii) after July 1, 1998 and prior to the close of business on July 1, 1999, the conversion price per share of Common Stock of One Dollar and Twenty-Five Cents ($1.25), and (iii) thereafter, the conversion price per share of Common Stock of Two Dollars

                                                                      A-4
($2.00), as such conversion price may be adjusted and readjusted from time to time in accordance with subparagraph 3(g) hereof (such conversion price, as adjusted and readjusted and in effect at any time, being herein called the "Conversion Price" or the "Conversion Ratio"), into the number of fully paid and non- assessable shares of Common Stock determined by dividing (x) the $5.00 per share price of the Preferred Stock to be so converted by (y) the Conversion Price in effect at the time of such conversion. The Conversion Ratios referred to above will be subject to adjustment as set forth in subparagraph 3(g).

          (e) Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 3(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected upon receipt of the certificate or certificates for the shares to be converted accompanied by written notice of election to convert specifying the number of shares to be converted. The date of such receipt is referred to herein as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 3(f). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

                                                                      A-5

          (f) Fractional Shares. No fractional Shares or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price.

          (g) Conversion Ratio Adjustments. The Conversion Ratio shall be subject to adjustment from time to time as follows:

               (i) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (z) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Ratio shall be made whenever any event specified above shall occur.

              (ii) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (w) of shares of any class other than its Common Stock or
(x) of evidence of indebtedness of the Corporation or any Subsidiary or (y) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subparagraph 3(g)(i) above), or (z) of rights or warrants, in each such case the Conversion Ratio in effect immediately

                                                                      A-6
prior thereto shall be immediately thereafter proportionately adjusted for such distribution so that the holder of Preferred Stock would be entitled to receive the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of what he would have been entitled to receive had such Preferred Stock been converted prior to such distribution. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Ratio then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Ratio which would then be in effect if such record date had not been fixed.

             (iii) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation or entity, or in case of any sale, lease or conveyance to another corporation or entity of the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the shares of Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

          (h) Market Price. The Market Price shall mean the daily closing price per Share (as adjusted for any stock dividend, split, combination or reclassification that took effect during the period under consideration). The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices, in either case on the principal national

                                                                      A-7
securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by NASDAQ, if the Common Stock is traded over-the-counter and quoted in the National Market System, or if the Common Stock is so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Stock as reported by NASDAQ or any comparable system or, if the Common Stock is not listed on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not traded in such manner that the quotations referred to above are available, Market Price per Share shall be deemed to be the fair value as determined by the Board of Directors, irrespective of any accounting treatment.

          (i) Statement Regarding Adjustments. Whenever the Conversion Ratio shall be adjusted as provided in subparagraph 3(g), the Corporation shall forthwith file, at the office of any transfer agent for the Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Ratio that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Preferred Stock at its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of subparagraph 3(j).

          (j) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in clause (i), (ii) or
(iii) of subparagraph 3(g), the Corporation shall give notice to each holder of shares of Preferred Stock, in the manner set forth in subparagraph 3(i), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares which shall

                                                                      A-8
be deliverable upon conversion of shares of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (k) Treasury Stock. For the purposes of this paragraph 3, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

          (l) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

          (m) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

          (n) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any shares of Common Stock into which the shares of Preferred Stock are then convertible are listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep

                                                                      A-9
listed on such exchange, upon official notice of issuance, all such shares issuable upon conversion.

          (o) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

     4. Voting Rights. The holders of the shares of the Preferred Stock will be entitled to one vote per share of Preferred Stock held by them to vote upon all matters which the holders of shares of the Company's Common Stock shall have the right to vote. In all cases, as a matter of law, where the holders of shares of Preferred Stock shall have the right to vote separately as a class, such holders will also be entitled to one vote per share of Preferred Stock held by them.

     The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock, voting as a class, will be required to (i) authorize, create or issue, or increase the authorized or issued amount of, shares of any class or series of stock ranking prior to the Preferred Stock, either as to dividends or upon liquidation, or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any provisions of the Company's Articles of Incorporation or of the Statement of Resolution establishing this series of Preferred Stock so as to materially and adversely affect the preferences, special rights or powers of the Preferred Stock; provided, however, that any increase in the authorized preferred stock or the creation and issuance of any other series of preferred stock ranking on a parity with or junior to the Preferred Stock shall not be deemed to materially and adversely affect such preferences, special rights or powers.

     5. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this series of Preferred Stock shall be entitled to receive, before any payment or distribution of the assets of the Corporation or

                                                                      A-10
proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or any other class or series of stock ranking junior to the shares of this series of Preferred Stock upon liquidation, the amount of $5.00 per share, plus a sum equal to all dividends on such shares (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of the Preferred Stock and any other class or series of preferred stock ranking on a parity with the Preferred Stock as to payments upon liquidation, dissolution or winding-up shall be insufficient to pay in full the preferential amount aforesaid, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph 5, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

     6.   Registration Rights.

          (a) Registration on Request. Upon the written request of any holder or holders of at least 25% in the aggregate number of shares of the Preferred Stock and/or shares of Common Stock ("Shares") issued upon conversion of such Preferred Stock (provided that in computing such 25% amount the number of shares of Preferred Stock and Common Stock shall be weighted proportionately taking into account the Conversion Ratio with respect to which such shares of Common Stock were issued upon conversion), which request shall state the intended method of disposition by such holder or holders and shall request that the Company effect the registration of all or part of such Shares, or the Shares issuable upon the conversion of such Preferred Stock, or both, under the Securities Act of 1933, as amended

                                                                      A-11
(the "Act"), the Company will promptly give written notice of such requested registration to all holders of outstanding Preferred Stock and Shares, and thereupon will use its best efforts to effect the registration under the Act of:

     (i) the Shares which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

     (ii) all other outstanding Shares, or Shares issuable upon the conversion of Preferred Stock, the holders of which shall have made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof within thirty (30) days after the receipt of such written notice from the Company, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by the holders of the Shares so registered and to maintain such registration in effect for a period of twenty-four (24) months from the closing of the private placement under the Private Placement Memorandum; provided, that the Company shall not be required to register or use its best efforts to effect any registration of Shares under the Act pursuant to this paragraph 6(a) more than once.

     The Company shall have no obligation to register or use its best efforts to effect any registration of Shares under the Act pursuant to this paragraph 6 which would be in conflict with the obligations of any holder or holders of Preferred Stock and/or Shares under any confidentiality agreement between such holder or holders and the Company entered into in connection with the offering of the Preferred Stock to such holder or holders.

          (b) Incidental Registration. If the Company at any time proposes to register any of its securities under the Act (otherwise than pursuant to paragraph 6(a) and other than a registration on Form S-8, or the form, if any, which supplants such Form), it will at such time give written notice to all holders of outstanding Preferred Stock and Shares of

                                                                      A-12
its intention to do so and, upon the written request of any such holder made within thirty (30) days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all such outstanding Shares, or Shares issuable upon the conversion of Preferred Stock, the holders of which shall have so requested the registration thereof, to be registered under the Act to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so registered; provided that, if in the good faith judgment of the managing underwriter or underwriters of a then proposed public offering of the Company's securities, such registration of such Shares would materially and adversely affect such public offering, then in such event the number of Shares and other securities to be registered by the Company shall each be proportionally reduced to such number as shall be acceptable to the managing underwriter.

          (c) Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Shares under the Act as provided in this paragraph 6, the Company will, as expeditiously as possible:

     (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective;

     (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period not exceeding twenty-four (24) months from the closing of the private placement under the Private Placement Memorandum as may be necessary to comply with the provisions of the Act with respect to the disposition of all Shares covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;


                                                                      A-13

     (iii) furnish to each seller of such Shares such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and, if any seller shall so request, a summary prospectus), in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Shares owned by such seller;

     (iv) use its best efforts to register or qualify such Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request and as agreed to by the Corporation, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller; and

     (v) notify each seller of any such Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the period mentioned in subdivision (b) of this paragraph 6(c), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (d)  Registration Expenses.    All expenses incident to the

                                                                      A-14
Company's performance of or compliance with this paragraph 6, including, without limitation, all registration and filing fees, fees and expenses of complying with securities or blue sky laws, printing expenses and fees and disbursements of counsel for the Company and of independent pubic accountants, but excluding underwriting commissions and discounts, shall be borne by the Company.

          (e)  Indemnification.

     (i) In the event of any registration of any Restricted Shares under the Act pursuant to this paragraph 6, the Company will, to the extent permitted by law, indemnify and hold harmless the seller of such Shares and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in

                                                                      A-15

     the preparation thereof.

     (ii) The Company may require, as a condition to including any Shares in any registration statement filed pursuant to paragraph 6(c), that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Shares and from each underwriter of such Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph 6(e)(i)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, or supplement.

     (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subparagraphs of this paragraph 6(e), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this paragraph 6(e). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the

                                                                      A-16

     latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     7.   Redemption Rights.

          (a) Company's Redemption Option. Except for any redemption which the Company would be prohibited from effecting under applicable law, and provided the shares of Preferred Stock of a holder have not earlier been converted or exchanged in accordance with the provisions hereof, the shares of Preferred Stock may be redeemed by the Company, in whole or in part, at the option of the Company upon written notice by the Company to the holders of Preferred Stock at any time after July 1, 2000, in the event that the Preferred Stock of one or more holders has not been converted or exchanged pursuant to the terms hereof on or before such date. The Company shall redeem each share of Preferred Stock of such holders within thirty (30) days of the Company's delivery of the above notice to such holders and such holders shall surrender the certificate(s) representing such shares of Preferred Stock. For any partial redemptions the Company shall redeem shares in proportion to the number of shares held by each holder. The redemption amount shall be $5.00 per share, plus in each case accrued and unpaid dividends thereon to the date of payment of such amount (the total sum so payable on any such redemption being herein referred to as the "redemption price"); provided, however, that for any such redemption which is effected (i) on or after July 1, 2001 but prior to July 1, 2002, a premium of ten percent (10%) of the per share amount of such Preferred Stock shall be paid per share (i.e. $0.50 per share of Preferred Stock),
(ii) on or after July 1, 2002 but prior to July 1, 2003, a premium of 20% per share (i.e. $1.00 per share); (iii) on or after July 1, 2003 but prior to July 1, 2004, a premium of 30% per share (i.e. $1.50 per share); (iv) on or after July 1, 2004 but prior to July 1, 2005, a premium of 40% per share (i.e. $2.00 per share); and on or after July 1, 2005 a premium of 50% per share (i.e. $2.50 per share).

                                                                      A-17

          (b) Redemption Notice. Notice of any redemption pursuant to this paragraph 7 shall be mailed to the party or parties required to receive such notice at the principal office or residence address for such party or parties. Each such notice shall state: (1) the election of the redemption option and the facts which give rise to such option; and (2) the number of shares of Preferred Stock which are being elected to be redeemed. From and after the date of the Company's payment of the redemption price to such holder or holders in accordance with such redemption notice (the "redemption date"), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the redemption date, and all rights of such holder or holders of the shares of Preferred Stock as a stockholder of the Corporation with respect to such shares, shall cease and terminate.

     8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The shares of Preferred Stock shall have no preemptive or subscription rights.

     9. Exchange. The shares of Preferred Stock shall be subject to the following exchange provisions:

          (a) Exchange for Debentures. Shares of Preferred Stock are exchangeable in whole by the Corporation, at its sole option, at any time for the Corporation's 8% Subordinated Convertible Debentures, Series A due the later of July 1, 2000 or two years from the date of exchange, as described in the Corporation's Private Placement Memorandum; provided that on or prior to the date of exchange the Corporation shall have paid to the holders of outstanding shares of Preferred Stock all accumulated and unpaid dividends to the date of exchange; and further provided that the Corporation may not exercise such exchange option prior to January 1, 1998. Holders of outstanding shares of Preferred Stock will be entitled to

                                                                      A-18
receive $5.00 principal amount of Debentures in exchange for each share of Preferred Stock held by them at the time of exchange; provided, however, that for any such exchange which is effected on or after July 1, 2001, the principal amount of Debentures exchanged for each share of Preferred Stock shall include a premium as follows: (i) on or after July 1, 2001 but prior to July 1, 2002, a premium of ten percent (10%) of the principal amount of the Debenture per share (i.e. $0.50 per share of Preferred Stock, equal to a Debenture in the amount of $5.50 per share), (ii) on or after July 1, 2002 but prior to July 1, 2003, a premium of 20% per share (i.e. $1.00 per share, equal to a Debenture in the amount of $6.00 per share); (iii) on or after July 1, 2003 but prior to July 1, 2004, a premium of 30% per share (i.e. $1.50 per share, equal to a Debenture in the amount of $6.50 per share); (iv) on or after July 1, 2004 but prior to July 1, 2005, a premium of 40% per share (i.e. $2.00 per share, equal to a Debenture in the amount of $7.00 per share); and on or after July 1, 2005 a premium of 50% per share (i.e. $2.50 per share, equal to a Debenture in the amount of $7.50 per share). The Corporation will mail to each holder of record of the shares of Preferred Stock written notice of its intention to exchange no less than thirty (30) nor more than sixty (60) days prior to the date fixed for the exchange (the "exchange date"). Each such notice shall state: (i) the exchange date, (ii) the place or places where certificates for such shares are to be surrendered for exchange into Debentures and (iii) that dividends on the shares to be exchanged will cease to accrue on such exchange date. The terms of the Debentures are set forth in the Private Placement Memorandum and "Exhibit B" thereto. The Corporation will pay interest on the Debentures at the rate and on the dates specified in such Debentures from the exchange date.

          (b) Status of Preferred Stock Following Exchange. If notice has been mailed as aforesaid, from and after the exchange date (unless default shall be made by the Corporation in issuing Debentures in exchange for shares of Preferred Stock or in making the final dividend payment on the outstanding shares of Preferred Stock on the exchange date), dividends on the shares of Preferred Stock shall cease to accrue, and such shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Debentures) shall cease and terminate.

                                                                      A-19
Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be exchanged by the Corporation into Debentures as aforesaid and the holders thereof shall sign the Debenture Agreement with respect to such Debentures in the form attached as Exhibit "B" to the Private Placement Memorandum.

          (c) Conversion Price for Debentures. The conversion price per share equivalent to the Conversion Ratio on any exchange date shall be the initial conversion price for the Debentures.

     10. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall be deemed enforceable and not dependent upon any other such right, preference or limitation unless so expressed herein.

     11. Status of Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Texas) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

                                    [END]
                                                                      A-20

                                 EXHIBIT "B"
                FORM OF DEBENTURE AGREEMENT AND DEBENTURE FOR
              8% SUBORDINATED CONVERTIBLE DEBENTURES, SERIES A

                             DEBENTURE AGREEMENT

     8% Subordinated Convertible Debenture, Series A Due July 1, 2000


     THIS DEBENTURE AGREEMENT (the "Agreement") is made and entered into on this ____ day of ______________, by and between _________________
("Holder") and  TGC Industries, Inc., a Texas corporation (the "Company").


                          R E C I T A L S

     WHEREAS the Company is issuing, or has heretofore issued, 8% Subordinated Convertible Debentures, Series A due [July 1, 2000 or two years from the date of exchange of Series C 8% Convertible Exchangeable Preferred Stock for Subordinated Debentures] (the "Debentures" or the "Notes") pursuant to the exchange of the Company's Series C 8% Convertible Exchangeable Preferred Stock and as described in that certain Confidential Private Placement Memorandum of the Company, dated May 15, 1996 (the "Private Placement Memorandum"); and

     WHEREAS the Company is now issuing to the Holder and the Holder is receiving such a Debenture from the Company; and

     WHEREAS the parties hereto wish to set forth the terms and conditions of such Debentures;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:


                             ARTICLE I

                            DEFINITIONS

     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

     Section 1.01. Capitalized Lease. The term "Capitalized Lease" shall mean any lease of real or personal property under which the rentals are required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles.

     Section 1.02. Common Stock. The term "Common Stock" shall mean the Class A Common Stock, par value $.10 per share, of the Company.

     Section 1.03. Event of Default. The term "Event of Default" shall mean an Event of Default as defined in Section 9.01 hereof.

     Section 1.04 Indebtedness. The term "Indebtedness" shall mean (a) indebtedness for money borrowed and deferred payment obligations representing the unpaid purchase price of property or stock, other than normal trade credits, which would be included in determining total liabilities shown on the liability side of a consolidated balance sheet of the Company and its Subsidiaries; (b) guarantees and endorsements of obligations of others, directly or indirectly, including obligations under industrial revenue and pollution control bonds, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase such indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business); (c) indebtedness secured by any mortgage, lien, pledge, conditional sale agreement, title retention agreement, or other security interest or encumbrance upon property owned by the Company, or its Subsidiaries, even though such indebtedness has not been assumed; and (d) amounts due under Capitalized Leases as reflected on the balance sheet.

     Section 1.05. Interest Rate. The term "Interest Rate" shall mean an interest rate payable on the Debentures of 8% per annum and as set forth on the face of the Debentures.

     Section 1.06. Issuance Date. The term "Issuance Date" shall mean the date of issuance of the Debentures as set forth on the face of the

Debentures.

     Section 1.07. Market Price. The term "Market Price" shall mean the last reported sales price for the day or, if not a trading day, the last preceding trading day if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market System (or if there is no sale on that day, the last closing bid and asked prices), or if the Common Stock is not listed on a securities exchange or quoted on the NASDAQ National Market System, the average of the closing bid and asked prices for the applicable day as furnished by the OTC medium in which quotations for the Common Stock appear.

     Section 1.8. Maturity Date. The term "Maturity Date" shall mean [July 1, 2000 or two years from the date of exchange of Preferred Stock for Subordinated Debentures].

     Section 1.9. Debenture. The term "Debenture" shall mean one or more of the Debentures issued by the Company and concurrently herewith being acquired by the Holder, in the form set forth on Exhibit "A" attached hereto, as originally executed or as may from time to time be supplemented or amended pursuant to its provisions or the provisions hereof. If the Holder purchases or otherwise becomes the owner of more than one Debenture, the term "Debentures" shall include all of the Debentures owned by the Holder taken as a whole. The term "Debentures" shall mean all of the Debentures issued by the Company and governed by this Agreement and other Debenture Agreements of like tenor.

     Section 1.10. Person. The term "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Section 1.11. Superior Indebtedness. The term "Superior Indebtedness" shall mean (a) Funded Debt, being all Indebtedness having a final maturity of more than one year, and all guarantees of Indebtedness extending more than one year, from its "date of origin" or which is renewable or extendable at the option of the obligor for a period or periods of more than one year from its date of origin, and all amounts due under Capitalized Leases reflected on the balance sheets; and (b) Current Debt, being all unsecured Indebtedness for money borrowed, payable on demand or having a maturity of not more than one year from the date of determination (other than current maturities of Funded Debt) and not extendable or renewable at the option of obligor.

     Section 1.12. Subsidiary. The term "Subsidiary" shall mean any corporation of which more than 80% (by number of votes) of the voting stock is owned by the Company or another Subsidiary.

                                ARTICLE II

                               THE DEBENTURE

     Section 2.01. Debenture. If the Debenture is being received from the Company upon issuance in exchange of the Company's Series C 8% Convertible Exchangeable Preferred Stock, the Holder hereby agrees to receive such Debenture from the Company pursuant to the terms of this Agreement, and the Company hereby agrees to issue, convey, transfer, and assign to the Holder, the Debenture free and clear of all liens, options, claims, and encumbrances of any kind or character whatsoever, except for applicable transfer restrictions required by federal and state securities laws. If the Holder is acquiring the Debenture from a holder other than the Company, the Holder agrees to be bound by the terms of this Agreement, and the Company agrees to register the Holder as the record owner of this Debenture upon the Company's register of Debentures. The Debenture may have such notations or legends as are required by applicable law. The Debenture shall be executed on behalf of the Company by its president or any vice president and attested to by its secretary of any assistant secretary. The Debenture shall recite upon its face the principal amount of indebtedness evidenced by the Debenture, the rate at which interest is payable on the Debenture, and the terms of repayment.

     Section 2.02. Acquisition Price. If the Debenture is being received from the Company upon issuance, the acquisition price for the Debenture shall be the aggregate principal amount thereof equal to the aggregate stated value of the Preferred Stock for which the Debentures are exchanged.

No original issue discount is contemplated by the issuance of these Debentures.

     Section 2.03.  [Intentionally Omitted]

     Section 2.04. Registration. The Debentures shall be registered in the Debenture records of the Company as follows: The Company shall maintain a register of the issuance of the Debentures by recording the issuance date, the face amount, and the name and address of the initial holder and, upon transfer in accordance with Article X of this Agreement, each transferee of each of the Debentures upon the books of the Company. The Company shall be entitled to recognize the person registered in the register as the exclusive owner of a Debenture for the purposes of payment of principal and interest thereon, and the Company shall not be bound to recognize any equitable or other claim to or interest in such Debenture on the part of any other person, whether or not the Company has express notice thereof, except as otherwise provided by applicable law.

     Section 2.05. Interest on Debenture. Interest shall be payable on the outstanding principal amount of the Debenture at the rate set forth on the face of the Debenture. Interest on the Debenture shall be calculated on the basis of a 360-day year of twelve 30-day months. Interest shall be calculated semi-annually as of January 1 and July 1 of each year from the Issuance Date through the last such date prior to the Maturity Date and on the Maturity Date, and accrued interest as of each such date shall be due and payable fifteen calendar days after each such date, provided that the first such date on which interest shall be calculated and paid shall be the first such semi-annual date following the exchange of the Company's Series C 8% Convertible Exchangeable Preferred Stock for such Debenture. If the Company fails to pay to the Holder any portion of the interest that has accrued on the principal amount of the Debenture when payment is due, such unpaid portion of accrued interest shall continue to be due from and payable by the Company to the Holder until paid.

     Section 2.06. Lost or Stolen Certificates. In the event the certificate representing the Debenture is destroyed, misplaced, or stolen, the Holder shall promptly notify the Company of such loss. In its discretion, the Company may, as a condition precedent to reissuing a new Debenture certificate, require the Holder to do one or more of the following things:

     (a) Deliver a notice to the Company in the form prescribed by the Company requesting the Company to stop transfer of such lost Debenture certificate;

     (b) Execute and deliver to the Company an affidavit of the facts covering the loss of the Debenture certificate;

     (c) Supply an indemnity bond in such sum as the Company may direct to indemnify the Company against any claim that may be made against the Company with regard to such lost Debenture certificate; and

     (d) Execute and file any form required by any state or federal regulatory authority in connection with the loss of the Debenture certificate.

After the Holder has complied with such requirements as the Company deems necessary and appropriate, the Company shall cancel the lost certificate in its register and shall issue a new Debenture certificate to the Holder with terms and provisions identical to those contained in the lost certificate.

     Section 2.07. Governmental Charges. For any transfer of a Debenture or exchange of a Debenture for Debentures of another denomination, the Company may require from the Holder the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incidental thereto.

                                ARTICLE III

                          PREPAYMENT OF DEBENTURES

     Section 3.01. Optional Prepayment of Debentures. The Company may, at any time after March 31, 1997, prepay the Debentures in whole or in part (in amounts of not less than $50,000) by payment of one hundred ten percent

(110%) of the principal amount of the Debentures, or portion thereof to be prepaid, and payment of the accrued interest thereon to the date of prepayment. Except as set forth in this Article III, the Company may not prepay the Debentures prior to maturity.

     Section 3.02. Notice of Prepayments. The Company shall give written notice of any prepayment of the Debentures pursuant to Section 3.01, to each holder thereof not less than thirty (30) days nor more than sixty (60) days before the date fixed for such optional prepayment. Such notice shall specify (i) such date, and (ii) the principal amount of the holder's Debentures to be prepaid and the aggregate principal amount of all Debentures to be prepaid. Notice of prepayment having been so given, one hundred ten percent (110%) of the aggregate principal amount of the Debentures specified in such notice, and the accrued interest thereon shall become due and payable on the prepayment date.

     Section 3.03. Allocation of Prepayments. All partial prepayments of the Debentures shall be applied on all outstanding Debentures then being prepaid ratably in accordance with the unpaid principal amounts of the Debentures. Upon conversion of any Debenture the resulting credits shall be applied solely on the Debenture converted.

     Section 3.04. Change in Ownership. In the event that a person, who as of May 15, 1996 owned no more than five percent (5%) of the issued and outstanding shares of Common Stock of the Company (no preferred stocks being issued and outstanding at such date), shall acquire ownership of that portion of the issued and outstanding Common Stock and/or preferred stock of the Company which in the aggregate possesses thirty-five percent (35%) or more of the voting rights of all issued and outstanding shares of Common Stock and preferred stock of the Company, then, upon the written request of any holder of the Debentures, the Company shall prepay such holder's Debentures in whole by payment of one hundred percent (100%) of the principal amount of the Debentures and payment of the accrued interest thereon to the date of prepayment, within thirty (30) days of the Company's receipt of such written request.

     Section 3.05. Merger or Sale. In the event of the consolidation with or merger of the Company with or into another corporation or entity, or in the event of the sale, lease or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety, then, upon the written request of any holder of the Debentures, the Company shall prepay such holder's Debentures in whole by payment of one hundred percent (100%) of the principal amount of the Debentures and payment of the accrued interest thereon to the date of prepayment, within thirty (30) days of the Company's receipt of such written request.

                                ARTICLE IV

                FINANCIAL STATEMENTS AND OTHER INFORMATION.

     Section 4.01. Financial and Business Information. The Company agrees to furnish to you so long as you or your nominee are the holder of any Debenture and to each other holder of the then outstanding Debentures:

     (a) Quarterly Statements. Within 45 days after the end of each quarterly fiscal period (except the last) in each fiscal year of the Company, duplicate copies of:

          (1) consolidated balance sheets of the Company as of the close of such period, and

          (2) consolidated statements of income and retained earnings and changes in financial position of the Company for such quarterly fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as having been prepared in accordance with generally accepted accounting principles, but subject to changes resulting from year-end adjustments, by an authorized financial officer of the Company.

     (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, duplicate copies of:

          (1) audited consolidated balance sheets of the Company as of the close of such fiscal year, and

          (2) audited consolidated statements of income and retained earnings and changes in financial position of the Company for such fiscal year.

In each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied, in the case of audited statements, by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the audited financial statements have been prepared in accordance with generally accepted accounting principals consistently applied (except for changes in which such accountants concur) and that the audit by such accountants in connection with financial statements has been made in accordance with generally accepted auditing standards.

     The financial statements delivered pursuant to paragraphs (a) and (b) above shall set forth the amounts charged in each of the periods involved for depreciation, interest expense, and rental expense.

     (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company.

     (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each Form 8-K, 10-KSB, and 10-QSB and any registration statement or prospectus filed by the Company with any securities exchange or with the Securities Exchange Commission, and of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company.

                                 ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Holder as follows:

     Section 5.01. Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

     Section 5.02. Corporate Power. The Company has all requisite power and authority to enter into this Agreement, to issue, sell, convey, assign, and transfer the Debenture to the Holder, to own, operate, and lease its properties and other assets and to carry on its business as now being conducted in the place or places where such properties or other assets are now owned or leased and such business is now conducted. No provision of the Articles of Incorporation or Bylaws of the Company would preclude any of the transactions contemplated by this Agreement. Section 5.03. Corporate Authorization. The execution of this Agreement and the consummation of the transactions contemplated hereunder have been duly approved by all necessary corporate action of the Company.

     Section 5.04. Debenture. The Debenture deliverable by the Company to the Holder hereunder will be duly authorized and issued, free and clear of all liens, options, claims, and encumbrances of any kind or character whatsoever, except for applicable transfer restrictions required by federal and state securities laws.


                                 ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF HOLDER

     The Holder hereby represents and warrants to Company:

     Section 6.01. Power and Authority. If the Holder is a corporation or partnership, the Holder has all requisite power and authority to enter into this Agreement and to acquire the Debenture. No provision of the Articles of Incorporation, Bylaws, or other governing instruments of the Holder would preclude any of the transactions contemplated by this Agreement.

     Section 6.02. Authorization. If the Holder is a corporation or partnership, the execution of this Agreement and the consummation of the transactions contemplated herein have been duly approved by all necessary action, corporate and otherwise, of the Holder.

     Section 6.03. Investment Intent. The Holder is acquiring the Debenture solely for its own account and not with a view to, or for resale in connection with, any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations.


                                 ARTICLE VII

                                SUBORDINATION

     Section 7.01. Debentures Subordinated to Superior Indebtedness. Anything in this Agreement or the Debentures to the contrary notwithstanding, the indebtedness evidenced by the Debentures (such indebtedness being hereinafter referred to as Subordinated Indebtedness) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to (but only to) all Superior Indebtedness (as defined herein) of the Company.

     Section 7.02.  Payments on Subordinated Indebtedness.

     (a) So long as no default or Event of Default (as defined herein) shall have occurred and be continuing with respect to any Superior Indebtedness, the Company will pay the principal and interest on all Subordinated Indebtedness according to the terms thereof.

     (b) During the continuance of any default in the payment of either principal or interest on any Superior Indebtedness, no payment of principal, premium or interest shall be made on the Subordinated

     Indebtedness, if either (i) notice of such default in writing or by telegram has been given to the Company by the holder or holders of such Superior Indebtedness; provided that judicial proceedings by the holders of such Superior Indebtedness shall be commenced with respect to such default within 180 days thereafter, or (ii) judicial proceedings shall be pending in respect of such default.

     Section 7.03. Insolvency, etc. In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to the Company or its property, (b) any proceeding for the liquidation, dissolution, or other winding-up of the Company, voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Company for the benefit of creditors, or (d) any distribution, division, marshalling, or application of any of the properties or assets of the Company or the proceeds thereof to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in such event:

               (i) all Superior Indebtedness shall first be paid in full (including all principal, premium, if any, and interest, including interest accruing after the commencement of any such proceeding) before any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment or similar plan, the payment of which is subordinated, at least to the extend provided in this Article VII with respect to Subordinated Indebtedness, to the payment of all Superior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan) is made in respect of any Subordinated Indebtedness;

               (ii) all principal and premium, if any, and interest on the Subordinated Indebtedness shall forthwith become due and payable, and any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment or similar plan, the payment of which is subordinated, at least to the extent provided in this Article VII with respect to Subordinated Indebtedness, to the payment of all Superior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan) which would otherwise (but for the terms hereof) be payable or deliverable in respect of any Subordinated Indebtedness, shall be paid or delivered directly to the holders of the Superior Indebtedness, until all Superior Indebtedness shall have been paid in full, the holders of the Subordinated Indebtedness at the time outstanding irrevocably authorize, empower, and direct all receivers, trustees, liquidators, conservators, fiscal agents, and others having authority in the premises to effect all such payments and deliveries;

               (iii) each holder of the Subordinated Indebtedness at the time outstanding irrevocably authorizes and empowers each holder of the Superior Indebtedness or such holder's representative to demand, sue for, collect, and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and to file and prove all claims therefor and take all such other action, in the name of such holder or otherwise, as such holder of the Superior Indebtedness or such holder's representative may determine to be necessary or appropriate for the enforcement of this Section 7.03; and

               (iv) the holders of the Subordinated Indebtedness shall execute and deliver to each holder of the Superior Indebtedness or such holder's representative all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim, and other instruments, and shall take all such other action as may be requested by such holder of the Superior Indebtedness or such holder's representative to enforce all claims upon or in respect of the Subordinated Indebtedness.

For all purposes of this Agreement, Superior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of principal, premium, if any, and interest in respect of all Superior Indebtedness at the time outstanding, and in case there are two or more holders of the Superior Indebtedness any payment or distribution required to be paid or delivered to the holders of the Superior Indebtedness shall be paid or delivered to such holders ratably according to the respective aggregate amounts remaining unpaid on the Superior Indebtedness of such holders.

     Section 7.04. Payments and Distributions Received. If any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by any holder of any of the Subordinated Indebtedness in contravention of any of the terms of this
Article VII, and except as permitted by Section 7.03 or Section 7.06, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Superior Indebtedness for application to the payment of all Superior Indebtedness remaining unpaid, to the extent necessary to pay all such Superior Indebtedness in full. In the event of the failure of any holder of any of the Subordinated Indebtedness to endorse or assign any such payment, distribution or security, any holder of the Superior Indebtedness or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

     Section 7.05. Subrogation. In case cash, securities, or other property otherwise payable and deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to Section 7.03 or Section 7.04 to the payment of Superior Indebtedness in full, then and in each such case, the holders of the Subordinated Indebtedness shall be subrogated to any rights of any holders of Superior Indebtedness to receive further payments or distributions in respect of or applicable to the Superior Indebtedness.

     Section 7.06. Acceleration of Subordinated Indebtedness. In case any Subordinated Indebtedness is declared due and payable because of the occurrence of a default or event of default under circumstances when the terms of Section 7.03 are not applicable, the holders of such Subordinated Indebtedness shall not be entitled to receive payment or distribution in respect thereof until all Superior Indebtedness at the time outstanding shall have been paid in full; provided, however, that the holders of the Subordinated Indebtedness shall continue to be entitled to receive (i) current interest payments, (ii) regularly scheduled prepayments pursuant to
Section 3.01, and (iii) payments due at the stated maturity, notwithstanding such declaration.

     Section 7.07.  Notice.  In the event that any Subordinated
Indebtedness shall become due and payable before its expressed maturity on demand of the holder thereof as the result of the occurrence of a default or event of default, the Company will give prompt notice in writing of such happening to each holder of Superior Indebtedness.

     Section 7.08.  Subordination Not Affected, etc.  The terms of this
Article VII, the subordination effected hereby, and the rights of the holders of the Superior Indebtedness shall not be affected by (a) any amendment of or addition or supplement to any Superior Indebtedness or any instrument or agreement relating thereto, (b) any exercise or non-exercise of any right, power, or remedy under or in respect of any Superior Indebtedness or any instrument or agreement relating thereto, or (c) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of any Superior Indebtedness or any instrument or agreement relating thereto or any security therefor or guaranty thereof, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing.

     Section 7.09. Obligations Unimpaired. No present or future holder of Superior Indebtedness shall be prejudiced in the right to enforce subordination of the Subordinated Indebtedness by any act or failure to act on the part of the Company. The provisions of this Article VII are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand, and nothing in this Article VII shall (a) impair as between the Company and the holder of any Subordinated Indebtedness the obligation of the Company, which is unconditional and absolute, to pay to the holder thereof the principal, premium, if any, and interest thereon in accordance with the terms thereof, or (b) prevent the holder of any Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law under this Agreement, subject to the rights, if any, under this Article VII of the holders of Superior Indebtedness.


                                ARTICLE VIII

                          CONVERSION OF DEBENTURES

     Section 8.01. Conversion Privilege. The unpaid principal amount of any Debenture or any portion thereof may, at the election of the holder thereof, at any time after the date of such Debenture be converted into shares of Common Stock at the conversion price per share of (a) prior to the close of business on July 1, 1998, the conversion price per share of Common Stock of Seventy-Five Cents ($0.75), (b) after July 1, 1998 and prior to the close of business on July 1, 1999, the conversion price per share of Common Stock of One Dollar and Twenty-Five Cents ($1.25), and (c) thereafter, the conversion price per share of Common Stock of Two Dollars ($2.00), as such conversion price may be adjusted and readjusted from time to time in accordance with Section 8.05 hereof (such conversion price, as so adjusted and readjusted and in effect at any time, being herein called the Conversion Price), into the number of fully paid and non-assessable shares of Common Stock determined by dividing (x) the aggregate principal amount of the Debentures to be so converted by (y) the Conversion Price in effect at the time of such conversion.

     Section 8.02.  Manner of Conversion; Partial Conversion, etc.

     (a) Any Debenture may be converted in whole or in part by the holder thereof by surrender of such Debenture, accompanied by a written statement designating the principal amount of such Debenture to be converted and stating the name and address of the person in whose name certificates for shares of Common Stock are to be registered, at the office of the Company specified in or pursuant to Section 15.01. Upon any such partial conversion of a Debenture, the Company at its expense will forthwith issue and deliver to or upon the order of the holder thereof a new Debenture or Debentures in principal amount equal to the unpaid and unconverted principal amount of such surrendered Debenture, such new Debenture or Debentures to be dated and to bear interest from the date to which interest has been paid on such surrendered Debenture. Each conversion shall be deemed to have been effected as of the close of business on the date on which such Debenture shall have been so surrendered to such office, and at such time the rights of the holder of such Debenture as such shall, to the extent of the principal amount thereof converted, cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

     (b) The Company shall pay all interest on any Debenture or portion of any Debenture surrendered for conversion to the date of such conversion.

     Section 8.03. Delivery of Stock Certificates. As promptly as practicable after the conversion of any Debenture in full or in part, and in any event within 20 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will issue and deliver to the holder of such Debenture, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full and fractional shares of Common Stock issuable upon such conversion.

     Section 8.04. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon conversion of the Debentures will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value (if any) per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable upon conversion of the Debentures. The Company further covenants and agrees that the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon the conversion of the Debentures, a sufficient number of shares of its Common Stock to provide for the conversion of the Debentures.

     Section 8.05. Conversion Ratio Adjustments. The Conversion Ratio shall be subject to adjustment from time to time as follows:

          (a) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Debentures surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Debentures been converted immediately prior to such date. Successive adjustments in the Conversion Ratio shall be made whenever any event specified above shall occur.

          (b) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of indebtedness of the Corporation or any Subsidiary or (iii) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subparagraph 8.05(a) above), or (iv) of rights or warrants, in each such case the Conversion Price in effect immediately prior thereto shall be immediately thereafter proportionately adjusted for such distribution so that the holder of Debentures would be entitled to receive the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of what he would have been entitled to receive had such Debentures been converted prior to such distribution. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

          (c) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, the Debentures shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the shares of Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such Debenture would have been entitled to upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Debentures shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on conversion of the Debentures.

     Section 8.06. Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in Section 8.05, the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Debentures, at its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 8.07.

     Section 8.07. Notice to Holders. In the event the Corporation shall propose to take any action of the type described in Section 8.05, the Corporation shall give notice to each holder of Debentures, in the manner set forth in Section 8.06, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares which shall be deliverable upon conversion of Debentures. In the case of any action which would require the fixing of a record date, such notice shall be given at least 15 days prior to the taking of such action.
Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     Section 8.08. Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any Debentures; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Debentures, in respect of which shares are being issued.


                                 ARTICLE IX

                            DEFAULT AND REMEDIES

     Section 9.01. Event of Default. As used in this Agreement and the accompanying Debenture, the term "Event of Default" shall mean any one of the following:

     (a) a default in the payment of interest on any Debenture when due and such default shall continue for more than fifteen (15) days;

     (b) a default in the payment of the principal of Debentures at maturity or at any date fixed in any notice for prepayment;

     (c) the Company sells or otherwise disposes of all or substantially all of its assets to any Person;

     (d) a default in the observance or performance of any covenant or provision of this Agreement which is not remedied within thirty (30) days after notice thereof to the Company by the holder of any Debenture;

     (e) any representation or warranty made by the Company herein, or made by the Company in any written statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Debentures or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof;

     (f) final judgment or Judgments for the payment of money aggregating in excess of $250,000 is or are outstanding against the Company or any Subsidiary or against any of the property or assets of the Company or any Subsidiary and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry;

     (g) the Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary;

     (h) a custodian, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary and is not discharged within sixty (60) days after such appointment; or

     (i) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within sixty (60) days after such institution.

     Section 9.02.  Default Remedies.

     (a) Upon the occurrence of an Event of Default, the Holder may, upon ten (10) days prior written notice to the Company, declare the Debenture to be, and the outstanding principal amount of the Debenture shall thereupon be and become, forthwith due and payable in cash, together with interest accrued thereon; and

     (b) If an Event of Default occurs, the Holder may proceed to protect and enforce its rights by a suit in equity, action at law, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms or provisions hereof, or in aid of the exercise of any power granted herein or by law.

     Section 9.03. Waiver of Events of Default. The holders of 51 percent (51%) of the aggregate principal amount of the Debentures outstanding may at any time waive an existing Event of Default and its consequences.

                                 ARTICLE X

                            TRANSFER OF DEBENTURE

     Section 10.01. Restriction on Transfer. In addition to any other restrictions on transfer of the Debenture imposed by this Article X, the Holder may transfer or assign his, her, or its rights and obligations under this Agreement only in conjunction with the transfer or assignment of the Debenture.

     Section 10.02. Requirements of Transfer. No transfer of the Debenture shall be valid and effective unless and until (a) the transferor executes a written assignment of the Debenture or executes a separate power of attorney indicating his intent to transfer ownership, (b) the transferee executes a Debenture Agreement, which shall be identical to this Agreement except for the Holder's name and the date of execution, and (c) the transferor delivers written transfer instructions (i) signed by the transferor and the transferee, (ii) stating the name and mailing and residence address of the transferee, and (iii) stating the desired effective date of such change of ownership. If the transferee fails to execute a Debenture Agreement, the transferee's signature on the instructions of transfer will be deemed to constitute the transferee's assent to the terms of the Debenture and the Debenture Agreement.

     Section 10.03. Registration of Transfer. Transfer of the Debenture shall be registered upon the Company's register of Debentures following the Company's receipt of all documents necessary to effect transfer in accordance with Section 10.02. Such documents may be either personally delivered by the transferor or transferee or mailed to the Company in accordance with Section 15.01 hereof.

     Section 10.04. Effective Date of Transfer. The effective date of the transfer recorded on the Company's register of Debentures shall be the date requested in the instructions of transfer; the effective date shall not, however, precede the date of the most recent payment date of interest with respect to such Debenture. In the event such date precedes the date of the most recent payment of interest on the Debenture or if the desired date is omitted from the instructions of transfer, the Company may in its discretion honor the transfer, and, in such case, the effective date of transfer shall be the first date at which the Company is in receipt of all of the items required by Section 10.02 hereof.

     Section 10.05. Transferee as Holder. Upon completion of a transfer in accordance with the provisions provided in this Article X, such Transferee shall be considered the Holder as if the transferee had been the original party to execute this Agreement.

     Section 10.06. Issuance of New Certificates. Upon a transfer in accordance with this Article X, and upon delivery by the transferor of his, her, or its Debenture certificate representing the Debenture being transferred, the Company shall cancel such Debenture certificate and shall issue a new certificate in the transferee's name. Such new certificate shall be issued in accordance with Article II hereof, and its provisions will be identical to those of the old Debenture certificate except as to the Holder's name and the date of execution, which date on the new certificate shall be the same as the effective transfer date in accordance with Section 10.04 hereof.

     Section 10.07. Legend on Debenture. The Debenture shall bear the following legend:

     "THIS Debenture HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ISSUED PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS. THIS Debenture MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED WITHOUT THE PERMISSION OF THE ISSUER AND UNLESS THIS Debenture SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, REGISTRATION AND QUALIFICATION OF THE Debenture SHALL NOT BE REQUIRED. THIS DEBENTURE IS SUBJECT TO AND ITS TRANSFER IS RESTRICTED BY THE TERMS AND PROVISIONS OF THAT CERTAIN DEBENTURE AGREEMENT, DATED ______________, EXECUTED BY AND BETWEEN THE COMPANY AND THE HOLDER OF THIS DEBENTURE, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE COMPANY."


                                 ARTICLE XI

                             REGISTRATION RIGHTS

     Section 11.01. Registration on Request. Upon the written request of any holder or holders of at least 25% in the aggregate principal amount of the Debentures and/or shares of Common Stock ("Shares") issued upon conversion of such Debentures, which request shall state the intended method of disposition by such bolder or holders and shall request that the

Company effect the registration of all or part of such Shares, or the Shares issuable upon the conversion of such Debentures, or both, under the Securities Act of 1933, as amended (the "Act"), the Company will promptly give written notice of such requested registration to all holders of outstanding Debentures and Shares, and thereupon will use its best efforts to effect the registration under the Act of:

     (a) the Shares which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

     (b) all other outstanding Shares, or Shares issuable upon the conversion of Debentures, the holders of which shall have made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof within thirty
     (30) days after the receipt of such written notice from the Company,

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by the holders of the Shares so registered and to maintain such registration in effect for a period of twenty-four (24) months from the closing of the private placement under the Private Placement Memorandum; provided, that the Company shall not be required to register or use its best efforts to effect any registration of Shares under the Act pursuant to this Section 11.01 more than once.

     The Company shall have no obligation to register or use its best efforts to effect any registration of Shares under the Act pursuant to this
Article XI which would be in conflict with the obligations of any holder or holders of Debentures and/or Shares under any confidentiality agreement between such holder or holders and the Company entered into in connection with the offering of the Debentures to such holder or holders.

     Section 11.02. Incidental Registration. If the Company at any time proposes to register any of its securities under the Act (otherwise than pursuant to Section 11.01 and other than a registration on Form S-8, or the form, if any, which supplants such Form), it will each such time give written notice to all holders of outstanding Debentures and Shares of its intention to do so and, upon the written request of any such holder made within thirty (30) days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all such outstanding Shares, or Shares issuable upon the conversion of Debentures, the holders of which shall have so requested the registration thereof, to be registered under the Act to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so registered; provided that, if in the good faith judgment of the managing underwriter or underwriters of a then proposed public offering of the Company's securities, such registration of such Shares would materially and adversely affect such public offering, then in such event the number of Shares and other securities to be registered by the Company shall each be proportionally reduced to such number as shall be acceptable to the managing underwriter.

     Section 11.03. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Shares under the Act as provided in this Article XI, the Company will, as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period not exceeding twenty-four (24) months from the closing of the private placement under the Private Placement Memorandum as may be necessary to comply with the provisions of the Act with respect to the disposition of all Shares covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

     (c) furnish to each seller of such Shares such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and, if any seller shall so request, a summary prospectus), in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Shares owned by such seller;

     (d) use its best efforts to register or qualify such Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller; and

     (e) notify each seller of any such Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the period mentioned in subdivision (b) of this Section 11.03, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     Section 11.04.  Registration Expenses.  All expenses incident to the

Company's performance of or compliance with this Article XI, including, without limitation, all registration and filing fees, fees and expenses of complying with securities or blue sky laws, printing expenses and fees and disbursements of counsel for the Company and of independent pubic accountants, but excluding underwriting commissions and discounts, shall be borne by the Company.

     Section 11.05.  Indemnification.

     (a) In the event of any registration of any Restricted Shares under the Act pursuant to this Article XI, the Company will, to the extent permitted by law, indemnify and hold harmless the seller of such Shares and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

     (b) The Company may require, as a condition to including any Shares in any registration statement filed pursuant to Section 11.03, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Shares and from each underwriter of such Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 11.03) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, or supplement.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subdivisions of this Section 11.05, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 11.05. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.


                                ARTICLE XII

                    CONSOLIDATION, MERGER, AND CONVEYANCE


     Section 12.01. Continuation of Terms of Agreement. Nothing contained in this Agreement or in the accompanying Debenture shall prevent any consolidation or merger of the Company with or into any other corporation or association, or any conveyance of the business, assets, and properties of the Company as a whole or substantially as a whole, to any other corporation or other entity, provided that all terms and conditions of this Agreement, including payment, to be observed and performed by the Company shall be expressly assumed by the successor entity formed by or resulting from any such merger or to which any such conveyance shall have been made.

     Section 12.02. Rights of Successor. If the Company or any successor entity is consolidated or merged with or into, or shall make a conveyance to, any other corporation or other entity, as permitted and upon the terms provided in this Article XII, the entity formed by or resulting from such consolidation or merger or to which such conveyance shall have been made shall succeed to and be substituted for the Company, with the same force and effect as if it had been named in, and had executed, this Agreement, and shall have and possess and may exercise, subject to the terms and conditions of this Agreement, each and every power, authority, and right herein reserved to or conferred upon the Company.

     Section 12.03. Construction. For every purpose of this Agreement, including the execution and issuance of the Debenture, the term

"Corporation" includes and means (unless the context otherwise requires) not only the corporation that has executed this Agreement, but also any such successor entity in accordance with the provisions of this Article XII.

     Section 12.04. Change in Ownership; Merger or Sale. In the event of a change in ownership or voting control of the outstanding common stock and/or preferred stock of the Company as described in Section 3.04 of this Agreement, or in the event of the merger or sale of the Company as described in Section 3.05 of this Agreement, the holders of the Debentures shall have the rights to cause the Debentures to be prepaid as set forth in such Sections 3.04 and 3.05, respectively.


                                ARTICLE XIII

             IMMUNITIES OF STOCKHOLDERS, OFFICERS, AND DIRECTORS

     No recourse shall be had for the payment of the principal of the accompanying Debenture or of the interest thereon, or for any claim based thereon or otherwise in respect thereof, or arising from this Agreement, against any past, present, or future stockholder, director, or officer of the Company, as such, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty, all such liability being by the acceptance of the accompanying Debenture and as part of the consideration of the issuance thereof expressly waived and released by the Holder and by any subsequent owners of the Debenture.


                                 ARTICLE XIV

                                 AMENDMENTS

     Section 14.01. Without Consent of Holder. The Company may amend this Agreement and the Debenture without the consent of the Holder:

          (a)  To cure any ambiguity, defect, or inconsistency;

          (b) To comply with any consolidation or merger of the Company with or into any other corporation, or to comply with any conveyance of the business, assets, and properties of the Company as a whole or substantially as a whole, to any other corporation or other entity, provided that the corporation complies with the terms of Article XII hereof; and

          (c) To make any change that does not adversely affect the rights of the Holder.

     Section 14.02.  With Consent of Holder.  Subject to the terms of
Section 14.01, the Company may amend this Agreement or the Debentures with respect to any matter with the written consent of the holders of at least 66 2/3 percent (66 2/3%) of the aggregate principal amount of the outstanding Debentures. However, without consent of each holder affected, an amendment under this section may not:

          (a) Reduce the rate of or change the time for payment of interest on any Debenture;

          (b) Reduce the principal of or change the fixed maturity of any Debenture;

          (c) Make any Debenture convertible into any securities other than as described in Section 8.01; or

          (d)  Make any change in this Section 14.02.

     Section 14.03. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to such amendment or waiver by a holder of a Debenture is a continuing consent by such holder and every subsequent holder of such Debenture, even if notation of the consent is not made on any Debenture. Any such holder or subsequent holder may, however, revoke the consent as to his Debenture if the Company receives the notice of revocation before the date the amendment or waiver becomes effective.
An amendment or waiver becomes effective in accordance with its terms and thereafter binds every holder of a Debenture.

     Section 14.04. Notation on or Exchange of Debentures. The Company may place an appropriate notation concerning an amendment or waiver on any Debenture thereafter issued. The Company in exchange for all outstanding certificates may issue new certificates that reflect the amendment or waiver.


                                 ARTICLE XV

                          MISCELLANEOUS PROVISIONS

     Section 15.01. Notices. Any notice or other communication required to be given pursuant to this Agreement must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be deemed to have been given and received when a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mail; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Such notices shall be given to the parties hereto at the following addresses:

          If to the Company:

               TGC Industries, Inc.
               1304 Summit Avenue
               Suite 2
               Plano, TX  75074

               With a Copy to:

               Rice M. Tilley, Jr.
               Law, Snakard & Gambill, P.C.
               3200 Bank One Tower
               500 Throckmorton
               Fort Worth, Texas  76102

          If to the Holder:

or addressed to either party at such other address as such party shall hereafter furnish to the other party in writing. The address for any purpose hereof may be changed at any time and shall be the most recent address furnished in writing to the other party.

     Section 15.02. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns, except as otherwise expressly provided herein.

     Section 15.03. Severability. If any one or more of the provisions contained in this Agreement should for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     Section 15.04. No Third Parties. Except as otherwise expressly provided herein, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, or corporation other than the parties hereto and the holders from time to time of the accompanying Debenture any security, rights, remedies, or claims, legal or equitable, under or by reason of this Agreement, or under or by reason of any covenant, condition, or stipulation herein contained; and this Agreement and all the covenants, conditions, and provisions herein contained are and shall be held for the sole and exclusive benefit of the parties hereto and the holders from time to time of the accompanying Debenture.

     Section 15.05. Headings. The captions used in conjunction with this Agreement are for convenience only, and shall not be deemed a part of this Agreement or used to construe any provision hereof.

     Section 15.06. Survival of Representations, Warranties, and Covenants. The representations, warranties, and covenants of the parties shall survive the execution of this Agreement and the issuance of the

Debenture and shall remain in full force and effect thereafter.

     Section 15.07. Entire Agreement. This Agreement and the accompanying Debenture constitute the sole and only agreements of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter within.

     Section 15.08. Inclusion of Debenture. Reference is made to the accompanying Debenture. The provisions of such Debenture shall be deemed incorporated into this Agreement for all purposes as though fully set forth on the face hereof.

     Section 15.09. Governing Law. This Agreement and the Debenture shall be governed by and construed in accordance with the laws of the State of Texas.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


TGC INDUSTRIES, INC.                     HOLDER (corporation or
                                            partnership)

By: ______________________________       _________________________________
                                         By: _____________________________
    Name:__________________________          Name:
    Title:_________________________          Position:



                                         HOLDER (individual)


                                         __________________________________

                                 EXHIBIT "A"

                            TGC INDUSTRIES, INC.

                8% Subordinated Convertible Debenture, Series A
                              Due July 1, 2000

No. 01                                       ___________________, 1996

$____________

     TGC INDUSTRIES, INC., a Texas corporation (the "Company"), for value received, hereby promises to pay to the order of:

                     _______________________________________
                            or registered assigns
                          on the 1st of July, 2000
                           the principal amount of


______________________________________________________ DOLLARS ($______)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8% per annum from the date hereof until maturity, calculated and payable quarterly on January 1 and July 1 in each year commencing with the first such date following the issuance of this debenture upon the exchange therefor of the Company's Series C 8% Convertible Exchangeable Preferred Stock, and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal), and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9% per annum after maturity, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Plano, Texas, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

    This Note is one of the 8% Subordinated Convertible Debentures, Series A due [July 1, 2000 or two years from the date of exchange of Series C 8% Convertible Exchangeable Preferred Stock for Subordinated Debentures], of
the Company in the aggregate principal amount of $                issued or
to be issued under and pursuant to the terms and provisions of separate and several Note Agreements, each dated as of ________________, entered into by the Company with the original holders therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein, to which Note Agreements reference is hereby made for the statement thereof.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and voluntary prepayments may be made thereon by the Company all in the events, on the terms specified in the Note Agreements, and in the manner and amounts as provided in the Note Agreements.

     This Note and the indebtedness evidenced hereby, including the principal and interest, shall at all times remain junior and subordinate to any and all Superior Indebtedness as defined in the Note Agreements, all on the terms and to the extent more fully set forth in the Note Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest of this Note shall be made only to or upon the order in writing of the registered holder.

                                         TGC INDUSTRIES, INC.


                                         By:_____________________________

                                         Name:_________________________

                                         Title:__________________________


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ISSUED PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED WITHOUT THE PERMISSION OF THE ISSUER AND UNLESS THIS NOTE SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, REGISTRATION AND QUALIFICATION OF THE NOTE SHALL NOT BE REQUIRED. THIS
NOTE IS SUBJECT TO AND ITS TRANSFER IS RESTRICTED BY THE TERMS AND PROVISIONS OF THAT CERTAIN NOTE AGREEMENT, DATED AS OF ____________, EXECUTED BY AND BETWEEN THE COMPANY AND THE HOLDER OF THIS NOTE, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE COMPANY.

                                   [END]
                                                                      B-39


                                   PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Texas Business Corporation Act. Under such provisions any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. The Articles and Bylaws and the Texas Business Corporation Act further provide that such indemnification is not exclusive of any other

                                                                  Page 73
rights to which such individuals may be entitled under the Articles, the Bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

Item 25. Other Expenses of Issuance and Distribution

SEC Filing Fee . . . . . . . . . . . . . . . . . . . . . . . $2,430.58
Printing Expense . . . . . . . . . . . . . . . . . . . . . .    500.00*
Accounting Fees  . . . . . . . . . . . . . . . . . . . . . .  5,000.00
Legal Fees . . . . . . . . . . . . . . . . . . . . . . . . . 30,000.00
Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . .  2,000.00*
Miscellaneous Expenses . . . . . . . . . . . . . . . . . . .  5,096.42*
Total  . . . . . . . . . . . . . . . . . . . . . . . . . .  $45,000.00*

*Approximate Amounts

Item 26.  Recent Sales of Unregistered Securities

     In September, 1995, the Company closed a private placement in which the Company offered solely to "accredited investors" a minimum of 400,000 Units and a maximum of 1,000,000 Units for $1.00 per unit. Each Unit comprised one share of the Company's Common Stock and one Warrant to purchase one share of the Company's Common Stock for a period of 3 years at $1.50 per share for the first 18 months and at $2.00 per share thereafter. In this private placement, the Company sold 742,300 Units for a total consideration of $742,300. The Units were offered for sale by Janney Montgomery Scott, Inc. as placement agent on behalf of the Company. The placement agent received a commission equal to 6% of the gross proceeds of the sale of the Units or $44,538.

     In July, 1996, the Company closed a private placement of a minimum of 960,000 shares and a maximum of 1,160,000 shares of Series C 8% Convertible Exchangeable Preferred Stock for $5.00 per share. In the offering, the total offering price was a minimum of $4,800,000 and a maximum of $5,800,000. The Offering was made solely to "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933. The Offering was made under Rule 506 of Regulation D and under Section 4(6) of

                                                                  Page 74
the Securities Act of 1933. The Preferred Stock was offered for sale by Janney Montgomery Scott Inc. as placement agent on behalf of the Company. The placement agent received a commission equal to 7% of the gross proceeds of the sale of Preferred Stock, which the placement agent allocated a portion of such commission as a selling concession to other registered broker dealers. In the offering, the Company issued a total of 1,104,412 shares of Preferred Stock for a total consideration of $5,522,060, which amount includes the exchange by holders of subordinated notes of the Company totalling $365,813 for Preferred Stock. The placement agent received $358,840.00 of commission and fees, of which the placement agent received 45,938 shares at $5.00 per share of the total commission and fees in Preferred Stock and $129,150.00 of the total commission and fees in cash.

Item 27.  Exhibits

     (a) Exhibits. The following is a list of exhibits to this Registration Statement:
           3.1 Restated Articles of Incorporation as of July 31, 1986, filed as Exhibit 3(a) to the Company's Registration Statement on Form 10 (Registration No. 0-14908), filed with the Commission and incorporated herein by reference.
           3.2 Certificate of Amendment to the Company's Restated Articles of Incorporation, as of July 5, 1988, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, and incorporated herein by reference.
           3.3  First Amended Bylaws of the Company as amended, filed as
                Exhibit 3.2 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference.
           3.4 Amendment to the Company's First Amended Bylaws as adopted by the Board of Directors on March 7, 1988, filed as
                Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference.
           3.5  Statement of Resolution Establishing Series of Preferred

                                                                  Page 75

                Stock of TGC Industries, Inc. as filed with the Secretary of State of Texas on July 16, 1993, filed as Exhibit 2 to the Company's Current Report on Form 8-K dated August 11, 1993, and incorporated herein by reference.
           3.6 Statement of Resolution Establishing Series C 8% Convertible Exchangeable Preferred Stock of TGC Industries, Inc. as filed with the Secretary of State of Texas on June, 1996, filed as Exhibit B to the Company's current report on Form 8-K dated July 11, 1996, filed with the Commission and incorporated herein by reference.
           4.1 Statement of Resolution Establishing Series C 8% Convertible Exchangeable Preferred Stock of TGC Industries, Inc. as filed with the Secretary of State of Texas on June, 1996, filed as Exhibit B to the Company's current report on Form 8-K dated July 11, 1996, filed with the Commission and incorporated herein by reference.
           4.2 Form of Debenture Agreement and Debenture for 8% Subordinated Convertible Debentures, Series A.
           4.3 Form of Warrant Agreement dated July 28, 1995, as amended, and Warrant.
           5. Opinion of Law, Snakard & Gambill, P.C., as to the legality of the securities being registered.
          10.1 Service Mark License Agreement dated as of July 31, 1986, between the Company and Supreme Industries, Inc. (formerly ESI Industries, Inc.), relating to the use of the Company's logo, filed as Exhibit 10(b) to the Company's Registration Statement on Form 10 (Registration No. 0-14908), filed with the Commission and incorporated herein by reference.
          10.2 The Company's 1986 Incentive and Nonqualified Stock Option Plan, filed as Exhibit 10(c) to the Company's Registration Statement on Form 10 (Registration No. 0-14908), filed with the Commission and incorporated herein by reference.
          10.3 Amendment Number One to the Company's 1986 Incentive and Nonqualified Stock Option Plan as adopted by the Board of Directors on May 1, 1987, filed as Exhibit 10.4 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by

                                                                  Page 76

                reference.
          10.4 The Company's 1993 Stock Option Plan as adopted by the Board of Directors on June 3, 1993, filed as Exhibit 10.4 to the Company's Registration Statement on Form S-2 (Registration No. 33-73216), filed with the Commission and incorporated by reference.
          10.5 Employment Contract between the Company and Allen T. McInnes dated August 2, 1993, filed as Exhibit 10.7 to the Company's Registration Statement on Form S-2 (Registration No. 33-73216), filed with the Commission and incorporated herein by reference.
          10.6 Master Contract for Geophysical Services-Onshore dated April 18, 1990 between Marathon Oil Co. and the Company together with a form of Supplementary Agreement thereto, filed as Exhibit 10.8 to the Company's Registration Statement on Form S-2 (Registration No. 33-73216), filed with the Commission and incorporated herein by reference.
          10.7  Agreement for Geophysical Services dated May 19,
                1992, between DLB Oil & Gas, Inc. and the Company together with a form of Supplementary Agreement thereto, filed as
                Exhibit 10.9 to the Company's Registration Statement on Form S-2 (Registration No. 33-73216), filed with the Commission and incorporated herein by reference.
          11.   Statement Regarding Computation of Per Share Earnings.
          23.1  Consent of Grant Thornton LLP.
          23.2  Consent of Law, Snakard & Gambill, P.C. (contained in
                Exhibit 5).
          24.   Power of Attorney.

Item 28.  Undertakings

     512(a). The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment

                                                                  Page 77
thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     512(i). The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 1 for Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on October 3, 1996.

                          TGC INDUSTRIES, INC., Registrant

                                                                  Page 78


                          By:  /s/ ROBERT J. CAMPBELL
                               Robert J. Campbell, Vice-Chairman of the
                               Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, constituting a majority of the Board of Directors of the registrant, on behalf of the registrant and in the capacities and on the dates indicated.

     Signature             Title                          Date


     ROBERT J. CAMPBELL    Vice-Chairman of the Board     October 3, 1996
     Robert J. Campbell    and Chief Executive Officer
                           (Principal Executive Officer)

     ALLEN T. McINNES *     Chairman of the Board         October 3, 1996
     Allen T. McInnes


     WAYNE A. WHITENER *    President and Director        October 3, 1996
     Wayne A. Whitener


     KENNETH W. USELTON *
     Kenneth W. Uselton     Treasurer (Principal Financial
                            and Accounting Officer)        October 3, 1996


     WILLIAM J. BARRETT*    Secretary and Director         October 3, 1996
     William J. Barrett


     HERBERT M. GARDNER*    Director                       October 3, 1996
     Herbert M. Gardner

* By: /s/ ROBERT J. CAMPBELL
      Attorney in Fact

                                                                  Page 79

                                EXHIBIT INDEX

                                                             Sequential
Exhibit Number                                               Page Number


    4.2   Form of Debenture Agreement and Debenture for 8%
          Subordinated Convertible Debentures, Series A. . . . .  80

    4.3   Form of Warrant Agreement dated July 28, 1995, as
          amended, and Warrant . . . . . . . . . . . . . . . . . 118

    5.    Opinion of Law, Snakard & Gambill, a Professional
          Corporation, as to the legality of the securities
          being registered . . . . . . . . . . . . . . . . . . . 160

   11.    Statement Regarding Calculation of
          Per Share Earnings . . . . . . . . . . . . . . . . . . 161

   23.1   Consent of Grant Thornton LLP  . . . . . . . . . . . . 161

   23.2   Consent of Law, Snakard & Gambill, a Professional
          Corporation (contained in Exhibit 5) . . . . . . . . . 162

   24.    Power of Attorney  . . . . . . . . . . . . . . . . . . 162


                                 EXHIBIT 4.2

                FORM OF DEBENTURE AGREEMENT AND DEBENTURE FOR
              8% SUBORDINATED CONVERTIBLE DEBENTURES, SERIES A

                             DEBENTURE AGREEMENT

       8% Subordinated Convertible Debenture, Series A Due July 1, 2000

     THIS DEBENTURE AGREEMENT (the "Agreement") is made and entered into on

                                                                  Page 80
this ____ day of ______________, by and between _________________
("Holder") and  TGC Industries, Inc., a Texas corporation (the "Company").


                          R E C I T A L S

     WHEREAS the Company is issuing, or has heretofore issued, 8%

Subordinated Convertible Debentures, Series A due [July 1, 2000 or two years from the date of exchange of Series C 8% Convertible Exchangeable Preferred Stock for Subordinated Debentures] (the "Debentures" or the "Notes") pursuant to the exchange of the Company's Series C 8% Convertible Exchangeable Preferred Stock and as described in that certain Confidential Private Placement Memorandum of the Company, dated May 15, 1996 (the "Private Placement Memorandum"); and

     WHEREAS the Company is now issuing to the Holder and the Holder is receiving such a Debenture from the Company; and

     WHEREAS the parties hereto wish to set forth the terms and conditions of such Debentures;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:


                             ARTICLE I

                            DEFINITIONS

     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

     Section 1.01. Capitalized Lease. The term "Capitalized Lease" shall mean any lease of real or personal property under which the rentals are required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles.

                                                                  Page 81

     Section 1.02. Common Stock. The term "Common Stock" shall mean the Class A Common Stock, par value $.10 per share, of the Company.

     Section 1.03. Event of Default. The term "Event of Default" shall mean an Event of Default as defined in Section 9.01 hereof.

     Section 1.04 Indebtedness. The term "Indebtedness" shall mean (a) indebtedness for money borrowed and deferred payment obligations representing the unpaid purchase price of property or stock, other than normal trade credits, which would be included in determining total liabilities shown on the liability side of a consolidated balance sheet of the Company and its Subsidiaries; (b) guarantees and endorsements of obligations of others, directly or indirectly, including obligations under industrial revenue and pollution control bonds, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase such indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business); (c) indebtedness secured by any mortgage, lien, pledge, conditional sale agreement, title retention agreement, or other security interest or encumbrance upon property owned by the Company, or its Subsidiaries, even though such indebtedness has not been assumed; and (d) amounts due under Capitalized Leases as reflected on the balance sheet.

     Section 1.05. Interest Rate. The term "Interest Rate" shall mean an interest rate payable on the Debentures of 8% per annum and as set forth on the face of the Debentures.

     Section 1.06. Issuance Date. The term "Issuance Date" shall mean the date of issuance of the Debentures as set forth on the face of the Debentures.

     Section 1.07. Market Price. The term "Market Price" shall mean the last reported sales price for the day or, if not a trading day, the last

                                                                  Page 82
preceding trading day if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market System (or if there is no sale on that day, the last closing bid and asked prices), or if the Common Stock is not listed on a securities exchange or quoted on the NASDAQ National Market System, the average of the closing bid and asked prices for the applicable day as furnished by the OTC medium in which quotations for the Common Stock appear.

     Section 1.8. Maturity Date. The term "Maturity Date" shall mean [July 1, 2000 or two years from the date of exchange of Preferred Stock for Subordinated Debentures].

     Section 1.9. Debenture. The term "Debenture" shall mean one or more of the Debentures issued by the Company and concurrently herewith being acquired by the Holder, in the form set forth on Exhibit "A" attached hereto, as originally executed or as may from time to time be supplemented or amended pursuant to its provisions or the provisions hereof. If the Holder purchases or otherwise becomes the owner of more than one Debenture, the term "Debentures" shall include all of the Debentures owned by the Holder taken as a whole. The term "Debentures" shall mean all of the Debentures issued by the Company and governed by this Agreement and other Debenture Agreements of like tenor.

     Section 1.10. Person. The term "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     Section 1.11. Superior Indebtedness. The term "Superior Indebtedness" shall mean (a) Funded Debt, being all Indebtedness having a final maturity of more than one year, and all guarantees of Indebtedness extending more than one year, from its "date of origin" or which is renewable or extendable at the option of the obligor for a period or periods of more than one year from its date of origin, and all amounts due under Capitalized Leases reflected on the balance sheets; and (b) Current Debt, being all unsecured Indebtedness for money borrowed, payable on demand or having a maturity of not more than one year from the date of determination (other than current maturities of Funded Debt) and not

                                                                  Page 83
extendable or renewable at the option of obligor.

     Section 1.12. Subsidiary. The term "Subsidiary" shall mean any corporation of which more than 80% (by number of votes) of the voting stock is owned by the Company or another Subsidiary.

                                ARTICLE II

                               THE DEBENTURE

     Section 2.01. Debenture. If the Debenture is being received from the Company upon issuance in exchange of the Company's Series C 8% Convertible Exchangeable Preferred Stock, the Holder hereby agrees to receive such Debenture from the Company pursuant to the terms of this Agreement, and the Company hereby agrees to issue, convey, transfer, and assign to the Holder, the Debenture free and clear of all liens, options, claims, and encumbrances of any kind or character whatsoever, except for applicable transfer restrictions required by federal and state securities laws. If the Holder is acquiring the Debenture from a holder other than the Company, the Holder agrees to be bound by the terms of this Agreement, and the Company agrees to register the Holder as the record owner of this Debenture upon the Company's register of Debentures. The Debenture may have such notations or legends as are required by applicable law. The Debenture shall be executed on behalf of the Company by its president or any vice president and attested to by its secretary of any assistant secretary. The Debenture shall recite upon its face the principal amount of indebtedness evidenced by the Debenture, the rate at which interest is payable on the Debenture, and the terms of repayment.

     Section 2.02. Acquisition Price. If the Debenture is being received from the Company upon issuance, the acquisition price for the Debenture shall be the aggregate principal amount thereof equal to the aggregate stated value of the Preferred Stock for which the Debentures are exchanged. No original issue discount is contemplated by the issuance of these Debentures.

     Section 2.03.  [Intentionally Omitted]

                                                                  Page 84

     Section 2.04. Registration. The Debentures shall be registered in the Debenture records of the Company as follows: The Company shall maintain a register of the issuance of the Debentures by recording the issuance date, the face amount, and the name and address of the initial holder and, upon transfer in accordance with Article X of this Agreement, each transferee of each of the Debentures upon the books of the Company. The Company shall be entitled to recognize the person registered in the register as the exclusive owner of a Debenture for the purposes of payment of principal and interest thereon, and the Company shall not be bound to recognize any equitable or other claim to or interest in such Debenture on the part of any other person, whether or not the Company has express notice thereof, except as otherwise provided by applicable law.

     Section 2.05. Interest on Debenture. Interest shall be payable on the outstanding principal amount of the Debenture at the rate set forth on the face of the Debenture. Interest on the Debenture shall be calculated on the basis of a 360-day year of twelve 30-day months. Interest shall be calculated semi-annually as of January 1 and July 1 of each year from the Issuance Date through the last such date prior to the Maturity Date and on the Maturity Date, and accrued interest as of each such date shall be due and payable fifteen calendar days after each such date, provided that the first such date on which interest shall be calculated and paid shall be the first such semi- annual date following the exchange of the Company's Series C 8% Convertible Exchangeable Preferred Stock for such Debenture. If the Company fails to pay to the Holder any portion of the interest that has accrued on the principal amount of the Debenture when payment is due, such unpaid portion of accrued interest shall continue to be due from and payable by the Company to the Holder until paid.

     Section 2.06. Lost or Stolen Certificates. In the event the certificate representing the Debenture is destroyed, misplaced, or stolen, the Holder shall promptly notify the Company of such loss. In its discretion, the Company may, as a condition precedent to reissuing a new Debenture certificate, require the Holder to do one or more of the following things:

     (a)  Deliver a notice to the Company in the form prescribed by the

                                                                  Page 85
Company requesting the Company to stop transfer of such lost Debenture certificate;

     (b) Execute and deliver to the Company an affidavit of the facts covering the loss of the Debenture certificate;

     (c) Supply an indemnity bond in such sum as the Company may direct to indemnify the Company against any claim that may be made against the Company with regard to such lost Debenture certificate; and

     (d) Execute and file any form required by any state or federal regulatory authority in connection with the loss of the Debenture certificate.

After the Holder has complied with such requirements as the Company deems necessary and appropriate, the Company shall cancel the lost certificate in its register and shall issue a new Debenture certificate to the Holder with terms and provisions identical to those contained in the lost certificate.

     Section 2.07. Governmental Charges. For any transfer of a Debenture or exchange of a Debenture for Debentures of another denomination, the Company may require from the Holder the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incidental thereto.

                                ARTICLE III

                          PREPAYMENT OF DEBENTURES

     Section 3.01. Optional Prepayment of Debentures. The Company may, at any time after March 31, 1997, prepay the Debentures in whole or in part (in amounts of not less than $50,000) by payment of one hundred ten percent (110%) of the principal amount of the Debentures, or portion thereof to be prepaid, and payment of the accrued interest thereon to the date of prepayment. Except as set forth in this Article III, the Company may not prepay the Debentures prior to maturity.


                                                                  Page 86
     Section 3.02. Notice of Prepayments. The Company shall give written notice of any prepayment of the Debentures pursuant to Section 3.01, to each holder thereof not less than thirty (30) days nor more than sixty (60) days before the date fixed for such optional prepayment. Such notice shall specify (i) such date, and (ii) the principal amount of the holder's Debentures to be prepaid and the aggregate principal amount of all Debentures to be prepaid. Notice of prepayment having been so given, one hundred ten percent (110%) of the aggregate principal amount of the Debentures specified in such notice, and the accrued interest thereon shall become due and payable on the prepayment date.

     Section 3.03. Allocation of Prepayments. All partial prepayments of the Debentures shall be applied on all outstanding Debentures then being prepaid ratably in accordance with the unpaid principal amounts of the Debentures. Upon conversion of any Debenture the resulting credits shall be applied solely on the Debenture converted.

     Section 3.04. Change in Ownership. In the event that a person, who as of May 15, 1996 owned no more than five percent (5%) of the issued and outstanding shares of Common Stock of the Company (no preferred stocks being issued and outstanding at such date), shall acquire ownership of that portion of the issued and outstanding Common Stock and/or preferred stock of the Company which in the aggregate possesses thirty-five percent (35%) or more of the voting rights of all issued and outstanding shares of Common Stock and preferred stock of the Company, then, upon the written request of any holder of the Debentures, the Company shall prepay such holder's Debentures in whole by payment of one hundred percent (100%) of the principal amount of the Debentures and payment of the accrued interest thereon to the date of prepayment, within thirty (30) days of the Company's receipt of such written request.

     Section 3.05. Merger or Sale. In the event of the consolidation with or merger of the Company with or into another corporation or entity, or in the event of the sale, lease or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety, then, upon the written request of any holder of the Debentures, the Company shall prepay such holder's Debentures in whole by payment of

                                                                  Page 87
one hundred percent (100%) of the principal amount of the Debentures and payment of the accrued interest thereon to the date of prepayment, within thirty (30) days of the Company's receipt of such written request.

                                ARTICLE IV

                FINANCIAL STATEMENTS AND OTHER INFORMATION.

     Section 4.01. Financial and Business Information. The Company agrees to furnish to you so long as you or your nominee are the holder of any Debenture and to each other holder of the then outstanding Debentures:

     (a) Quarterly Statements. Within 45 days after the end of each quarterly fiscal period (except the last) in each fiscal year of the Company, duplicate copies of:

          (1) consolidated balance sheets of the Company as of the close of such period, and

          (2) consolidated statements of income and retained earnings and changes in financial position of the Company for such quarterly fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as having been prepared in accordance with generally accepted accounting principles, but subject to changes resulting from year-end adjustments, by an authorized financial officer of the Company.

     (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, duplicate copies of:

          (1) audited consolidated balance sheets of the Company as of the close of such fiscal year, and


                                                                  Page 88

          (2) audited consolidated statements of income and retained earnings and changes in financial position of the Company for such fiscal year.

In each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied, in the case of audited statements, by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the audited financial statements have been prepared in accordance with generally accepted accounting principals consistently applied (except for changes in which such accountants concur) and that the audit by such accountants in connection with financial statements has been made in accordance with generally accepted auditing standards.

     The financial statements delivered pursuant to paragraphs (a) and (b) above shall set forth the amounts charged in each of the periods involved for depreciation, interest expense, and rental expense.

     (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company.

     (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each Form 8-K, 10-KSB, and 10-QSB and any registration statement or prospectus filed by the Company with any securities exchange or with the Securities Exchange Commission, and of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company.

                                 ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Holder as follows:


                                                                  Page 89
     Section 5.01. Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

     Section 5.02. Corporate Power. The Company has all requisite power and authority to enter into this Agreement, to issue, sell, convey, assign, and transfer the Debenture to the Holder, to own, operate, and lease its properties and other assets and to carry on its business as now being conducted in the place or places where such properties or other assets are now owned or leased and such business is now conducted. No provision of the Articles of Incorporation or Bylaws of the Company would preclude any of the transactions contemplated by this Agreement. Section 5.03. Corporate Authorization. The execution of this Agreement and the consummation of the transactions contemplated hereunder have been duly approved by all necessary corporate action of the Company.

     Section 5.04. Debenture. The Debenture deliverable by the Company to the Holder hereunder will be duly authorized and issued, free and clear of all liens, options, claims, and encumbrances of any kind or character whatsoever, except for applicable transfer restrictions required by federal and state securities laws.


                                 ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF HOLDER

     The Holder hereby represents and warrants to Company:

     Section 6.01. Power and Authority. If the Holder is a corporation or partnership, the Holder has all requisite power and authority to enter into this Agreement and to acquire the Debenture. No provision of the Articles of Incorporation, Bylaws, or other governing instruments of the Holder would preclude any of the transactions contemplated by this Agreement.

     Section 6.02. Authorization. If the Holder is a corporation or partnership, the execution of this Agreement and the consummation of the

                                                                  Page 90
transactions contemplated herein have been duly approved by all necessary action, corporate and otherwise, of the Holder.

     Section 6.03. Investment Intent. The Holder is acquiring the Debenture solely for its own account and not with a view to, or for resale in connection with, any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations.


                                 ARTICLE VII

                                SUBORDINATION

     Section 7.01. Debentures Subordinated to Superior Indebtedness. Anything in this Agreement or the Debentures to the contrary notwithstanding, the indebtedness evidenced by the Debentures (such indebtedness being hereinafter referred to as Subordinated Indebtedness) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to (but only to) all Superior Indebtedness (as defined herein) of the Company.

     Section 7.02.  Payments on Subordinated Indebtedness.

     (a) So long as no default or Event of Default (as defined herein) shall have occurred and be continuing with respect to any Superior Indebtedness, the Company will pay the principal and interest on all Subordinated Indebtedness according to the terms thereof.

     (b) During the continuance of any default in the payment of either principal or interest on any Superior Indebtedness, no payment of principal, premium or interest shall be made on the Subordinated Indebtedness, if either (i) notice of such default in writing or by telegram has been given to the Company by the holder or holders of such Superior Indebtedness; provided that judicial proceedings by the holders of such Superior Indebtedness shall be commenced with respect to such default within 180 days thereafter, or (ii) judicial


                                                                  Page 91
     proceedings shall be pending in respect of such default.

     Section 7.03. Insolvency, etc. In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to the Company or its property, (b) any proceeding for the liquidation, dissolution, or other winding-up of the Company, voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Company for the benefit of creditors, or (d) any distribution, division, marshalling, or application of any of the properties or assets of the Company or the proceeds thereof to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in such event:

               (i) all Superior Indebtedness shall first be paid in full (including all principal, premium, if any, and interest, including interest accruing after the commencement of any such proceeding) before any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment or similar plan, the payment of which is subordinated, at least to the extend provided in this Article VII with respect to Subordinated Indebtedness, to the payment of all Superior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan) is made in respect of any Subordinated Indebtedness;

               (ii) all principal and premium, if any, and interest on the Subordinated Indebtedness shall forthwith become due and payable, and any payment or distribution of any character, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment or similar plan, the payment of which is subordinated, at least to the extent provided in this Article VII with respect to Subordinated Indebtedness, to the payment of all Superior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan) which would otherwise (but for the terms hereof) be payable or deliverable in respect of any Subordinated

                                                                  Page 92
     Indebtedness, shall be paid or delivered directly to the holders of the Superior Indebtedness, until all Superior Indebtedness shall have been paid in full, the holders of the Subordinated Indebtedness at the time outstanding irrevocably authorize, empower, and direct all receivers, trustees, liquidators, conservators, fiscal agents, and others having authority in the premises to effect all such payments and deliveries;

               (iii) each holder of the Subordinated Indebtedness at the time outstanding irrevocably authorizes and empowers each holder of the Superior Indebtedness or such holder's representative to demand, sue for, collect, and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and to file and prove all claims therefor and take all such other action, in the name of such holder or otherwise, as such holder of the Superior Indebtedness or such holder's representative may determine to be necessary or appropriate for the enforcement of this Section 7.03; and

               (iv) the holders of the Subordinated Indebtedness shall execute and deliver to each holder of the Superior Indebtedness or such holder's representative all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim, and other instruments, and shall take all such other action as may be requested by such holder of the Superior Indebtedness or such holder's representative to enforce all claims upon or in respect of the Subordinated Indebtedness.

For all purposes of this Agreement, Superior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of principal, premium, if any, and interest in respect of all Superior Indebtedness at the time outstanding, and in case there are two or more holders of the Superior Indebtedness any payment or distribution required to be paid or delivered to the holders of the Superior Indebtedness shall be paid or delivered to such holders ratably according to the respective aggregate amounts remaining unpaid on the Superior Indebtedness of such holders.

     Section 7.04. Payments and Distributions Received. If any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by any holder of any of the Subordinated Indebtedness in contravention of any of the terms of this
Article VII, and except as permitted by Section 7.03 or Section 7.06, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Superior Indebtedness for application to the payment of all Superior Indebtedness remaining unpaid, to the extent necessary to pay all such Superior Indebtedness in full. In the event of the failure of any holder of any of the Subordinated Indebtedness to endorse or assign any such payment, distribution or security, any holder of the Superior Indebtedness or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

     Section 7.05. Subrogation. In case cash, securities, or other property otherwise payable and deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to Section 7.03 or Section 7.04 to the payment of Superior Indebtedness in full, then and in each such case, the holders of the Subordinated Indebtedness shall be subrogated to any rights of any holders of Superior Indebtedness to receive further payments or distributions in respect of or applicable to the Superior Indebtedness.

     Section 7.06. Acceleration of Subordinated Indebtedness. In case any Subordinated Indebtedness is declared due and payable because of the occurrence of a default or event of default under circumstances when the terms of Section 7.03 are not applicable, the holders of such Subordinated Indebtedness shall not be entitled to receive payment or distribution in respect thereof until all Superior Indebtedness at the time outstanding shall have been paid in full; provided, however, that the holders of the Subordinated Indebtedness shall continue to be entitled to receive (i) current interest payments, (ii) regularly scheduled prepayments pursuant to
Section 3.01, and (iii) payments due at the stated maturity, notwithstanding such declaration.

     Section 7.07.  Notice.  In the event that any Subordinated
Indebtedness shall become due and payable before its expressed maturity on demand of the holder thereof as the result of the occurrence of a default or event of default, the Company will give prompt notice in writing of such happening to each holder of Superior Indebtedness.

     Section 7.08.  Subordination Not Affected, etc.  The terms of this
Article VII, the subordination effected hereby, and the rights of the holders of the Superior Indebtedness shall not be affected by (a) any amendment of or addition or supplement to any Superior Indebtedness or any instrument or agreement relating thereto, (b) any exercise or non-exercise of any right, power, or remedy under or in respect of any Superior Indebtedness or any instrument or agreement relating thereto, or (c) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of any Superior Indebtedness or any instrument or agreement relating thereto or any security therefor or guaranty thereof, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing.

     Section 7.09. Obligations Unimpaired. No present or future holder of Superior Indebtedness shall be prejudiced in the right to enforce subordination of the Subordinated Indebtedness by any act or failure to act on the part of the Company. The provisions of this Article VII are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand, and nothing in this Article VII shall (a) impair as between the Company and the holder of any Subordinated Indebtedness the obligation of the Company, which is unconditional and absolute, to pay to the holder thereof the principal, premium, if any, and interest thereon in accordance with the terms thereof, or (b) prevent the holder of any Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law under this Agreement, subject to the rights, if any, under this Article VII of the holders of Superior Indebtedness.

                                ARTICLE VIII

                          CONVERSION OF DEBENTURES

     Section 8.01. Conversion Privilege. The unpaid principal amount of any Debenture or any portion thereof may, at the election of the holder thereof, at any time after the date of such Debenture be converted into shares of Common Stock at the conversion price per share of (a) prior to the close of business on July 1, 1998, the conversion price per share of Common Stock of Seventy-Five Cents ($0.75), (b) after July 1, 1998 and prior to the close of business on July 1, 1999, the conversion price per share of Common Stock of One Dollar and Twenty-Five Cents ($1.25), and (c) thereafter, the conversion price per share of Common Stock of Two Dollars ($2.00), as such conversion price may be adjusted and readjusted from time to time in accordance with Section 8.05 hereof (such conversion price, as so adjusted and readjusted and in effect at any time, being herein called the Conversion Price), into the number of fully paid and non-assessable shares of Common Stock determined by dividing (x) the aggregate principal amount of the Debentures to be so converted by (y) the Conversion Price in effect at the time of such conversion.

     Section 8.02.  Manner of Conversion; Partial Conversion, etc.

     (a) Any Debenture may be converted in whole or in part by the holder thereof by surrender of such Debenture, accompanied by a written statement designating the principal amount of such Debenture to be converted and stating the name and address of the person in whose name certificates for shares of Common Stock are to be registered, at the office of the Company specified in or pursuant to Section 15.01. Upon any such partial conversion of a Debenture, the Company at its expense will forthwith issue and deliver to or upon the order of the holder thereof a new Debenture or Debentures in principal amount equal to the unpaid and unconverted principal amount of such surrendered Debenture, such new Debenture or Debentures to be dated and to bear interest from the date to which interest has been paid on such surrendered Debenture. Each conversion shall be deemed to have been effected as of the close of business on the date on which such Debenture shall

                                                                  Page 96
     have been so surrendered to such office, and at such time the rights of the holder of such Debenture as such shall, to the extent of the principal amount thereof converted, cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

     (b) The Company shall pay all interest on any Debenture or portion of any Debenture surrendered for conversion to the date of such conversion.

     Section 8.03. Delivery of Stock Certificates. As promptly as practicable after the conversion of any Debenture in full or in part, and in any event within 20 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will issue and deliver to the holder of such Debenture, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full and fractional shares of Common Stock issuable upon such conversion.

     Section 8.04. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon conversion of the Debentures will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value (if any) per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable upon conversion of the Debentures. The Company further covenants and agrees that the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon the conversion of the Debentures, a sufficient number of shares of its Common Stock to provide for the conversion of the Debentures.

     Section 8.05. Conversion Ratio Adjustments. The Conversion Ratio shall be subject to adjustment from time to time as follows:

                                                                  Page 97
          (a) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Debentures surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Debentures been converted immediately prior to such date. Successive adjustments in the Conversion Ratio shall be made whenever any event specified above shall occur.

          (b) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock or (ii) of evidences of indebtedness of the Corporation or any Subsidiary or (iii) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subparagraph 8.05(a) above), or (iv) of rights or warrants, in each such case the Conversion Price in effect immediately prior thereto shall be immediately thereafter proportionately adjusted for such distribution so that the holder of Debentures would be entitled to receive the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of what he would have been entitled to receive had such Debentures been converted prior to such distribution. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to

                                                                  Page 98

          the Conversion Price which would then be in effect if such record date had not been fixed.

          (c) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, the Debentures shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the shares of Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such Debenture would have been entitled to upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Debentures shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on conversion of the Debentures.

     Section 8.06. Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in Section 8.05, the Corporation shall forthwith file, at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Debentures, at its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 8.07.

     Section 8.07. Notice to Holders. In the event the Corporation shall propose to take any action of the type described in Section 8.05, the Corporation shall give notice to each holder of Debentures, in the manner set forth in Section 8.06, which notice shall specify the record date, if

                                                                  Page 99
any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares which shall be deliverable upon conversion of Debentures. In the case of any action which would require the fixing of a record date, such notice shall be given at least 15 days prior to the taking of such action.
Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     Section 8.08. Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any Debentures; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Debentures, in respect of which shares are being issued.


                                 ARTICLE IX

                            DEFAULT AND REMEDIES

     Section 9.01. Event of Default. As used in this Agreement and the accompanying Debenture, the term "Event of Default" shall mean any one of the following:

     (a) a default in the payment of interest on any Debenture when due and such default shall continue for more than fifteen (15) days;

     (b) a default in the payment of the principal of Debentures at maturity or at any date fixed in any notice for prepayment;

     (c) the Company sells or otherwise disposes of all or substantially all of its assets to any Person;

                                                                  Page 100

     (d) a default in the observance or performance of any covenant or provision of this Agreement which is not remedied within thirty (30) days after notice thereof to the Company by the holder of any Debenture;

     (e) any representation or warranty made by the Company herein, or made by the Company in any written statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Debentures or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof;

     (f) final judgment or Judgments for the payment of money aggregating in excess of $250,000 is or are outstanding against the Company or any Subsidiary or against any of the property or assets of the Company or any Subsidiary and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry;

     (g) the Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary;

     (h) a custodian, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary and is not discharged within sixty (60) days after such appointment; or

     (i) bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the

                                                                  Page 101
     Company or any Subsidiary, are consented to or are not dismissed within sixty (60) days after such institution.

     Section 9.02.  Default Remedies.

     (a) Upon the occurrence of an Event of Default, the Holder may, upon ten (10) days prior written notice to the Company, declare the Debenture to be, and the outstanding principal amount of the Debenture shall thereupon be and become, forthwith due and payable in cash, together with interest accrued thereon; and

     (b) If an Event of Default occurs, the Holder may proceed to protect and enforce its rights by a suit in equity, action at law, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms or provisions hereof, or in aid of the exercise of any power granted herein or by law.

     Section 9.03. Waiver of Events of Default. The holders of 51 percent (51%) of the aggregate principal amount of the Debentures outstanding may at any time waive an existing Event of Default and its consequences.


                                 ARTICLE X

                            TRANSFER OF DEBENTURE

     Section 10.01. Restriction on Transfer. In addition to any other restrictions on transfer of the Debenture imposed by this Article X, the Holder may transfer or assign his, her, or its rights and obligations under this Agreement only in conjunction with the transfer or assignment of the Debenture.

     Section 10.02. Requirements of Transfer. No transfer of the Debenture shall be valid and effective unless and until (a) the transferor executes a written assignment of the Debenture or executes a separate power of attorney indicating his intent to transfer ownership, (b) the transferee

                                                                  Page 102
executes a Debenture Agreement, which shall be identical to this Agreement except for the Holder's name and the date of execution, and (c) the transferor delivers written transfer instructions (i) signed by the transferor and the transferee, (ii) stating the name and mailing and residence address of the transferee, and (iii) stating the desired effective date of such change of ownership. If the transferee fails to execute a Debenture Agreement, the transferee's signature on the instructions of transfer will be deemed to constitute the transferee's assent to the terms of the Debenture and the Debenture Agreement.

     Section 10.03. Registration of Transfer. Transfer of the Debenture shall be registered upon the Company's register of Debentures following the Company's receipt of all documents necessary to effect transfer in accordance with Section 10.02. Such documents may be either personally delivered by the transferor or transferee or mailed to the Company in accordance with Section 15.01 hereof.

     Section 10.04. Effective Date of Transfer. The effective date of the transfer recorded on the Company's register of Debentures shall be the date requested in the instructions of transfer; the effective date shall not, however, precede the date of the most recent payment date of interest with respect to such Debenture. In the event such date precedes the date of the most recent payment of interest on the Debenture or if the desired date is omitted from the instructions of transfer, the Company may in its discretion honor the transfer, and, in such case, the effective date of transfer shall be the first date at which the Company is in receipt of all of the items required by Section 10.02 hereof.

     Section 10.05. Transferee as Holder. Upon completion of a transfer in accordance with the provisions provided in this Article X, such Transferee shall be considered the Holder as if the transferee had been the original party to execute this Agreement.

     Section 10.06. Issuance of New Certificates. Upon a transfer in accordance with this Article X, and upon delivery by the transferor of his, her, or its Debenture certificate representing the Debenture being transferred, the Company shall cancel such Debenture certificate and shall

                                                                  Page 103
issue a new certificate in the transferee's name. Such new certificate shall be issued in accordance with Article II hereof, and its provisions will be identical to those of the old Debenture certificate except as to the Holder's name and the date of execution, which date on the new certificate shall be the same as the effective transfer date in accordance with Section 10.04 hereof.

     Section 10.07. Legend on Debenture. The Debenture shall bear the following legend:

     "THIS Debenture HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ISSUED PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS. THIS Debenture MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED WITHOUT THE PERMISSION OF THE ISSUER AND UNLESS THIS Debenture SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, REGISTRATION AND QUALIFICATION OF THE Debenture SHALL NOT BE REQUIRED. THIS DEBENTURE IS SUBJECT TO AND ITS TRANSFER IS RESTRICTED BY THE TERMS AND PROVISIONS OF THAT CERTAIN DEBENTURE AGREEMENT, DATED ______________, EXECUTED BY AND BETWEEN THE COMPANY AND THE HOLDER OF THIS DEBENTURE, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE COMPANY."

                                 ARTICLE XI

                             REGISTRATION RIGHTS

     Section 11.01. Registration on Request. Upon the written request of any holder or holders of at least 25% in the aggregate principal amount of the Debentures and/or shares of Common Stock ("Shares") issued upon conversion of such Debentures, which request shall state the intended method of disposition by such bolder or holders and shall request that the Company effect the registration of all or part of such Shares, or the Shares issuable upon the conversion of such Debentures, or both, under the Securities Act of 1933, as amended (the "Act"), the Company will promptly

                                                                  Page 104
give written notice of such requested registration to all holders of outstanding Debentures and Shares, and thereupon will use its best efforts to effect the registration under the Act of:

     (a) the Shares which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request, and

     (b) all other outstanding Shares, or Shares issuable upon the conversion of Debentures, the holders of which shall have made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof within thirty
     (30) days after the receipt of such written notice from the Company,

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by the holders of the Shares so registered and to maintain such registration in effect for a period of twenty-four (24) months from the closing of the private placement under the Private Placement Memorandum; provided, that the Company shall not be required to register or use its best efforts to effect any registration of Shares under the Act pursuant to this Section 11.01 more than once.

     The Company shall have no obligation to register or use its best efforts to effect any registration of Shares under the Act pursuant to this
Article XI which would be in conflict with the obligations of any holder or holders of Debentures and/or Shares under any confidentiality agreement between such holder or holders and the Company entered into in connection with the offering of the Debentures to such holder or holders.

     Section 11.02. Incidental Registration. If the Company at any time proposes to register any of its securities under the Act (otherwise than pursuant to Section 11.01 and other than a registration on Form S-8, or the form, if any, which supplants such Form), it will each such time give written notice to all holders of outstanding Debentures and Shares of its intention to do so and, upon the written request of any such holder made within thirty (30) days after the receipt of any such notice (which request shall specify the Shares intended to be disposed of by such holder and

                                                                  Page 105
state the intended method of disposition thereof), the Company will use its best efforts to cause all such outstanding Shares, or Shares issuable upon the conversion of Debentures, the holders of which shall have so requested the registration thereof, to be registered under the Act to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Shares so registered; provided that, if in the good faith judgment of the managing underwriter or underwriters of a then proposed public offering of the Company's securities, such registration of such Shares would materially and adversely affect such public offering, then in such event the number of Shares and other securities to be registered by the Company shall each be proportionally reduced to such number as shall be acceptable to the managing underwriter.

     Section 11.03. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Shares under the Act as provided in this Article XI, the Company will, as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period not exceeding twenty-four (24) months from the closing of the private placement under the Private Placement Memorandum as may be necessary to comply with the provisions of the Act with respect to the disposition of all Shares covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

     (c) furnish to each seller of such Shares such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies

                                                                  Page 106

     of the prospectus included in such registration statement (including each preliminary prospectus and, if any seller shall so request, a summary prospectus), in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Shares owned by such seller;

     (d) use its best efforts to register or qualify such Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller; and

     (e) notify each seller of any such Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the period mentioned in subdivision (b) of this Section 11.03, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     Section 11.04. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article XI, including, without limitation, all registration and filing fees, fees and expenses of complying with securities or blue sky laws, printing expenses and fees and

                                                                  Page 107
disbursements of counsel for the Company and of independent pubic accountants, but excluding underwriting commissions and discounts, shall be borne by the Company.

     Section 11.05.  Indemnification.

     (a) In the event of any registration of any Restricted Shares under the Act pursuant to this Article XI, the Company will, to the extent permitted by law, indemnify and hold harmless the seller of such Shares and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

     (b)  The Company may require, as a condition to including any Shares

                                                                  Page 108

     in any registration statement filed pursuant to Section 11.03, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Shares and from each underwriter of such Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 11.03) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Act, with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, or supplement.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding subdivisions of this Section 11.05, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 11.05. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or

                                                                  Page 109

     enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.


                                ARTICLE XII

                    CONSOLIDATION, MERGER, AND CONVEYANCE


     Section 12.01. Continuation of Terms of Agreement. Nothing contained in this Agreement or in the accompanying Debenture shall prevent any consolidation or merger of the Company with or into any other corporation or association, or any conveyance of the business, assets, and properties of the Company as a whole or substantially as a whole, to any other corporation or other entity, provided that all terms and conditions of this Agreement, including payment, to be observed and performed by the Company shall be expressly assumed by the successor entity formed by or resulting from any such merger or to which any such conveyance shall have been made.

     Section 12.02. Rights of Successor. If the Company or any successor entity is consolidated or merged with or into, or shall make a conveyance to, any other corporation or other entity, as permitted and upon the terms provided in this Article XII, the entity formed by or resulting from such consolidation or merger or to which such conveyance shall have been made shall succeed to and be substituted for the Company, with the same force and effect as if it had been named in, and had executed, this Agreement, and shall have and possess and may exercise, subject to the terms and conditions of this Agreement, each and every power, authority, and right herein reserved to or conferred upon the Company.

     Section 12.03. Construction. For every purpose of this Agreement, including the execution and issuance of the Debenture, the term "Corporation" includes and means (unless the context otherwise requires) not only the corporation that has executed this Agreement, but also any such successor entity in accordance with the provisions of this Article XII.
                                                                  Page 110

     Section 12.04. Change in Ownership; Merger or Sale. In the event of a change in ownership or voting control of the outstanding common stock and/or preferred stock of the Company as described in Section 3.04 of this Agreement, or in the event of the merger or sale of the Company as described in Section 3.05 of this Agreement, the holders of the Debentures shall have the rights to cause the Debentures to be prepaid as set forth in such Sections 3.04 and 3.05, respectively.



                                ARTICLE XIII

             IMMUNITIES OF STOCKHOLDERS, OFFICERS, AND DIRECTORS


     No recourse shall be had for the payment of the principal of the accompanying Debenture or of the interest thereon, or for any claim based thereon or otherwise in respect thereof, or arising from this Agreement, against any past, present, or future stockholder, director, or officer of the Company, as such, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty, all such liability being by the acceptance of the accompanying Debenture and as part of the consideration of the issuance thereof expressly waived and released by the Holder and by any subsequent owners of the Debenture.



                                 ARTICLE XIV

                                 AMENDMENTS

     Section 14.01. Without Consent of Holder. The Company may amend this Agreement and the Debenture without the consent of the Holder:

          (a)  To cure any ambiguity, defect, or inconsistency;

          (b) To comply with any consolidation or merger of the Company with or into any other corporation, or to comply with any conveyance of the business, assets, and properties of the Company as a whole or substantially as a whole, to any other corporation or other entity, provided that the corporation complies with the terms of Article XII hereof; and

          (c) To make any change that does not adversely affect the rights of the Holder.

     Section 14.02.  With Consent of Holder.  Subject to the terms of
Section 14.01, the Company may amend this Agreement or the Debentures with respect to any matter with the written consent of the holders of at least 66 2/3 percent (66 2/3%) of the aggregate principal amount of the outstanding Debentures. However, without consent of each holder affected, an amendment under this section may not:

          (a) Reduce the rate of or change the time for payment of interest on any Debenture;

          (b) Reduce the principal of or change the fixed maturity of any Debenture;

          (c) Make any Debenture convertible into any securities other than as described in Section 8.01; or

          (d)  Make any change in this Section 14.02.

     Section 14.03. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to such amendment or waiver by a holder of a Debenture is a continuing consent by such holder and every subsequent holder of such Debenture, even if notation of the consent is not made on any Debenture. Any such holder or subsequent holder may, however, revoke the consent as to his Debenture if the Company receives the notice of revocation before the date the amendment or waiver becomes effective.
An amendment or waiver becomes effective in accordance with its terms and thereafter binds every holder of a Debenture.

     Section 14.04. Notation on or Exchange of Debentures. The Company may place an appropriate notation concerning an amendment or waiver on any Debenture thereafter issued. The Company in exchange for all outstanding certificates may issue new certificates that reflect the amendment or waiver.


                                 ARTICLE XV

                          MISCELLANEOUS PROVISIONS

     Section 15.01. Notices. Any notice or other communication required to be given pursuant to this Agreement must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be deemed to have been given and received when a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mail; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Such notices shall be given to the parties hereto at the following addresses:

          If to the Company:

               TGC Industries, Inc.
               1304 Summit Avenue
               Suite 2
               Plano, TX  75074


               With a Copy to:

               Rice M. Tilley, Jr.
               Law, Snakard & Gambill, P.C.
               3200 Bank One Tower
               500 Throckmorton
               Fort Worth, Texas  76102

          If to the Holder:



or addressed to either party at such other address as such party shall hereafter furnish to the other party in writing. The address for any purpose hereof may be changed at any time and shall be the most recent address furnished in writing to the other party.

     Section 15.02. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns, except as otherwise expressly provided herein.

     Section 15.03. Severability. If any one or more of the provisions contained in this Agreement should for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     Section 15.04. No Third Parties. Except as otherwise expressly provided herein, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, or corporation other than the parties hereto and the holders from time to time of the accompanying Debenture any security, rights, remedies, or claims, legal or equitable, under or by reason of this Agreement, or under or by reason of any covenant, condition, or stipulation herein contained; and this Agreement and all the covenants, conditions, and provisions herein contained are and shall be held for the sole and exclusive benefit of the parties hereto and the holders from time to time of the accompanying Debenture.

     Section 15.05. Headings. The captions used in conjunction with this Agreement are for convenience only, and shall not be deemed a part of this Agreement or used to construe any provision hereof.

     Section 15.06. Survival of Representations, Warranties, and Covenants. The representations, warranties, and covenants of the parties shall survive the execution of this Agreement and the issuance of the Debenture and shall remain in full force and effect thereafter.

     Section 15.07. Entire Agreement. This Agreement and the accompanying Debenture constitute the sole and only agreements of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter within.

     Section 15.08. Inclusion of Debenture. Reference is made to the accompanying Debenture. The provisions of such Debenture shall be deemed incorporated into this Agreement for all purposes as though fully set forth on the face hereof.

     Section 15.09. Governing Law. This Agreement and the Debenture shall be governed by and construed in accordance with the laws of the State of Texas.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


TGC INDUSTRIES, INC.                     HOLDER (corporation or
                                            partnership)

By: ______________________________       _________________________________
                                         By: _____________________________
    Name:__________________________          Name:
    Title:_________________________          Position:


                                         HOLDER (individual)


                                         __________________________________

                                 EXHIBIT "A"

                            TGC INDUSTRIES, INC.

                8% Subordinated Convertible Debenture, Series A
                              Due July 1, 2000

No. 01                                       ___________________, 1996

$____________

     TGC INDUSTRIES, INC., a Texas corporation (the "Company"), for value received, hereby promises to pay to the order of:

                     _______________________________________

                            or registered assigns
                          on the 1st of July, 2000
                           the principal amount of


______________________________________________________ DOLLARS ($______)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8% per annum from the date hereof until maturity, calculated and payable quarterly on January 1 and July 1 in each year commencing with the first such date following the issuance of this debenture upon the exchange therefor of the Company's Series C 8% Convertible Exchangeable Preferred Stock, and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal), and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9% per annum after maturity, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Plano, Texas, in coin or currency of the United


                                                                  Page 116
States of America which at the time of payment shall be legal tender for the payment of public and private debts.

    This Note is one of the 8% Subordinated Convertible Debentures, Series A due [July 1, 2000 or two years from the date of exchange of Series C 8% Convertible Exchangeable Preferred Stock for Subordinated Debentures], of
the Company in the aggregate principal amount of $                issued or
to be issued under and pursuant to the terms and provisions of separate and several Note Agreements, each dated as of ________________, entered into by the Company with the original holders therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein, to which Note Agreements reference is hereby made for the statement thereof.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and voluntary prepayments may be made thereon by the Company all in the events, on the terms specified in the Note Agreements, and in the manner and amounts as provided in the Note Agreements.

     This Note and the indebtedness evidenced hereby, including the principal and interest, shall at all times remain junior and subordinate to any and all Superior Indebtedness as defined in the Note Agreements, all on the terms and to the extent more fully set forth in the Note Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest of this Note shall be made only to or upon the order in writing of the registered holder.

                                         TGC INDUSTRIES, INC.



                                                                  Page 117

                                         By:_____________________________

                                         Name:_________________________


                                         Title:__________________________


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND HAS BEEN ISSUED PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED WITHOUT THE PERMISSION OF THE ISSUER AND UNLESS THIS NOTE SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, REGISTRATION AND QUALIFICATION OF THE NOTE SHALL NOT BE REQUIRED. THIS
NOTE IS SUBJECT TO AND ITS TRANSFER IS RESTRICTED BY THE TERMS AND PROVISIONS OF THAT CERTAIN NOTE AGREEMENT, DATED AS OF ____________, EXECUTED BY AND BETWEEN THE COMPANY AND THE HOLDER OF THIS NOTE, A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE COMPANY.



                                 EXHIBIT 4.3


   Form of Warrant Agreement dated July 28, 1995, as amended, and Warrant

                  Warrant Agreement and Warrant Certificate

                            TGC INDUSTRIES, INC.
                              WARRANT AGREEMENT
                                 (Warrants)


     THIS AGREEMENT, dated as of July 28, 1995 (the "Agreement"), is entered into between TGC INDUSTRIES, INC., a Texas corporation (the

                                                                  Page 118

"Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY of New York, New York ("Warrant Agent").


                             W I T N E S E T H:

     WHEREAS, Company at or about the same time that it is entering into this Agreement, is issuing Warrants (the "Warrants") to purchase up to approximately 1,000,000 shares of the Company's Common Stock, each Warrant representing the right to purchase from the Company one (1) share of Common Stock of the Company at the purchase price ("Purchase Price") of $1.50 per share for a period of eighteen (18) months and of $2.00 per share thereafter until the Warrant expires on a date which is three (3) years from the date of issuance, unless extended, subject to the terms and conditions hereinafter set forth; and

     WHEREAS, Company desires to appoint Warrant Agent to act on behalf of Company, and Warrant Agent is willing so to act in connection with the issuance, transfer, exchange, and replacement of the certificates evidencing the Warrants (the "Warrant Certificates") and the exercise of the Warrants, and to act as depository for the Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Appointment of Warrant Agent. Company hereby appoints American Stock Transfer & Trust Company to act as agent for Company in accordance with the terms and conditions hereinafter in this Agreement set forth, and American Stock Transfer & Trust Company hereby accepts such appointment. Company may from time to time appoint such Co-Warrant Agents as it may deem necessary or desirable.

     Section 2. Form of Warrant Certificates. The Warrant Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially of the tenor and purport recited in Exhibit A hereto and may have such letters, numbers, or other marks of identification or designation and such legends, summaries,

                                                                  Page 119
or endorsements printed, lithographed, or engraved thereon as Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange. The Warrant Certificates may bear such notice of restriction on transfer and/or exercise as Company's counsel may deem necessary or appropriate for Company to comply with federal or state laws or regulations, including securities laws. Subject to the provisions of Section "5" hereof, the Warrant Certificates shall be dated as of the date of issuance thereof by Warrant Agent, either upon initial issuance or upon transfer or exchange, and on their face shall entitle the holders thereof to purchase a whole share, subject to Sections "6" below, at the price per share set forth therein ("Purchase Price"), except that the Purchase Price per share shall be subject to adjustments as provided herein.

     Section 3. Countersignature and Registration. The Warrant Certificates shall be executed on behalf of Company by its Chairman of the Board, its President, or any Vice President, by facsimile signature, and have affixed thereto a facsimile of Company's seal which shall be attested by the Secretary or an Assistant Secretary of Company by facsimile signature. The Warrant Certificates shall be manually counter-signed by Warrant Agent and shall not be valid for any purpose unless so counter-signed. In case any officer of Company who has signed any of the Warrant Certificates ceases to be such Officer of Company before countersignature by the Warrant Agent and issuance and delivery by Company, such Warrant Certificates, nevertheless, may be counter-signed by Warrant Agent, issued, and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of Company.

     Warrant Agent shall keep, or cause to be kept, at its principal office, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of each of the Warrant Certificates.


                                                                  Page 120

     Section 4. Transfer, Split-Up, Combination, and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost, or Stolen Warrant Certificates.

          A. Subject to the provisions of Section "11" to follow, any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined, or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Warrant Certificates shall make such request in writing delivered to Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined, or exchanged at the principal office of Warrant Agent. Thereupon Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate, or Warrant Certificates, as the case may be, as so requested. Company may require payment of a sum sufficient to cover all taxes and other governmental charges that may be imposed in connection with any transfer, split up, combination, or exchange of Warrant Certificates.

          B. Upon receipt by Company and Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Warrant Certificate, and, in case of loss, theft, destruction, or mutilation, of indemnity or security reasonably satisfactory to them, and reimbursement to Company and Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to Warrant Agent and cancellation of the Warrant Certificate, if mutilated, Warrant Agent shall countersign and deliver to the registered owner a new Warrant Certificate in lieu of, and evidencing the right to purchase the same number of shares as, the Warrant Certificate so lost, stolen, destroyed, or mutilated.

     Section 5. Subsequent Issue of Warrant Certificates. Subsequent to their original issuance, no Warrant Certificates may be issued except
(A) Warrant Certificates issued upon any transfer, combination, split up, or exchange of Warrants pursuant to Section "4" hereof, (B) Warrant

                                                                  Page 121
Certificates issued in replacement of mutilated, destroyed, lost, or stolen Warrant Certificates pursuant to Section "4" hereof, (C) Warrant
Certificates issued pursuant to Section "6" hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of the Warrants evidenced by such Warrant Certificate, and (D) Warrant Certificates issued pursuant to Section "10.G" hereof.

     Section 6.     Exercise of Warrants; Purchase Price; Expiration of
Warrants.

          A. Subject to Section "6.E" below, the registered holder of any Warrant Certificate may exercise it in whole or in part at any time, but only in such multiples as are required to permit the issuance by Company of one or more shares, by surrender of the Warrant Certificate with the form of election to purchase on the reverse side thereof duly executed, to Warrant Agent at the principal office of Warrant Agent in the New York, New York, at or prior to 5:00 P.M. (New York, New York time) on July 31, 1998, or such later date or dates as Company may determine (July 31, 1998, or the later date or dates being the "Expiration Date"), together with payment of the Purchase Price, payable to Company, for each share into which the Warrants are exercised.

          B. Subject to Section "20.B" below, the exercise of a Warrant by a registered holder will entitle such holder to purchase one (1) share for the Purchase Price of $1.50 per share if exercised at or prior to January 31, 1997 (approximately eighteen months from the date hereof), and for the Purchase Price of $2.00 per share if exercised at or prior to the Expiration Date; provided such price shall be subject to adjustment as provided in Section "10" hereof and shall be payable in lawful money of the United States of America.

          C. Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for its shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check, bank draft, or postal or express money order payable to the order of Company, Warrant Agent shall thereupon promptly: (1) requisition from any transfer agent of the shares,

                                                                  Page 122
certificates for the number of whole shares to be purchased, and Company hereby irrevocably authorizes its transfer agent to comply with all such requests; and (2) promptly after receipt of such certificates cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate registered in such name or names as may be designated by such holder.

          D. In case the registered holder of any Warrant Certificate exercises less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by Warrant Agent to the registered holder of such Warrant Certificate or to such holder's duly authorized assigns, subject to the provisions of Section "11" hereof.

          E. No Warrant is exercisable by a holder unless, at the time of an exercise by such holder, (1) there is either (a) a registration statement or prospectus covering the shares that is effective under (i) the Securities Act of 1933, as amended, and (ii) the securities laws of the state of the address of record of such holder, or (b) an exemption available from registration for the Warrant exercise and issuance of the shares in the opinion of counsel to Company; and (2) such exercise and issuance would otherwise be in compliance with applicable law in the opinion of counsel to Company. No Warrant may be, directly or indirectly, transferred to, or exercised by, any person in any state where such transfer or exercise would violate any law, including securities law, of such state in the opinion of counsel to Company.

          F. To the extent that any Warrant Certificates remain outstanding at 5:01 P.M. on the Expiration Date, such outstanding Warrant Certificates shall be automatically deemed exercised on behalf of each record holder of Warrant Certificates into shares of the Company's Common Stock at the rate ("Conversion Rate") of one-tenth (1/10) of a share of Common Stock for each Warrant Certificate or Certificates representing, immediately before the Expiration Date, the right to purchase one (1) share of Common Stock. Upon surrender thereafter of such Warrant Certificate or Certificates, the Company shall issue and cause to be delivered to the registered holder of such Warrant Certificate or Certificates in the

                                                                  Page 123
holder's name or upon the written order of such holder in such name or names as such registered holder may designate, a certificate for the number of shares of Common Stock into which the Warrants represented by such Warrant Certificate or Certificates have been thus automatically exercised. Such certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such share or shares of Common Stock as of the Expiration Date; provided, however, that if, on the Expiration Date, the transfer books for the Common Stock shall be closed, the certificate for such share or shares of Common Stock shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such share or shares. The Conversion Rate shall not be subject to adjustment upon any adjustment of the number of shares or Purchase Price of Common Stock issuable upon the exercise of each Warrant under the provisions of Section 6 hereof.

     Section 7.     Cancellation and Destruction of Warrant Certificates.

     All Warrant Certificates surrendered for the purpose of exercise, exchange, substitution, or transfer shall, if surrendered to Company or to any of its agents, be delivered to Warrant Agent for cancellation or in canceled form, or if surrendered to Warrant Agent shall be canceled by it, and no Warrant Certificates may be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Agreement. Company shall deliver to Warrant Agent for cancellation and retirement, and Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by Company otherwise than upon the exercise thereof. Warrant Agent may deliver all canceled Warrant Certificates to Company, or shall, at the written request of Company, destroy the canceled Warrant Certificates, in which case Warrant Agent shall deliver a certificate of destruction thereof to Company.

     Section 8.     Reservation and Availability of Shares of Common Stock.

     Company hereby covenants and agrees with respect to reservation and availability of shares of its Common Stock and related matters as follows:

                                                                  Page 124

          A. Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued shares of Common Stock, the number of shares of Common Stock which will be sufficient to permit the exercise in full of all outstanding Warrants.

          B. At any time when the shares of Common Stock, issuable upon the exercise of Warrants, may be listed on any national securities exchange, Company shall cause all shares reserved for such issuance to be authorized for listing on such exchange upon official notice of issuance upon such exercise.

          C. Company covenants and agrees that it shall take all such actions as may be necessary to insure that all shares of Common Stock delivered upon exercise of Warrants shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid, nonassessable shares.

          D. Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes (excluding income taxes) and charges which may be payable in respect of the issuance or delivery of the Warrant Certificates or of any shares of Common Stock upon the exercise of Warrants. Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates, or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise, or to issue or deliver any certificates for shares of Common Stock upon the exercise of any Warrants, until any such tax has been paid (any such tax being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to Company's satisfaction that no such tax is due.

     Section 9.     Common Stock Record Date.

     Each person in whose name any certificate for shares of Common Stock of the Company is issued upon the exercise of Warrants shall for all

                                                                  Page 125
purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the transfer books of Company are open. Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a shareholder of Company with respect to shares for which the Warrants are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of Company, except as provided herein.

     Section 10.    Effect of Certain Events.

     The Purchase Price, the number of shares of Common Stock of the Company covered by each Warrant, and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section "10."

          A. Adjustment for Issuances or Sales Below Purchase Price. If and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Purchase Price shall be reduced to a price (calculated to the nearest one hundredth of a cent) determined by dividing
(1) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Purchase Price, and (b) the consideration, if any, received by the Company upon such issue or sale, by (2) the total number of shares of Common Stock outstanding immediately after such issue or sale.

          B.   For purposes of Subsection A. above, the following clauses

                                                                  Page 126
 (1) to (9), inclusive, shall also be applicable:

               (1) Issuance of Rights or Options. In case at any time the Company shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called Convertible Securities) whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (3) below, no further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                                                                  Page 127

               (2) Issuance of Convertible Securities. In case the Company shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that
(i) except as provided in clause (3) below, no further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Purchase Price have been or are to be made pursuant to other provisions of this Subsection B., no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

               (3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided in any rights or options referred to in clause (1) of this Subsection B., the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (1) or clause (2) of this Subsection B., or the rate at which any Convertible Securities referred to in clause (1) or clause (2) of this Subsection (B) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price which would have been in

                                                                  Page 128
effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in clause (1) of this Subsection B. or the rate at which any Convertible Securities referred to in clause (1) or clause (2) of this Subsection B. are convertible into or exchangeable into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such rights, option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is thereby decreased.

               (4) Stock Dividends. In case the Company shall declare a dividend or make any other distributions upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (5) Consideration for Stock. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount

                                                                  Page 129
received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock or Convertible Securities, rights or options, as the case may be.

               (6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of Subsection B.

               (8)  Determination of Consideration in Connection with

                                                                  Page 130
 Certain Acquisitions. Anything in clause (5) of this Subsection B. to the contrary notwithstanding, in the case of an acquisition where all or part of the purchase price is payable in Common Stock or Convertible Securities but is stated as a dollar amount, where the Company upon making the acquisition pays only part of a maximum dollar purchase price which is payable in Common Stock or Convertible Securities and where the balance of such purchase price is deferred or is contingently payable under a formula related to earnings over a period of time, (a) the consideration received for any Common Stock or Convertible Securities delivered at the time of the acquisition shall be deemed to be such part of the total consideration as the portion of the dollar purchase price then paid in Common Stock or Convertible Securities bears to the total maximum dollar purchase price then paid in Common Stock or Convertible Securities, and (b) in connection with each issuance of additional Common Stock or Convertible Securities pursuant to the terms of the agreement relating to such acquisition, the consideration received shall be deemed to be such part of the total consideration as the portion of the dollar purchase price then and theretofore paid in Common Stock or Convertible Securities bears to the total maximum dollar purchase price payable in Common Stock or Convertible Securities multiplied by a fraction, the numerator of which shall be the number of shares (or in the case of Convertible Securities other than stock, the aggregate principal amount) then issued and the denominator of which shall be the total number of shares (or in the case of Convertible Securities other than stock, the aggregate principal amount) then and theretofore issued under such acquisition agreement. If it is determined that any part of the deferred or contingent portion of such purchase price shall not be payable, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (i) had the adjustment made in connection with such acquisition been made upon the basis of the issuance of only the number of shares of Common Stock or Convertible Securities actually issued in connection with such acquisition, and (ii) had adjustments been made on the basis of the Purchase Price as adjusted in clause (1) for all issued or sale (as prices which would have affected such adjusted Purchase Price) of Common Stock or rights, options or Convertible Securities made after such acquisition. In the event that only a part of the purchase price for an acquisition is paid in Common Stock or Convertible Securities in the manner referred to in this clause

                                                                  Page 131
(viii), the term "total consideration" as used in this clause (8) shall mean that part of the aggregate consideration as is fairly allocable to the purchase price paid in Common Stock or Convertible Securities in the manner referred to in this clause (8), as determined by the Board of Directors of the Company.

               (9) Exempt Transactions. Notwithstanding anything to the contrary in this Section 10, no adjustment in the Purchase Price shall result, pursuant to Subsection A. above or otherwise, from the issuance by the Company of shares of its Common Stock as a result of the following transactions:

          (a) The completion of the offering of which these Warrants are a part, namely the sale of up to 1,000,000 Units at $1.00 per Unit for a total of $1,000,000, pursuant to that certain Subscription Agreement dated June 30, 1995, each Unit consisting of one share of Common Stock and one Warrant with the rights set forth in this Agreement;

          (b) The exercise of options heretofore or hereafter granted under the Company's 1986 Incentive Stock Option Plan, as the same may be amended, extended or substituted from time to time provided, that the number of shares available thereunder may not be increased by any such amendment, extension or substitution; and

          (c) The exercise of options heretofore or hereafter granted under the Company's 1993 Stock Option Plan, as the same may be amended, extended or substituted from time to time provided, that the number of shares available thereunder may not be increased by any such amendment, extension or substitution.

          C. Adjustment for Certain Special Dividends. In case the Company shall declare a dividend upon the Common Stock payable otherwise than out of consolidated earnings or consolidated earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interest, if any, in subsidiary corporations, and otherwise than in Common Stock or Convertible Securities, the Company shall give the holders of each Warrant

                                                                  Page 132
 thirty (30) days prior written notice of the date as of which the holders of Common Stock of record entitled to such special dividend shall be determined. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or surplus (other than revaluation or paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

          D. Subdivision or Combination of Stock. (1) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely (2) in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

          E. Reorganizations, Mergers and Sales of Assets. In case of any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation of Company with or the merger of Company with or into any other corporation, or the sale of the properties and assets of Company as, or substantially as, an entirety to any other corporation, then each holder of a Warrant then outstanding shall be entitled to purchase such number of shares of stock or other securities or property of Company or any other corporation resulting from such reorganization, reclassification, consolidation, merger, or sale, as was exchanged for the number of shares of Common Stock of Company which the holder would have been entitled to purchase except for such action. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of Company for the purposes of this Subsection "E."

          F.   Adjustment of Number of Shares.

               (1) Except as provided in Subsection G, to follow, upon each adjustment of the Purchase Price as a result of (a) an issuance or sale of Common Stock below the Purchase Price as provided in Subsections A

                                                                  Page 133
and B above, including (without limitation) a dividend or distribution in shares of capital stock, or (b) a subdivision of outstanding shares of Common Stock as provided in Subsection "D.(1)" hereof, the number of shares of Common Stock purchasable upon exercise of any Warrant Certificate shall be increased to the number of shares of Common Stock (calculated to the nearest hundredth) obtained by multiplying (i) the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of Warrants (evidenced by the Warrant Certificate held by such holder) by
(ii) the Purchase Price in effect immediately prior to such adjustment, and dividing the product so obtained by the Purchase Price in effect after such adjustment.

               (2) Except as provided in Subsection "G" to follow, upon each adjustment of the Purchase Price as a result of a combination of the Common Stock as provided in Subsection "D.(2)" hereof, the number of shares of Common Stock purchasable upon exercise of any Warrant Certificate shall be decreased to the number of shares of Common Stock (calculated to the nearest hundredth) obtained by multiplying (a) the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of Warrants evidenced by the Warrant Certificate held by such holder, by
(b) the Purchase Price in effect immediately prior to such adjustment, and then dividing the product so obtained by the Purchase Price in effect after such adjustment.

          G. Adjustment of Number of Warrants. In lieu of an adjustment in the number of shares covered by a Warrant, Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Warrants.

          H. Warrant Certificates. Irrespective of any adjustments or change in the Purchase Price or the number of shares of the Common Stock issuable upon the exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed upon the Warrant Certificates when initially issued.

          I.   Par Value Considerations.  Before taking any action which

                                                                  Page 134
 would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

          J. Notice of Adjustment. Whenever the Purchase Price, the number of shares of Common Stock issuable upon the exercise of each Warrant, or the number of Warrants are adjusted as provided in this Section "10," Company shall (1) promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of Company) setting forth the purchase Price as so adjusted, the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (2) promptly file with Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate, and (3) in the discretion of Company, mail a brief summary thereof to each holder of a Warrant Certificate in accordance with Section "20.B."

          K. Action by the Board of Directors. If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section "10" are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid.

     Section 11.    Fractional Warrants, Fractional shares, and
Consideration Therefor.

          A. Company shall not be required to issue fractions of Warrants or to distribute Warrant Certificates which evidence fractional Warrants.

          B.   Upon exercise of the Warrants, the Company shall not be

                                                                  Page 135
required to issue fractional shares of its Class A Common Stock, or to distribute certificates which evidence fractional shares. In lieu of the issuance of any such fractional shares on the exercise of the Warrants, Company shall pay cash to the registered holder of the Warrants based on the difference between the market price of the shares of the Company which underlie the Warrants, which price shall be computed as the per share closing price (if such shares are listed on an exchange) or the average between the per share bid and asked prices as of the close of business on the exercise date as reported by the National Association of Securities Dealers Automated Quotation System and the Purchase Price on the exercise date times the fractional share which is represented by the Warrants on the exercise date. However, if no market price exists, then the amount of cash to be paid to the registered holder of the Warrants in lieu of any fractional securities of the Company shall be the product of the difference between the per share Tangible Net Book Value (defined hereafter) of the shares of Class A Common Stock outstanding on the last business day prior to the exercise date and the Purchase Price on the exercise date, times the fractional security which otherwise would have been issuable in the absence of this Section. For purposes of payment of cash in lieu of the issuance of fractional securities, the term "Tangible Net Book Value" means the consolidated total shareholders' equity of the Company, determined in accordance with generally accepted accounting principles ("GAAP"), less the aggregate net amount of the following items to the extent, if any, that they were included in consolidated assets or deducted from consolidated liabilities in computing shareholders' equity: (1) all franchises, licenses, patents, patent applications, copyrights, trade marks, trade names, goodwill, experimental or organizational expense, unamortized debt discount and expense, and all other assets which under GAAP are deemed intangible; and (2) any write-up of assets after December 31, 1994.

          C. The holder of a Warrant by the acceptance of the Warrant expressly waives such holder's right to receive any fractional Warrant or any fractional security of the Company upon exercise of a Warrant or on the Expiration Date in the absence of the provisions of this Agreement.

     Section 12.    Right of Action.

                                                                  Page 136

     All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of Warrant Agent or of the holder of any other Warrant Certificate, may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action, or proceeding against Company to enforce, or otherwise in respect of, such holder's right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

     Section 13.    Agreement of Warrant Certificate Holders.

     Every holder of a Warrant Certificate, by accepting same, consents and agrees with Company, Warrant Agent, and with every other holder of a Warrant Certificate that:

          A. the Warrants are transferable only on the registry books of Warrant Agent upon surrender of the Warrant Certificates at the principal office of Warrant Agent and only as provided in Section "4"; and

          B. Company and Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or Warrant Agent) for all purposes whatsoever, and neither Company nor Warrant Agent shall be affected by any notice to the contrary.

     Section 14.  Concerning Warrant Agent.

     Company agrees to pay to Warrant Agent reasonable compensation for services rendered by it hereunder and, from time to time, its disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. Company also agrees to indemnify Warrant Agent for, and to hold it harmless against, any loss, liability, or expense, incurred by Warrant Agent, for anything done or omitted by Warrant Agent, without negligence or misconduct on the part of

                                                                  Page 137
Warrant Agent, in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     Section 15.  Merger or Consolidation or Change of Name of Warrant
Agent.

     Any corporation into which Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which Warrant Agent or any successor Warrant Agent is a party, or any corporation succeeding to the business of Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section "17." In case at the time such successor Warrant Agent succeeds to the agency created by this Agreement, any of the Warrant Certificates have been counter-signed but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so counter-signed; and in case at that time any of the Warrant Certificates have not been counter-signed, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     In case at any time the name of Warrant Agent is changed and at such time any of the Warrant Certificates have been counter-signed but not delivered, Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so counter-signed; and in case at that time any of the Warrant Certificates have not been counter-signed, Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                                                                  Page 138

     Section 16.  Duties of Warrant Agent.

     Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

          A. Warrant Agent may consult with legal counsel for Company, and the opinion of such counsel shall be full and complete authorization and protection to Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          B. Whenever in the performance of its duties under this Agreement Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of Company, and delivered to Warrant Agent; and such certificate shall be full authorization to Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          C. Warrant Agent shall be liable hereunder only for its own negligence or misconduct.

          D. Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Company only.

          E. Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by Warrant Agent) or in respect of

                                                                  Page 139
the validity or execution of any Warrant Certificate (except its countersignature thereof) or the genuineness of any endorsed document of assignment or other document believed by it to be genuine; nor shall it be responsible for any breach by Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Purchase Price or the making of any change in the number of shares of Common Stock required under the provisions of Section "10" or responsible for the manner, method, or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the purchase Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued pursuant to this Agreement or any warrant Certificate or as to whether any securities will, when issued, be validly authorized and issued, fully paid, and nonassessable.

          F. Company agrees that it shall perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by Warrant Agent for the carrying out or performing by Warrant Agent of the provisions of this Agreement.

          G. Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions received from any such officer.

     Section 17.    Change of Warrant Agents.

     Warrant Agent may resign and be discharged from its duties under this Agreement upon thirty days' notice in writing mailed to Company by registered or certified mail, and to the holders of the Warrants by

                                                                  Page 140
first-class mail. Company may remove Warrant Agent or any successor Warrant Agent upon thirty days' notice in writing, mailed to Warrant Agent or a successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Warrants by first- class mail. If the Warrant Agent resigns, is removed, or becomes otherwise incapable of acting, Company shall appoint a successor Warrant Agent. If Company fails to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her, or its warrant Certificate for inspection by Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by Company or by such a court, shall be a corporation organized and doing business, or a partnership or association formed, under the laws of the United States or of the State of New York, in good standing, having an office in New York City, New York, which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least Ten Million Dollars ($10,000,000). After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Warrants. Failure to give any notice provided for in this Section "17," however, or any defect therein, shall not affect the legality or validity of the resignation or removal of Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     Section 18.    Change of Expiration Date.

     If Company, from time to time, changes the Expiration Date to a later

                                                                  Page 141
date, as soon as practicable after Company determines to make the change, and in any event at least thirty (30) days before the Expiration Date, Company shall notify the holders of the Warrants of the change in writing in the manner provided in Section "19."

     Section 19.    Notices.

          A. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent to or receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of Company or any other matter, or any rights whatsoever as stockholders of Company; provided, however, that in the event that:

               (1) Company takes action to make any distribution (other than cash dividends payable out of available earned surplus, cash payments of any dividend or distribution which was declared by the Board of Directors prior to the date hereof, and dividends or distributions payable in shares of Common Stock) to the holders of Common Stock;

               (2) Company shall take action to offer for subscription pro-rata to the holders of Common Stock any additional shares of stock of any class or other rights or securities convertible into Common Stock;

               (3) Company shall take action to accomplish any capital reorganization, or reclassification of the capital stock of Company (other than a subdivision or combination of the Common Stock), or consolidation or merger of Company into or with, or sale of all or substantially all of its assets to, another corporation; or

               (4) Company takes action looking to voluntary or involuntary dissolution, liquidation, or winding up of Company;
then, in any one or more of such cases, Company shall (a) at least fifteen
(15) days prior to the date on which the books of Company close or a record is taken for such distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, cause

                                                                  Page 142
written notice thereof to be sent by first-class mail, postage prepaid, to Warrant Agent and each registered holder of a Warrant Certificate at such holder's address appearing on the Warrant register, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, cause at least fifteen (15) days' prior written notice of the date when the same shall take place to be given to Warrant Agent. Such notice in accordance with the foregoing clause "(a)" shall also specify, in the case of any such distribution or subscription rights, the date on which the holders of Common Stock will be entitled thereto, and shall also specify the proposed date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be.

          B. Notices or demands authorized by this Agreement to be given or made by Warrant Agent or by the holder of any Warrant Certificate to or on Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by Company with Warrant Agent) as follows:

               TGC Industries, Inc.
               1304 Summit Ave., Suite 2
               Plano, Texas  75074

               Attention:  Mr. Robert J. Campbell


Subject to the provisions of Section "17," any notice or demand authorized by this Agreement to be given or made by Company or by the holder of any Warrant to or on Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by Warrant Agent with Company) as follows:

               American Stock Transfer & Trust Company
               40 Wall Street, 46th Floor
               New York, NY  10005

                                                                  Page 143
               Attention:      Mr. Michael Karfunkel

     Notices or demands authorized by this Agreement to be given or made by Company or Warrant Agent to the holder of any Warrant shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received the notice.

     Section 20.    Modification of Agreement.

          A. Warrant Agent may, without the consent or concurrence of the holders of the Warrants, by supplemental agreement or otherwise, join with Company in making any changes to, or corrections in, this Agreement that they shall have been advised by counsel (who may be counsel for Company):
(1) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained; or (2) add to the covenants and agreements of Company in this Agreement further covenants and agreements thereafter to be observed, or surrender any right reserved to or conferred upon Company in this Agreement; and (3) in either case, do not adversely affect, alter, or change the rights, privileges, or immunities of the holders of the Warrant Certificates or Warrant Agent.

          B. Notwithstanding any other provision hereof or contained in the Warrant Certificate, Company may, from time to time, without the consent or concurrence of the holders of the Warrants, by supplemental agreement or otherwise, join with Warrant Agent in making any changes in this Agreement that Company's Board of Directors determines, in its discretion, to make including, but not limited to the following: (1) extending the Expiration Date from time to time; (2) reducing the Purchase Price; (3) increasing the number of shares to be received upon exercise of the Warrants as a result of a dilutive event other than one specified in Section "10"; and (4) increasing the Purchase Price pursuant to Section "10" hereof.

     Section 21.    Successors.

     All the covenants and provisions of this Agreement by or for the benefit of Company or Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 22.    Benefits of This Agreement.

     Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than Company, Warrant Agent, and the holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof; and all covenants, conditions, stipulations, promises, and agreements in this Agreement contained herein shall be for the sole and exclusive benefit of Company and Warrant Agent and their respective successors and of the holders of the Warrant.

     Section 23.    Governing Law.

     This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State.

     Section 24.    Descriptive Headings.

     Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    TGC INDUSTRIES, INC.


                                    By:    /s/ Allen T. McInnes
ATTEST:                                      Allen T. McInnes,
                                            Chairman of the Board

  /s/ William J. Barrett
     William J. Barrett                  AMERICAN STOCK TRANSFER &
          Secretary                      TRUST COMPANY


                                    By:   /s/ Michael Karfunkel
ATTEST:                                      Michael Karfunkel,
                                                  President


/s/ Herbert M. Gardner,
Janney Montgomery Scott, Inc., Senior Vice President (Title)




THE STATE OF OREGON       :
                          :
COUNTY OF MULTNOMAH       :


          This instrument was acknowledged before me on the 27th day of July, 1995, by Allen T. McInnes, Chairman of TGC INDUSTRIES, INC., a Texas corporation, on behalf of said corporation.



                                   /s/ Richard M. Glassman
                                    Notary Public in and for the State of
                                    Oregon

My commission expires:                   Printed Name of Notary:

January 5, 1997                          Richard M. Glassman






THE STATE OF NEW YORK     :
                          :
COUNTY OF KINGS           :


     This instrument was acknowledged before me on the 1st day of August, 1995, by Michael Karfunkel, President of AMERICAN STOCK TRANSFER & TRUST COMPANY, on behalf of said Company.



                                    /s/ Lisa Garibaj
                                    Notary public in and for the State of
                                    New York

My Commission expires:                   Printed Name of Notary:

April 27, 1997                           Lisa Garibaj




                            Amendment Number One
                                     to
                              Warrant Agreement
                                     for
                        TGC Industries, Inc. Warrants


                                                                  Page 147
     This Amendment Number One is entered into effective as of April 22, 1996, by and between TGC INDUSTRIES, INC., a Texas corporation (the "Company"); and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York Corporation (the "Warrant Agent").


                            W I T N E S S E T H :

     WHEREAS, Company and Warrant Agent entered into that certain Warrant Agreement (the "Agreement") dated as of July 28, 1995;

     WHEREAS, at a special (telephone) meeting of the Board of Directors held on April 2, 1996, approval was given for amending the Warrant Agreement so as to reduce the exercise price from $1.50 per share of its Common Stock through January 31, 1997 (and $2.00 per share thereafter) to $0.375 per share; and

     WHEREAS, pursuant to Section 20.B. of the Agreement, the parties hereto wish to amend the Agreement as provided herein.

     NOW, THEREFORE, subject to the terms and conditions and in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined herein shall have the same meanings as in the Agreement.

     2. Amendment. The Agreement is hereby amended by substituting the following as new Section 6.B.:

          "B. Subject to Section `20.B.' below, the exercise of a Warrant by a registered holder will entitle such holder to purchase one (1) share for the Purchase Price of $0.375 per share on or prior to the Expiration Date; provided such price shall be subject to adjustment as provided in Section `10.' hereof and shall be payable in lawful money of the United States of America."

                                                                  Page 148

          The Agreement is further amended by changing the first "Whereas" clause on page one so that the exercise price will be $0.375 per share.

     3. Notice to Warrant Holders. In accordance with Section 19.B. of the Agreement, the parties shall, as soon as practicable after execution of this Amendment, notify the registered Warrant holders of the foregoing amendment.

     4. No Other Amendments. Except as expressly amended and modified hereby, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

     5. Counterparts. This Amendment may be executed in counterparts all of which taken together shall constitute one and the same instrument.

     6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State.

     7. Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                               TGC INDUSTRIES, INC.



                               By:  /s/ Robert J. Campbell
                                    Robert J. Campbell,
                                    Vice Chairman of the Board
ATTEST:



                                                                  Page 149
/s/ Rice M. Tilley, Jr.
  Rice M. Tilley, Jr.,
  Assistant Secretary

                               AMERICAN STOCK TRANSFER & TRUST COMPANY


                               By:  /s/ Herbert J. Lemmer
                                    Herbert J. Lemmer, Vice President

ATTEST:



     /s/ Susan Silber, Assistant Secretary

STATE OF TEXAS            :
                          :
COUNTY OF COLLIN          :


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Robert J. Campbell, Vice Chairman of the Board of TGC Industries, Inc., a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that be executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     GIVEN under my hand and seal of office this 24th day of April, 1996.



                                    /s/ E. Dean Dunson
                                    Notary Public, State of Texas


                                                                  Page 150


STATE OF TEXAS            :
                          :
COUNTY OF TARRANT         :


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Rice M. Tilley, Jr., Assistant Secretary of TGC Industries, Inc., a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that be executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     GIVEN under my hand and seal of office this 22nd day of April, 1996.




                                    /s/ Ruth-Anne Cain
                                    Notary Public, State of Texas



STATE OF NEW YORK         :
                          :
COUNTY OF KINGS           :


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Herbert J. Lemmer, Vice President of AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     GIVEN under my hand and seal of office this 29th day of April, 1996.

                                                                  Page 151




                                    /s/ Henry Reinhold
                                    Notary Public, State of New York

          American Stock Transfer & Trust Company, As Warrant Agent
                         40 Wall Street, 46th Floor
                          New York, New York  10005

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


No. W________                                    _____________ Warrants


                          VOID AFTER JULY 31, 1998
                  (unless extended by TGC Industries, Inc.)

                            TGC INDUSTRIES, INC.

                             Warrant Certificate

          THIS CERTIFIES THAT for value received
_________________________________________________________________, or
registered assigns, is the owner of the number of Warrants ("Warrants") of TGC Industries, Inc. (the "Company") set forth above, each of which entitles the owner hereof to purchase, subject to the restrictions referenced herein, prior to the close of business on July 31, 1998, or such later date or dates as Company may determine (the "Expiration Date"), at the principal office of American Stock Transfer & Trust Company, or its successor as Warrant Agent, in New York City, New York, one (1) share of Common Stock of TGC Industries, Inc. (the "Shares"), at the purchase price, subject to the Warrant Agreement (defined below), of $1.50 per whole share if exercised before 5:00 p.m. (New York time), on January 31, 1997 (approximately eighteen months from the date hereof) or of $2.00 per whole share if exercised before 5:00 p.m. (New York time), on the Expiration Date

                                                                  Page 152
upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of Shares which may be purchased upon exercise thereof) set forth above is the number as of the date of this Certificate, based on the shares of Common Stock of the Company as constituted at such date.

          No Warrant is exercisable by a holder unless, at the time of an exercise by such holder: (1) there is either (a) a registration statement or prospectus covering the Shares that is effective under the securities Act of 1933, as amended, and the securities laws of the state of the address of record of such holder, or (b) an exemption from registration is available for the Warrant exercise and the issuance of the Shares in the opinion of counsel to Company; and (2) such exercise and issuance would otherwise be in compliance with applicable law in the opinion of counsel to
Company.                                _______________

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER.

          This Certificate is subject to all of the terms, provisions, and conditions of an agreement dated as of July 28, 1995 ("Warrant Agreement") between Company and Warrant Agent, which Warrant Agreement is incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is made for a full description of the rights, limitations of rights, obligations, duties, and immunities of Warrant Agent, Company, and the holders of the Warrants. Copies of the Warrant Agreement are on file at the principal office of the Warrant Agent in New York City, New York.

          As provided in the Warrant Agreement, the Purchase Price and the number of Shares which may be purchased upon the exercise of the Warrants evidenced by this Certificate are subject to modification and adjustment.

                                                                  Page 153

          This Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Warrant Agent in New York City, New York, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of Shares as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered. If only a part of the Warrants evidenced by this Certificate are exercised, the holder hereof shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

          No holder of the Warrants evidenced by this Certificate shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of Company which may at any time be issuable on the exercise of these Warrants for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of these Warrants, as such, any of the rights of a shareholder of Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrants evidenced by this Warrant Certificate have been exercised and the Units purchasable upon the exercise thereof has become deliverable as provided in the Warrant Agreement.

          To the extent that any Warrant Certificates remain outstanding at 5:01 P.M. on the Expiration Date, such outstanding Warrant Certificates shall be automatically deemed exercised on behalf of each record holder of Warrant Certificates into shares of the Company's Common Stock at the rate ("Conversion Rate") of one-tenth (1/10) of a share of Common Stock for each Warrant Certificate or Certificates representing, immediately before the Expiration Date, the right to purchase one share of Common Stock.

          Upon the exercise of the Warrant, in lieu of the issuance of any

                                                                  Page 154

fractional Shares, the Company shall pay cash to the registered holder of the Warrant based on the difference between the market price of the Shares, which price shall be computed as the per Share closing price (if such Shares are listed on an exchange) or the average between the per Share bid and asked prices as of the close of business on the exercise date as reported by the National Association of Securities Dealers Automated Quotation System and the Purchase Price on the exercise date times the fractional Share which is represented by the Warrants on the exercise date. However, if no market price exists, then the amount of cash to be paid to the registered holder of the Warrant in lieu of any fractional Shares shall be the product of the difference between the per share Tangible Net Book Value (defined hereafter) of the shares of the Company's Common Stock outstanding on the last business day prior to the exercise date and the Purchase Price on the exercise date times the fractional security which otherwise would have been issuable in the absence of this provision. For purposes of payment of cash in lieu of the issuance of fractional securities, the term "Tangible Net Book Value" means the consolidated total shareholders' equity, determined in accordance with generally accepted accounting principles ("GAAP"), less the aggregate net amount of the following items to the extent, if any, that they were included in consolidated assets or deducted from consolidated liabilities in computing shareholders' equity:

            (i) all franchises, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense, unamortized debt discount and expense, and all other assets which under GAAP are deemed intangible; and,

           (ii)     any write-up of assets after December 31, 1994.

          The holder hereof, by accepting same, consents and agrees with Company, Warrant Agent, and with every other holder of a Warrant
Certificate that:

          (A)  The Warrants evidenced by this Certificate are

                                                                  Page 155
               transferable only on the registry books of Warrant
               Agent upon surrender of this Certificate at the principal office of Warrant Agent, and only as provided in Section "4" of the Warrant Agreement;

          (B) Company and Warrant Agent may deem and treat the person in whose name this Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Certificate made by anyone other than Company or Warrant Agent) for all purposes whatsoever, and neither Company nor Warrant Agent shall be affected by any notice to the contrary;

          (C) Company and Warrant Agent may modify the terms of the Warrant Agreement from time to time as provided in Section "21" of the Warrant Agreement; and

          (D) The terms contained in this Certificate are subject in all respects to the terms of the Warrant
               Agreement itself.

          This Certificate shall not be valid or obligatory for any purpose until it has been countersigned by Warrant Agent.

          WITNESS the facsimile signatures of the proper officers of Company and its corporate seal. Dated as of July 28, 1995.

                               TGC INDUSTRIES, INC.


                               By: ________________________________
                                         Allen T. McInnes,
                                         Chairman of the Board
ATTEST:


                                                                  Page 156
By: ___________________________________
      William J. Barrett, Secretary




COUNTERSIGNED:

     AMERICAN STOCK TRANSFER & TRUST COMPANY



     By: ________________________________
          Michael Karfunkel, President
               WARRANT AGENT


                [Form of Reverse Side of Warrant Certificate]


                             FORM OF ASSIGNMENT

              (To be executed by the registered holder if such
             holder desires to transfer the Warrant Certificate)


          FOR VALUE RECEIVED _____________________________________ hereby sells, assigns, and transfers unto ______________________

                (Please print name and address of transferee)


__________________________________________________________________
this Warrant Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of

                                                                  Page 157
substitution.


Dated: ________________________ , 19____.




                                         _________________________
                                               Signature



                                         _________________________
                                         Signature Guaranteed



NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever. Signature(s) must be guaranteed by a commercial bank
or
          trust company or a member firm of a major stock exchange.


                        FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires
                    to exercise the Warrant Certificate)
                          To: TGC INDUSTRIES, INC.


          The undersigned hereby irrevocably elects to exercise
________________ Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the

                                                                  Page 158
name of:

__________________________________________________________________
         (Please insert social security or other identifying number)


__________________________________________________________________
                       (Please print name and address)

          If such number of Warrants does not constitute all of the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

__________________________________________________________________
         (Please insert social security or other identifying number)

__________________________________________________________________

Dated: ____________________, 19_________



                                         _________________________
                                               Signature


                                         _________________________
                                         Signature Guaranteed

NOTICE: The signature on this Form of Election to Purchase must correspond with the name(s) as written upon the face of the Certificate without alteration or enlargement or any change whatever. Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.


                                                                  Page 159

                                  EXHIBIT 5

                      OPINION OF LAW, SNAKARD & GAMBILL
                         a Professional Corporation


                               (817) 878-6307

                             September 18, 1996


TGC Industries, Inc.
1304 Summit Avenue, Ste. 2
Plano, TX 75074

Gentlemen:

     We have acted as counsel to TGC Industries, Inc., a Texas corporation (the "Company"), in connection with the proposed offering for sale by certain selling security holders of 737,174 Warrants, issued pursuant to that certain Warrant Agreement dated July 28, 1995, as amended ("Warrants"), 1,150,350 shares of Series C 8% Convertible Exchangeable Preferred Stock ("Preferred Stock"), and 900,506 shares of Common Stock (the "Selling Security Holder Common Stock"). We have also acted as counsel to the Company in connection with the offering by the Company of 887,174 shares of Common
Stock upon the exercise of all outstanding warrants of the Company and 7,669,000 shares of Common Stock upon the conversion of all of the outstanding Preferred Stock (the "Company Common Stock"). The Warrants, Preferred Stock, Selling Security Holder Common Stock and Company Common
Stock are being registered under the Company's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on September 18, 1996.

     In our capacity as counsel to the Company, we have examined and relied upon the Company's Articles of Incorporation and Bylaws, as amended, and the records of corporate proceedings with respect to the approval of the proposed registration, and have made such other investigations as we have deemed necessary and prudent for the purposes of the opinions expressed herein.

     Based on the foregoing, we are of the opinion that (1) the Warrants, the Preferred Stock and the Selling Security Holder Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and
(2) the Company Common Stock has been duly authorized and, when issued upon exercise of outstanding warrants of the Company in accordance with their terms, including the payment to the Company of the consideration for such shares, and when issued upon conversion of the Preferred Stock in accordance with its terms, will be validly issued, fully paid and non-assessable.
                                                              Page 160

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid Registration Statement and to the use of our name in the prospectus constituting a part thereof.

                               Respectfully submitted,




                               By:  \s\ LAW, SNAKARD & GAMBILL, P.C.
                                    LAW, SNAKARD & GAMBILL, P.C.



                                 EXHIBIT 11

                     STATEMENT REGARDING COMPUTATION OF
                             PER SHARE EARNINGS

                     Calculation of Net (Loss) Per Share


The calculation of per share earnings can be determined from information contained in the consolidated financial statements, and as such, additional disclosure is not required.




                                EXHIBIT 23.1

                      CONSENT OF GRANT THORNTON L.L.P.

               Consent of Independent Certified Public Accounts

                                                                  Page 161


We have issued our report dated February 7, 1996, accompanying the consolidated financial statements of TGC Industries, Inc. and Subsidiary contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.




GRANT THORNTON LLP

Dallas, Texas
September 18, 1996



                                EXHIBIT 23.2

                      CONSENT OF LAW, SNAKARD & GAMBILL
                         a Professional Corporation
                          (contained in Exhibit 5)



                                 EXHIBIT 24

                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors of TGC Industries, Inc. (the "Company") hereby constitutes and appoints Robert J. Campbell his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form SB-2 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and

                                                                  Page 162
Exchange Commission for the purpose of registering, under the Securities Act of 1933, Warrants and shares of the Company's Series C 8% Convertible Exchangeable Preferred Stock ("Preferred Stock") and Common Stock to be offered by certain selling security holders, and the shares of the Company's Common Stock issuable upon the exercise of the Warrants and the conversion of the Preferred Stock granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 15th day of August, 1996.

     Signature                                     Title

     ROBERT J. CAMPBELL                  Vice-Chairman of the Board
     Robert J. Campbell                  and Chief Executive Officer
                                         (Principal Executive Officer)

     ALLEN T. McINNES                    Chairman of the Board
     Allen T. McInnes

     WAYNE A. WHITENER                   President and Director
     Wayne A. Whitener

     KENNETH W. USELTON
     Kenneth W. Uselton                  Treasurer (Principal Financial
                                         and Accounting Officer)

     WILLIAM J. BARRETT                  Secretary and Director
     William J. Barrett

     HERBERT M. GARDNER                  Director
     Herbert M. Gardner
                                                           Page 163